Exhibit 10.2

Dated 8 May 2025

____________________________

Royal Caribbean Cruises Ltd.    (1) (the Borrower)

KfW IPEX-Bank GmbH    (2) (the Facility Agent)
KfW IPEX-Bank GmbH    (3) (the Mandated Lead Arranger)
The banks and financial institutions listed in Schedule 1    (4)
(the Lenders)

_________________________

___ Amendment No. 7 in connection with the Credit Agreement in respect of "ICON 3" – Hull 1402

Contents

Clause    Page
1Interpretation and definitions    2
2Amendment of the Existing Credit Agreement    3
3Conditions of effectiveness of Amended Credit Agreement    3
4Representations and Warranties    5
5Incorporation of Terms    5
6Fees, Costs and Expenses    5
7Counterparts    6
8Governing Law    6
Schedule 1 Finance Parties    7
Schedule 2 Form of Amendment Effective Date confirmation – Hull 1402    8
Schedule 3 Amended and Restated Credit Agreement    9
Exhibit A Commitments of the Initial FEC Lender    10
Exhibit B Exhibit K - Floating Rate Provisions    11
Exhibit C Exhibit A-2 – Form of Loan Request    12

THIS AMENDMENT NO. 7 (this Amendment) is dated 8 May 2025 and made BETWEEN:

(1)Royal Caribbean Cruises Ltd. (a corporation organised and existing under the laws of the Republic of Liberia) (the Borrower);

(2)KfW IPEX-Bank GmbH as facility agent (the Facility Agent);

(3)KfW IPEX-Bank GmbH as initial mandated lead arranger and sole bookrunner (the Mandated Lead Arranger); and

(4)The banks and financial institutions listed in Schedule 1 as lenders and residual risk guarantors (the Lenders).

WHEREAS:

(A)The Borrower, the Facility Agent, the Mandated Lead Arranger and the Lenders are parties to a credit agreement, dated 18 December 2019, as amended by an amendment letter dated 11 May 2020, as further amended by a financial covenant waiver extension consent letter dated 31 July 2020, as further amended and restated on 15 February 2021, as further amended and restated by an amendment and restatement agreement dated 18 March 2021, as further amended by an amendment agreement dated 22 December 2021, as further amended by an amendment agreement dated 21 July 2022, as further amended by an amendment agreement dated 11 August 2023, as further amended by an amendment letter dated 3 November 2023, as further amended by an amendment agreement dated 11 June 2024 and as further amended by an amendment letter dated 22 July 2024 (together, the Existing Credit Agreement), in respect of the vessel bearing Builder’s ICON 3 hull number 1402 (the Vessel) whereby it was agreed that the Lenders would make available to the Borrower, upon the terms and conditions therein, a US dollar loan facility (the Facility) calculated on the amount equal to the sum of (i) up to eighty per cent (80%) of the Contract Price (as defined in the Existing Credit Agreement) of the Vessel but which Contract Price will not exceed EUR1,715,000,000 (ii) 100% of the Finnvera Premium and, if applicable, the Finnvera Balancing Premium (as defined in the Existing Credit Agreement) and (iii) 100% of the Hermes Fee (as defined in the Existing Credit Agreement).

(B)Pursuant to addendum no. 7 to the Construction Contract, the Borrower and the Builder agreed to a Contract Price increase of EUR356,000,000 in aggregate which, together with additional change orders and non yard costs, has resulted in an overall Contract Price increase of EUR418,000,000 (the Contract Price Increase) and a revised Expected Delivery Date of 11 June 2026.

(C)Pursuant to a mandate letter dated 7 May 2025 attaching a term sheet, the Parties have agreed that the Existing Credit Agreement shall be amended in order to, amongst other things, increase the amount of the Contract Price and consequently the FEC Tranche B Loan by (i) up to EUR334,400,000 being eighty per cent (80%) of the Contract Price Increase plus (ii) 100% of the Finnvera Premium with respect thereto up to an Applicable Finnvera Rate for the Finnvera Premium on the FEC Tranche B Loan of 2.83% plus (iii) 100% of the difference between (a) an Applicable Finnvera Rate for the Finnvera Premium on each of the FEC Tranche A Loan and the balance of the FEC Tranche B Loan of 2.52% and (b) an Applicable Finnvera Rate for the Finnvera Premium on each of the FEC Tranche A Loan and the balance of the FEC Tranche B Loan of 2.83%, reduce the Hermes Commitment Amount to zero and increase the FEC Tranche B Commitment Amount by an amount equal to (x) EUR160,000,000 plus (y) 100% of the Finnvera Premium with respect thereto

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up to an Applicable Finnvera Rate for the Finnvera Premium on the FEC Tranche B Loan of 2.83%. It is further anticipated that the Borrower will make payments to the Builder to prepay part of the change orders and part of the final instalment of the Contract Price and the Parties have further agreed that such prepaid amounts of the change orders and the final instalment of the Contract Price that exceed the 20% of the amounts of the change orders and the final instalment of the Contract Price payable from equity will be reimbursed directly to the Borrower from the Commitments.

(D)In connection with (i) the cessation of the six month LIBO Rate on or around 30 June 2023, (ii) the agreement between the parties to the Existing Credit Agreement (a) to amend the export credit agency reporting requirements and (b) to amend certain financial covenants, (iii) the arrangements referred to in Recitals (B) and (C) above, (iv) the agreed termination of each of the Finnvera Balancing Commitment and the Finnvera Balancing Loan and (v) the release of all the Guarantees, the Parties wish to amend and restate the Existing Credit Agreement to the extent set out in this Amendment.

NOW IT IS AGREED as follows:

1Interpretation and definitions

1.1Definitions in the Existing Credit Agreement

(a)Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions defined in the Existing Credit Agreement shall have the same meanings when used in this Amendment, including its recitals.

(b)The principles of construction set out in the Existing Credit Agreement shall have effect as if set out in this Amendment.

1.2Definitions

In this Amendment:

Amended Credit Agreement means the Existing Credit Agreement as amended and restated in accordance with this Amendment.

Amendment Effective Date has the meaning set forth in clause 3.1.

Fee Letter means any letter or any amendment letter between the Facility Agent, the Mandated Lead Arranger and the Borrower setting out the fees payable in connection with or pursuant to this Amendment.

Finance Parties means the Facility Agent, the Mandated Lead Arranger and the Lenders.

June 2024 Amendment means the amendment agreement forming part of the Existing Credit Agreement dated 11 June 2024.

Loan Documents has the meaning given to such term in the form of the Amended Credit Agreement set out in Schedule 3.

Party means each of the parties to this Amendment.

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1.3Third party rights

Other than Finnvera in respect of the rights of Finnvera under the Loan Documents, unless expressly provided to the contrary in a Loan Document, no term of this Amendment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.

1.4Designation

Each of the Parties designates this Amendment as a Loan Document.

2Amendment of the Existing Credit Agreement

In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the satisfaction of the conditions precedent set forth in clause 3:

(a)the Existing Credit Agreement (but without all its Exhibits which, unless otherwise replaced pursuant to paragraphs (b), (c) and (d) below, shall remain in the same form and continue to form part of the Existing Credit Agreement) is hereby amended on the Amendment Effective Date so as to read in accordance with the form of the amended and restated credit agreement set out in Schedule 3, which will, together with the Exhibits to the Existing Credit Agreement (whether replaced pursuant to paragraphs (b) to (d) below or not), continue to be binding upon each of the Parties hereto in accordance with its terms as so amended and restated;

(b)Exhibit A hereto shall replace the Commitments of the Initial FEC Lender set out in Exhibit A- 1 of the Existing Credit Agreement;

(c)Exhibit B hereto shall be attached to the Amended Credit Agreement as new Exhibit K of the Existing Credit Agreement; and

(d)Exhibit C hereto shall replace the Form of Loan Request set out in Exhibit A-2 of the Existing Credit Agreement.

3Conditions of effectiveness of Amended Credit Agreement

3.1The Amended Credit Agreement shall become effective in accordance with the terms of this Amendment on the date (the Amendment Effective Date) upon which each of the following conditions has been satisfied to the reasonable satisfaction of the Facility Agent:

(a)the Facility Agent shall have received from the Borrower:

(i)a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment, and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower cancelling or amending such prior certificate; and

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(ii)a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower;

(b)the Facility Agent shall have received a duly executed copy of each Fee Letter;

(c)the Facility Agent shall have received evidence that all invoiced expenses of the Facility Agent, Finnvera and FEC (including the agreed fees and expenses of counsel to the Facility Agent, Finnvera and FEC) required to be paid by the Borrower pursuant to clause 6 below, and all other documented fees and expenses that the Borrower has otherwise agreed in writing to pay to the Facility Agent and that are due, have been paid or will be paid promptly upon being demanded;

(d)the Facility Agent shall have received opinions, addressed to the Facility Agent (and capable of being relied upon by each Lender) from:

(i)Watson Farley & Williams LLP, counsel to the Borrower, as to matters of Liberian law (and being issued in substantially the same form as the corresponding Liberian legal opinion issued in respect of the June 2024 Amendment Agreement);

(ii)Stephenson Harwood LLP, counsel to the Facility Agent as to matters of English law (and being issued in substantially the same form as the corresponding English legal opinion issued in respect of the June 2024 Amendment Agreement); and

(iii)Asianajotoimisto DLA Piper Finland Oy, special counsel as to matters of Finnish law,

or, where applicable, a written approval in principle (which can be given by email) by either of the above counsel of the arrangements contemplated by this Amendment and a confirmation that a formal opinion will follow promptly after the Amendment Effective Date;

(e)the Facility Agent shall have received a final approval from Finnvera in respect of the increase of the FEC Tranche B Loan pursuant to this Amendment (such approval being without prejudice to the position agreed in respect of documentation risk under the Finnvera Guarantee and the FEC Supplemental Assignment Agreement) in a form and substance satisfactory to the Lenders;

(f)the representations and warranties set out in clause 4 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect (which shall be accurate in all respects)) as of the Amendment Effective Date;

(g)no Event of Default or Prepayment Event shall have occurred and be continuing or would result from the amendment of the Existing Credit Agreement pursuant to this Amendment;

(h)the Borrower shall, as required pursuant to clause 5, have provided a letter to the Facility Agent which confirms that RCL Cruises Ltd. has accepted its appointment as process agent in respect of this Amendment;

(i)the Facility Agent shall have received a copy of any addendum to the Construction Contract evidencing the Contract Price Increase;

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(j)the Facility Agent shall have received an executed copy of the amendment and restatement agreement relevant to this Amendment to each of (i) the Finnvera Guarantee, entered into between Finnvera, the Guarantee Holder and FEC and (ii) the FEC Supplemental Assignment Agreement, entered into between (among others) the Transferring Lenders and FEC;

(k)the Facility Agent shall have received an executed copy of a consent and confirmation letter in respect of the Residual Risk Guarantee, entered into between the Residual Risk Guarantor and Finnvera; and

(l)the Facility Agent shall have received an executed copy of the relevant FEC Transfer Certificate.

3.2The Facility Agent shall notify the Lenders and the Borrower of the Amendment Effective Date by way of a confirmation in the form set out in Schedule 2 and such confirmation shall be conclusive and binding.

4Representations and Warranties

Each of the representations and warranties in Article VI of the Amended Credit Agreement (excluding Section 6.10 of the Amended Credit Agreement) are deemed to be made by the Borrower on the date of this Amendment and on the Amendment Effective Date, in each case as if reference to the Loan Documents in each such representation and warranty was a reference to this Amendment and the secretary's certificate referred to in clause 3.1(a)(i), and as if the Amended Credit Agreement was effective at the time of each such repetition.

5Incorporation of Terms

The provisions of Section 11.2 (Notices), Section 11.6 (Severability) and Subsections 11.18.2 (Jurisdiction), 11.18.3 (Alternative Jurisdiction) and 11.18.4 (Service of Process) of the Existing Credit Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if references in those sections to “this Agreement” were references to this Amendment and references to each Party are references to each Party to this Amendment.

6Fees, Costs and Expenses

6.1The Borrower shall pay to the Facility Agent (for its own account and for the account of the Lenders (as applicable)) the fees in the amounts and at the times agreed in the Fee Letters.

6.2The payment of the above fees shall be made free and clear of any deduction, restriction or withholding and in immediately available freely transferable cleared funds to such account(s) as the Facility Agent shall notify the Borrower of in advance or, where applicable, in the relevant Fee Letter.

6.3The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of:

(a)the Facility Agent, Finnvera and FEC in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the documents to be delivered hereunder or thereunder; and

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(b)FEC and Finnvera and any Lender in connection with the preparation, execution, delivery and administration, modification and amendment of any security or other documents executed or to be executed and delivered, in all other cases, as a consequence of the Parties entering into this Amendment and any other documents to be delivered under this Amendment,

(including the reasonable and documented fees and expenses of counsel for the Facility Agent, FEC and Finnvera with respect hereto and thereto as agreed with the Facility Agent, FEC and Finnvera) in accordance with the terms of Section 11.3 (Payment of Costs and Expenses) of the Existing Credit Agreement and as if references in that section to the Facility Agent are references to the Facility Agent, FEC and Finnvera.

7Counterparts

This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. The Parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

8Governing Law

This Amendment, and all non-contractual obligations arising in connection with it, shall be governed by and construed in accordance with English law.

The Parties have executed this Amendment the day and year first before written.

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Schedule 1
Finance Parties

Facility Agent

KfW IPEX-Bank GmbH
Mandated Lead Arranger
KfW IPEX-Bank GmbH
Lenders

Finnish Export Credit Ltd
KfW IPEX-Bank GmbH

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Schedule 2
Form of Amendment Effective Date confirmation – Hull 1402

To:    Royal Caribbean Cruises Ltd.

"ICON 3" (Hull 1402)

We, KfW IPEX-Bank GmbH, refer to amendment no. 7 dated [] 2025 (the Amendment) relating to a credit agreement dated as of 18 December 2019 (as previously amended, supplemented and/or restated from time to time) (the Credit Agreement) made between (among others) the above named Royal Caribbean Cruises Ltd. as the Borrower, the financial institutions listed in it as the Lenders and ourselves as the Facility Agent in respect of a loan to the Borrower from the Lenders of up to the US Dollar Maximum Loan Amount (as defined in the Credit Agreement).

We hereby confirm that all conditions precedent referred to in clause 3.1 of the Amendment have been satisfied. In accordance with clause 3 of the Amendment, the Amendment Effective Date is the date of this confirmation and the amendment and restatement of the Credit Agreement in accordance with the Amendment is now effective.
Dated:    2025
Signed: ________________
For and on behalf of
KfW IPEX-Bank GmbH
(as Facility Agent)

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Schedule 3
Amended and Restated Credit Agreement

9

_______________________________________
AMENDED AND RESTATED
_________________________________________

ICON 3 HULL NO. 1402 CREDIT AGREEMENT
__________________________________________

Dated December 18, 2019
as amended on May 11, 2020
as further amended on July 31, 2020
as further amended and restated pursuant to an agreement dated February 15, 2021 as further amended and restated pursuant to an agreement dated March 18, 2021 as further amended pursuant to an agreement dated December 22, 2021 as further amended pursuant to an agreement dated July 21, 2022 as further amended pursuant to an agreement dated August 11, 2023 as further amended pursuant to an agreement dated November 3, 2023 as further amended pursuant to an agreement dated June 11, 2024 as further amended pursuant to an agreement dated July 22, 2024 and as further amended and restated pursuant to an agreement dated 8 May 2025
BETWEEN

Royal Caribbean Cruises Ltd.
as Borrower

The Lenders and Residual Risk Guarantors from time to time party hereto
KfW IPEX-Bank GmbH
as Facility Agent and Documentation Agent

KfW IPEX-Bank GmbH
as Initial Mandated Lead Arranger
and Sole Bookrunner

TABLE OF CONTENTS
PAGE

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.1. Defined Terms    3
SECTION 1.2. Use of Defined Terms    29
SECTION 1.3. Cross-References    29
SECTION 1.4. Accounting and Financial Determinations    29
SECTION 1.5. [Intentionally omitted.]    30
SECTION 1.6. Contractual Recognition of Bail-In    30
SECTION 1.7. Construction of certain provisions relating to the Floating Rate Loan    32
ARTICLE II COMMITMENTS AND BORROWING PROCEDURES
SECTION 2.1. Commitment    32
SECTION 2.1.1. Commitment of FEC Lenders.    33
SECTION 2.1.2. [Intentionally omitted.]    33
SECTION 2.1.3. [Intentionally omitted.]    33
SECTION 2.1.4. Commitment Termination Date.    33
SECTION 2.1.5. Defaulting Lender.    33
SECTION 2.1.6. Reductions, increases and cancellations    33
SECTION 2.2. Voluntary Reduction of Commitments    33
SECTION 2.3. [Intentionally omitted.]    35
SECTION 2.4. [Intentionally omitted.]    35
SECTION 2.5. Borrowing Procedure    35
SECTION 2.6. Funding    37

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
SECTION 3.1. Repayments and prepayment consequent upon reduction in Contract Price    37
SECTION 3.2. Prepayment    38
SECTION 3.2.1. Voluntary Prepayment    38
SECTION 3.2.2. Illegality    39
SECTION 3.2.3. Prepayment requirements    40
SECTION 3.3. Interest Provisions    40
SECTION 3.3.1. Rates    40
SECTION 3.3.2. Conversion to Floating Rate    41
SECTION 3.3.3. FEC Conversion    41
SECTION 3.3.4. Post-Maturity Rates    43
SECTION 3.3.5. Payment Dates    43
SECTION 3.3.6. Interest Rate Determination    43
SECTION 3.4. Commitment Fees    43
SECTION 3.5. Fees    44
SECTION 3.5.1. Participation Fee    44
SECTION 3.5.2. Agency Fee    44
SECTION 3.5.3. Finnvera Premium    44
SECTION 3.5.4. Residual Risk Guarantee Fee    44
SECTION 3.5.5. Finnvera Handling Fee    44
SECTION 3.6. [Intentionally omitted]    44
SECTION 3.7. Other Fees    44
SECTION 3.8. [Intentionally omitted]    44
SECTION 3.9.[Intentionally omitted]    44

ARTICLE IV CERTAIN FLOATING RATE AND OTHER PROVISIONS SECTION 4.1. Floating Rate Lending Unlawful    44
SECTION 4.2. [Intentionally omitted]    45
SECTION 4.3. Increased Loan Costs, etc.    45
SECTION 4.4. Funding Losses Event and Defaulting Finance Party Break Costs    47
SECTION 4.4.1. Indemnity    47
SECTION 4.5. Increased Capital Costs    49
SECTION 4.6. Taxes    50
SECTION 4.7. Payments, Computations, etc.    52
SECTION 4.8. Replacement Lenders, etc.    53
SECTION 4.9. Sharing of Payments    53
SECTION 4.9.1. Payments to Lenders    53
SECTION 4.9.2. Redistribution of payments    54
SECTION 4.9.3. Recovering Lender's rights    54
SECTION 4.9.4. Reversal of redistribution    54
SECTION 4.9.5. Exceptions    54
SECTION4.10. Set-off    55
SECTION 4.11. Use of Proceeds    55
SECTION 4.12. FATCA Deduction    56
SECTION 4.13. FATCA Information    56
SECTION 4.14. Resignation of the Facility Agent    58
ARTICLE V CONDITIONS TO BORROWING
SECTION 5.1. Advance of the Loan    58
SECTION 5.1.1. Resolutions, etc.    58
SECTION 5.1.2. Opinions of Counsel    59

SECTION 5.1.3. Finnvera Guarantee    59
SECTION 5.1.4. Closing Fees, Expenses, etc    60
SECTION 5.1.5. Compliance with Warranties, No Default, etc.    60
SECTION 5.1.6. Loan Request    60
SECTION 5.1.7. Foreign Exchange Counterparty Confirmations    61
SECTION 5.1.8. Pledge Agreement    61
SECTION 5.1.9. FEC Financing Documents    61
ARTICLE VI REPRESENTATIONS AND WARRANTIES
SECTION 6.1. Organisation, etc    61
SECTION 6.2. Due Authorisation, Non-Contravention, etc.    62
SECTION 6.3. Government Approval, Regulation, etc.    62
SECTION 6.4. Compliance with Laws    62
SECTION 6.5. Validity, etc.    63
SECTION 6.6. No Default, Event of Default or Prepayment Event    63
SECTION 6.7. Litigation    63
SECTION 6.8. The Purchased Vessel    63
SECTION 6.9. Obligations rank pari passu    64
SECTION 6.10. Withholding, etc.    64
SECTION 6.11. No Filing, etc. Required    64
SECTION 6.12. No Immunity    64
SECTION 6.13. Investment Company Act    64
SECTION 6.14. Regulation U    64
SECTION 6.15. Accuracy of Information    64
ARTICLE VII COVENANTS
SECTION 7.1. Affirmative Covenants    65

SECTION 7.1.1. Financial Information, Reports, Notices, Poseidon Principles etc.    65
SECTION 7.1.2. Approvals and Other Consents    67
SECTION 7.1.3. Compliance with Laws, etc.    67
SECTION 7.1.4. The Purchased Vessel    68
SECTION 7.1.5. Insurance    68
SECTION 7.1.6. Books and Records    69
SECTION 7.1.7. Finnish Authority    69
SECTION 7.1.8. [Intentionally omitted]    69
SECTION 7.1.9. Equal treatment with Pari Passu Creditors.    69
SECTION 7.1.10. Performance of shipbuilding contract obligations.    70
SECTION 7.1.11. Notice of written amendments to Construction Contract    71
SECTION 7.1.12. Hedging Activities    71
SECTION 7.2. Negative Covenants    71
SECTION 7.2.1. Business Activities    71
SECTION 7.2.2. Subsidiary Indebtedness and Liens    71
SECTION 7.2.3. [Intentionally omitted]    72
SECTION 7.2.4. Financial Condition    72
SECTION 7.2.5. [Intentionally omitted]    73
SECTION 7.2.6. Consolidation, Merger, etc.    73
SECTION 7.2.7. Asset Dispositions, etc.    74
SECTION 7.2.8. Construction Contract    74
SECTION 7.3. [Intentionally omitted]    76
SECTION 7.4. Borrower's Procurement Undertaking    76
SECTION 7.5. Limitation in respect of Certain Representations, Warranties and Covenants    76

ARTICLE VIII EVENTS OF DEFAULT
SECTION 8.1. Listing of Events of Default    77
SECTION 8.1.1. Non-Payment of Obligations    77
SECTION 8.1.2. Breach of Warranty    77
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations    77
SECTION 8.1.4. Default on Other Indebtedness    77
SECTION 8.1.5. Bankruptcy, Insolvency, etc    78
SECTION 8.2. Action if Bankruptcy    79
SECTION 8.3. Action if Other Event of Default    79
ARTICLE IX PREPAYMENT EVENTS
SECTION 9.1. Listing of Prepayment Events    80
SECTION 9.1.1. Change of Control    80
SECTION 9.1.2. Unenforceability    80
SECTION 9.1.3. Approvals    80
SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations    80
SECTION 9.1.5. Judgments    80
SECTION 9.1.6. Condemnation, etc    81
SECTION 9.1.7. Arrest    81
SECTION 9.1.8. Sale/Disposal of the Purchased Vessel    81
SECTION 9.1.9. Termination of the Construction Contract    81
SECTION 9.1.10. FEC Reassignment and Termination, etc. of the Finnvera Guarantee    81
SECTION 9.1.11. Illegality    83
SECTION 9.1.12. [Intentionally omitted.]    83
SECTION 9.1.13. [Intentionally omitted.]    83
SECTION 9.2. Mandatory Prepayment    83

SECTION 9.3. Mitigation.    84
ARTICLE X THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS SECTION 10.1. Actions    84
SECTION 10.2. Indemnity    85
SECTION 10.3. Funding Reliance, etc.    86
SECTION 10.4. Exculpation    86
SECTION 10.5. Successor    87
SECTION 10.6. Loans by the Facility Agent    87
SECTION 10.7. Credit Decisions    88
SECTION 10.8. Copies, etc.    88
SECTION 10.9. The Facility Agent's Rights    88
SECTION 10.10. The Facility Agent's Duties    89
SECTION 10.11. Employment of Facility Agent    89
SECTION 10.12. Distribution of Payments    89
SECTION 10.13. Reimbursement    90
SECTION 10.14. Instructions    90
SECTION 10.15. Payments    90
SECTION 10.16. "Know your customer" Checks    91
SECTION 10.17. No Fiduciary Relationship    91
SECTION 10.18. Initial Mandated Lead Arranger    91
ARTICLE XI MISCELLANEOUS PROVISIONS
SECTION 11.1. Waivers, Amendments, etc    91
SECTION 11.2. Notices    93
SECTION 11.3. Payment of Costs and Expenses    94
SECTION 11.4. Indemnification    94

SECTION 11.5. Survival    96
SECTION 11.6. Severability; Independence of Obligations    96
SECTION 11.7. Headings    96
SECTION 11.8. Execution in Counterparts    97
SECTION 11.9. Third Party Rights    97
SECTION 11.10. Successors and Assigns    97
SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan    97
SECTION 11.11.1. Assignments and transfers    97
SECTION 11.11.2. Participations    101
SECTION 11.11.3. Register    102
SECTION 11.11.4. Accession of Residual Risk Guarantors    102
SECTION 11.12. Other Transactions    103
SECTION 11.13. [Intentionally omitted]    103
SECTION 11.13.1. [Intentionally omitted]    103
SECTION 11.13.2. [Intentionally omitted]    103
SECTION 11.13.3. [Intentionally omitted]    103
SECTION 11.14. Finnvera and FEC    103
SECTION 11.14.1. Finnvera Guarantee    103
SECTION 11.14.2. Facility Agent, Guarantee Holder and Finnvera dealings    104
SECTION 11.15. FEC Transfer Documents    105
SECTION 11.16. Application of proceeds under the Finnvera Guarantee    106
SECTION 11.17. Waiver of immunity    106
SECTION 11.18. Law and Jurisdiction    106
SECTION 11.18.1. Governing Law    106
SECTION 11.18.2. Jurisdiction    106

SECTION 11.18.3. Alternative Jurisdiction    107
SECTION 11.18.4. Service of Process    107
SECTION 11.19. Confidentiality    107
SECTION 11.20. Mitigation    108
SECTION 11.21. [Intentionally omitted]    109
SECTION 11.22. Entire Agreement    109

EXHIBIT A-1 Commitments of the Initial FEC Lender

EXHIBIT A-2 Form of Loan Request

EXHIBIT A-3 [Intentionally omitted]

EXHIBIT B-1 Form of Opinion of Liberian Counsel to Borrower

EXHIBIT B-2 Form of Opinion of English Counsel to Facility Agent

EXHIBIT B-3 Form of Opinion of US Tax Counsel to Facility Agent and Lenders

EXHIBIT B-4 Form of Opinion of Finnish Counsel to Facility Agent for Lenders

EXHIBIT C    Form of Lender Assignment Agreement

EXHIBIT D    Finnvera Premium Pricing Grid for Loan

EXHIBIT E    Form of Pledge Agreement

EXHIBIT F-1    Form of FEC Transfer Certificate

EXHIBIT F-2    Form of Transfer Certificate

EXHIBIT G-1 Form of FEC Supplemental Assignment Agreement

EXHIBIT G-2 Form of Finnvera Guarantee Assignment Agreement

EXHIBIT H-1 Form of Finnvera Guarantee

EXHIBIT H-2 [Intentionally omitted]

EXHIBIT I    [Intentionally omitted]

EXHIBIT J    [Intentionally omitted]

EXHIBIT K    Floating Rate Provisions

AMENDED AND RESTATED CREDIT AGREEMENT
ICON 3 HULL NO. 1402 CREDIT AGREEMENT, dated December 18, 2019 (the "Effective Date"), as amended on May 11, 2020, as further amended on July 31, 2020, as further amended and restated pursuant to an agreement dated February 15, 2021, as further amended and restated pursuant to an agreement dated March 18, 2021, as further amended pursuant to an amendment agreement dated December 22, 2021, as further amended pursuant to an amendment agreement dated July 21, 2022, as further amended pursuant to an amendment agreement dated August 11, 2023, as further amended on November 3, 2023, as further amended pursuant to an amendment agreement dated June 11, 2024, as further amended on July 22, 2024 and as further amended and restated pursuant to an amendment agreement dated 8 May 2025 among:
(1)Royal Caribbean Cruises Ltd., a Liberian corporation (the "Borrower");
(2)KfW IPEX-Bank GmbH, in its capacity as facility agent and documentation agent (in such capacities, the "Facility Agent");
(3)KfW IPEX-Bank GmbH as initial mandated lead arranger (in that capacity the "Initial Mandated Lead Arranger") and as sole bookrunner (in that capacity the "Bookrunner");
(4)KfW IPEX-Bank GmbH ("KfW IPEX") as initial FEC lender (in that capacity the "Initial FEC Lender" and together with each other Person that shall become a "Lender" in accordance with Section 11.11.1 hereof, each, individually, a "Lender" and, collectively, the "Lenders"); and
(5)KfW IPEX as initial residual risk guarantor (in that capacity the "Initial Residual Risk Guarantor").
W I T N E S S E T H
WHEREAS:
(A)The Borrower and Meyer Turku Oy, Finland (the "Builder") have on 28 June 2019 entered into a Contract for the Construction and Sale of ICON 3 Hull No. 1402 (as amended from time to time, the "Construction Contract") pursuant to which the Builder has agreed to design, construct, equip, complete, sell and deliver the passenger cruise vessel bearing builder's ICON 3 hull number 1402 (the "Purchased Vessel") and in order to assist the Builder in fulfilling its obligations towards the Borrower under the Construction Contract, Meyer Werft GmbH & Co. KG, Papenburg, Germany and/or Neptun Werft GmbH & Co. KG, Rostock, Germany have or will deliver some components for the Purchased Vessel;
(B)The Lenders have agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility calculated on the amount (the "US Dollar Maximum Loan Amount") equal to:

(a)the US Dollar Equivalent of eighty per cent (80%) of the Contract Price (as defined below) of the Purchased Vessel, as adjusted from time to time in accordance with the Construction Contract to reflect, among other adjustments, Change Orders (as defined below) agreed pursuant to Article V of the Construction Contract (but which Contract Price shall not exceed for this purpose EUR2,133,000,000), plus
(b)the US Dollar equivalent of 100% of the Finnvera Premium, subject to a capped Applicable Finnvera Rate of 2.83% for the Finnvera Premium on the Loan;
(C)The parties hereto have previously amended this Agreement pursuant to that certain amendment letter, dated May 11, 2020 (the "Amendment Letter One");
(D)The parties hereto have previously amended this Agreement pursuant to that certain amendment letter, dated July 31, 2020 (the "Amendment Letter Two");
(E)The parties hereto have previously amended this Agreement pursuant to an amendment agreement, dated February 15, 2021 (the "Amendment Number One");
(F)The parties hereto have previously amended and restated this Agreement pursuant to an amendment agreement, dated March 18, 2021 (the "Amendment Number Two");
(G)The parties hereto have previously amended this Agreement pursuant to an amendment agreement, dated December 22, 2021 (the "Amendment Number Three");
(H)The parties hereto have previously amended this Agreement pursuant to an amendment agreement, dated July 21, 2022 (the "Amendment Number Four");
(I)The parties hereto have previously amended this Agreement pursuant to an amendment agreement, dated August 11, 2023 (the "Amendment Number Five");
(J)The parties hereto have previously amended this Agreement pursuant to an amendment letter, dated November 3, 2023 (the "Amendment Letter Three");
(K)The parties hereto have previously amended this Agreement pursuant to an amendment agreement, dated June 11, 2024, effective from June 14, 2024 (the "Amendment Number Six");
(L)The parties hereto have previously amended this Agreement pursuant to an amendment letter, dated July 22, 2024 (the "Amendment Letter Four"); and

(M)Pursuant to an amendment and restatement agreement, dated 8 May 2025 (the "Amendment Number Seven" and, together with Amendment Number One, Amendment Number Two, Amendment Number Three, Amendment Number Four, Amendment Number Five and Amendment Number Six and Amendment Letter One, Amendment Letter Two, Amendment Letter Three and Amendment Letter Four, the "Amendment Documents"), and upon satisfaction of the conditions set forth therein, this Agreement is being amended and restated in the form of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.1. Defined Terms
The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalised, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
"2.875% Converted Debt" means the aggregate amount of debt securities issued by the Borrower pursuant to the 2.875% Convertible Notes Indenture which are, in accordance with the provisions of the said 2.875% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 2.875% Maturity Date.
"2.875% Convertible Notes Indenture" means that certain Indenture, dated as of October 16, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $575,000,000 2.875% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.
"2.875% Maturity Date" has the meaning given to the term Maturity Date in the 2.875% Convertible Notes Indentures (and being, as at July 21, 2022, November 15, 2023).
"4.25% Converted Debt" means the aggregate amount of debt securities issued by the Borrower pursuant to the 4.25% Convertible Notes Indenture which are, in accordance with the provisions of the said 4.25% Convertible Notes Indenture, converted, or remain to be converted, into equity securities of the Borrower on the 4.25% Maturity Date.
"4.25% Convertible Notes Indenture" means that certain Indenture, dated as of June 9, 2020, (as amended, supplemented, extended and/or otherwise modified from time to time) in respect of the $1,150,000,000 4.250% convertible senior notes due 2023, by and among the Borrower as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.
"4.25% Maturity Date" has the meaning given to the term Maturity Date in the 4.25% Convertible Notes Indenture (and being, as at July 21, 2022, June 15, 2023).
"Accumulated Other Comprehensive Income (Loss)" means at any date the Borrower's accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.
"Actual Delivery Date" means the date on which the Purchased Vessel is delivered by the Builder to, and accepted by, the Borrower under the Construction Contract.

"Additional FEC Transfer Documents" means in relation to any Assignee Lender or Transferee Lender (other than FEC) any documents required by FEC or Finnvera (in form and substance satisfactory to FEC and Finnvera) to evidence that any such Assignee Lender or Transferee Lender has acceded to the FEC Supplemental Assignment Agreement and/or has become bound by its terms as though it were a party thereto in place of the transferor Lender assigning or transferring its share of the Loan or Commitment (as the case may be).
"Affected Commitments" is defined in Section 3.2.2(a).
"Affected Lender" is defined in Section 9.2.

"Affected Loan" is defined in Section 3.2.2(a).
"Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.
"Agreement" means, on any date, this credit agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.
"Amendment Documents" is defined in the preamble.
"Annex VI" means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
"Applicable Finnvera Rate" means the percentage specified in the Pricing Grid opposite the Senior Debt Rating as of the Premium Measurement Date.
"Applicable Jurisdiction" means the jurisdiction or jurisdictions under which the Borrower is organised, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.
"Application" means the application by the Builder for the FEC Financing and the FEC Financing Offer.
"Assignee Lender" is defined in Section 11.11.1(A).

"Authorised Officer" means any of the officers of the Borrower authorised to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.
"Borrower" is defined in the preamble.
"Break Costs" means the amount (if any) as determined in accordance with Section 4.4.1 which (i) the Borrower may be required to pay to the Lenders and/or a Fixed Rate Provider under this Agreement following a Funding Losses Event, (ii) a Defaulting Finance Party is required to pay to FEC pursuant to Section 3.3.3(f) or (iii) a Transferring Lender is required to pay to FEC pursuant to Section 9.1.10(A)(c).
"Builder" is defined in the preamble.
"Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorised or required to be closed in New York City, London, Madrid, Helsinki, or Frankfurt am Main and in relation to:
(a)an advance of all or part of the Loan, an Interest Period, prepayment or conversion, in each case with respect to the Loan bearing interest by reference to the Floating Rate or, as applicable, the FEC Tranche A Floating Rate;
(b)any date for payment or purchase of an amount relating to the Compounded Reference Rate (if applicable); or
(c)the determination of the first day or the last day of an Interest Period for the Compounded Reference Rate (if applicable) or otherwise in relation to the determination of the length of such Interest Period, a day which is a US Government Securities Business Day.
"Capital Lease Obligations" means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalised leases.
"Capitalisation" means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders' Equity on such date.
"Capitalised Lease Liabilities" means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalised leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalised amount thereof, determined in accordance with GAAP.
"Cash Equivalents" means all amounts other than cash that are included in the "cash and cash equivalents" shown on the Borrower's balance sheet prepared in accordance with GAAP.

"Change in Law" means (a) the adoption after the date of this Agreement of any law, rule or regulation or (b) any change after the date of this Agreement in any law, rule or regulation or in the interpretation or application thereof by any governmental authority.
"Change of Control" means an event or series of events by which (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the United States Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

"Change Order" has the meaning ascribed to it in Article V of the Construction Contract.
"Code" means the United States Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
"Commitment" means, with respect to each Lender, such Lender's aggregate FEC Tranche A Commitment and FEC Tranche B Commitment and means, relative to any Lender, such Lender's obligation to make that Commitment available pursuant to Section 2.1.
"Commitment Fees" shall have the meaning ascribed to it in the relevant Fee Letters.
"Commitment Termination Date" means 8 February 2027.

"Compounded Reference Rate" has the meaning given to it in, and is determined in accordance with, Exhibit K.
"Compounded Reference Rate Supplement" has the meaning given to it in Exhibit K.
"Compounding Methodology Supplement" has the meaning given to it in Exhibit K.
"Construction Contract" is defined in the preamble.

"Contract Price" is as defined in the Construction Contract and includes a lump sum amount in respect of the NYC Allowance.
"Contractual Delivery Date" means, at any time, the date which at such time is the date specified for delivery of the Purchased Vessel under the Construction Contract, as such date may be modified from time to time pursuant to the terms of the Construction Contract.
"Covered Taxes" is defined in Section 4.6.
"Credit Adjustment Spread" has the meaning given to it in Exhibit K.
"Credit Support Documents" means the FEC Transfer Documents, the Finnvera Guarantee and each Residual Risk Guarantee.
"Cumulative Compounded RFR Rate" has the meaning given to it in, and is determined in accordance with, Exhibit K.
"Daily Non-Cumulative Compounded RFR Rate" has the meaning given to it in, and is determined in accordance with, Exhibit K.
"Debt Incurrence" means any incurrence of indebtedness for borrowed money by any Group Member, whether pursuant to a public offering or a Rule 144A or other private placement of debt securities (and including any secured debt securities (but excluding any unsecured debt securities) which are convertible into equity securities of the Borrower) or an incurrence of loans under any loan or credit facility, or any issuance of bonds, other than:
(a)any indebtedness incurred by a Group Member between April 1, 2020 and December 31, 2022 (or such later date as may, with the prior consent of Hermes and Finnvera, be agreed between the Borrower and the Lenders) for the purpose of providing crisis and/or recovery-related funding;
(b)    indebtedness incurred by a Group Member pursuant to an intra-Group loan from another Group Member, provided that no Group Member shall be permitted to incur any such Indebtedness at any time where an Event of Default or a Prepayment Event has occurred and is continuing;
(c)indebtedness incurred to refinance a maturity payment under any existing loan or credit facility (including any crisis and/or recovery-related indebtedness incurred by a Group Member between April 1, 2020 and December 31, 2022) or issued bonds of a Group Member, provided that:
(i)in the case of any such refinancing, the amount of such indebtedness being used in connection with that refinancing does not increase the aggregate principal amount of such indebtedness or the commitments outstanding at the time of that refinancing and is otherwise incurred on a basis permitted pursuant to this Agreement (including, without limitation, in relation to the provision of any Liens or guarantees that may be provided to support the relevant refinancing arrangement); and

(ii)in the case of the refinancing of crisis and/or recovery-related indebtedness of the type referred to above, that refinancing shall either (A) reduce the interest burden of the Borrower (and for such purposes the interest rate of any floating rate debt shall be determined based on reference rates then in effect at the time of the new debt incurrence) or (B) replace the existing secured and/or guaranteed indebtedness with unsecured and unguaranteed debt;
(d)indebtedness provided by banks or other financial institutions under the Borrower's senior unsecured revolving credit facilities in an aggregate amount not greater than the commitments thereunder as in effect on February 19, 2021 plus the amount of any existing uncommitted incremental facilities (for example, any unused accordion) on such facilities;
(e)any of the following types of indebtedness in each case incurred in the ordinary course of business of any Group Member:
(i)the issuances of commercial paper;
(ii)Capitalized Lease Liabilities;
(iii)purchase money indebtedness;
(iv)indebtedness under overdraft facilities; and
(v)financial obligations in connection with repurchase agreements and/or securities lending arrangements; and
(f)vessel financings (including the financing of pre-delivery contract installments, change orders, owner furnished equipment costs or other such similar arrangements) in respect of vessels for which shipbuilding contracts have been executed on or prior to April 1, 2020 (provided, however, that a refinancing of a vessel financing shall not be included in this carve-out (f).
There shall be a presumption that any indebtedness incurred by the Borrower between April 1, 2020 and December 31, 2022 shall be for the purpose of providing crisis and/or recovery-related funding unless the intended use of proceeds from such indebtedness are specifically identified to be used for an alternative purpose. In the event there is any question as to whether funding qualifies as "crisis and/or recovery-related", Hermes, Finnvera, the Facility Agent and the Borrower shall negotiate a resolution in good faith for a maximum period of fifteen (15) Business Days.
"Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
"Defaulting Finance Party" means the Facility Agent or any Transferring Lender who is liable to pay Break Costs pursuant to Section 3.3.3 (e) or Section 9.1.10(A)(c) as the case may be.
"Disbursement Date" means the date on which the Loan is advanced. When such an expression is prefaced by the word "expected", it shall denote the date on which the Borrower then reasonably expects the Loan to be disbursed based upon the then-scheduled Contractual Delivery Date of the Purchased Vessel.
"Disruption Event" means either or both of:
a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Loan Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties; or
b)the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party preventing that, or any other, party:
(i)from performing its payment obligations under the Loan Documents; or
(ii)from communicating with other parties or in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.
"Dollar", "USD" and the sign "$" mean lawful money of the United States.
"Dollar Pledged Account" means the Dollar account referred to in the Pledge Agreement.
"EBITDA" means, for any Last Reported Fiscal Quarter, the Borrower's consolidated operating income for such period plus any depreciation and amortization expenses that were deducted in calculating consolidated operating income for such period and minus consolidated interest expense of the Borrower for such period (net of any capitalized interest and interest income), in each case as determined in accordance with GAAP.
"ECA Financed Vessel" means any Vessel subject to any ECA Financing.
"ECA Financing" means any financing arrangement pursuant to which one or more ECA Guarantor provides guarantees or other credit support (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder, and, for the avoidance of doubt, committed but undrawn export credit agency facilities), entered into by the Borrower or a Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Equity Interests of entities owning, or to own, Vessels.
"ECA Guarantor" means BpiFrance Assurance Export, Finnvera plc or Euler Hermes Aktiengesellschaft (or, in each case, any successor thereof).
"Effective Date" is defined in the preamble.

"Environmental Laws" means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.
"Equity Interests" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding any debt securities convertible into such Equity Interests.
"EUR" and the sign "€" mean the currency of participating member states of the European Monetary Union pursuant to Council Regulation (EC) 974/98 of 3 May 1998, as amended from time to time.
"EUR Pledged Account" means the EUR account referred to in the Pledge Agreement. "Event of Default" is defined in Section 8.1.
"Existing Lender" has the meaning given to it in a Transfer Certificate.
"Expected Delivery Date" means the latest date on which the Purchased Vessel is expected to be delivered to the Borrower pursuant to the Construction Contract being 11 June 2026, as such date may be adjusted pursuant to the terms and conditions of the Construction Contract.
"Facility" means the term loan facility made available under this Agreement.
"Facility Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Facility Agent, and as shall have accepted such appointment, pursuant to Section 10.5.
"FATCA" means Sections 1471 through 1474 of the Code, as in effect at the date hereof (or any amended or successor version that is substantively comparable), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such published intergovernmental agreements.
"FATCA Deduction" means a deduction or withholding from a payment under a Loan Document required by FATCA.
"FATCA Exempt Party" means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.
"FEC" means Finnish Export Credit Ltd. (Business Identity Code: 1642253-1) whose postal address is Porkkalankatu 1, PO Box 1010, FI - 00101 Helsinki, Finland.

"FEC CIRR Rate" means 3.29% per annum, being the Commercial Interest Reference Rate determined in accordance with the OECD Arrangement for Officially Supported Export Credits applicable to the FEC Tranche A Loan pursuant to the FEC Financing Offer.
"FEC Commitment Amount" means the sum of the FEC Tranche A Commitment Amount and the FEC Tranche B Commitment Amount.
"FEC Conversion" means the election by FEC pursuant to Section 3.3.3 that the FEC Tranche A Loan shall not bear interest at the FEC CIRR Rate but at the FEC Tranche A Floating Rate.
"FEC Conversion Floating Rate Certificate" is defined in Section 3.3.3(c).
"FEC Conversion Notice" is defined in Section 3.3.3(b).

"FEC Financing" means the funding provided by FEC as Lender under this Agreement following the execution of an FEC Transfer Certificate by the Initial FEC Lender.
"FEC Financing Offer" means the offer by FEC to the Borrower in relation to the Loan and the FEC CIRR Rate dated 23 October 2019 as renewed from time to time.
"FEC Lender" means the Initial FEC Lender until the effective date of its FEC Transfer Certificate and, with effect from the effective date of such FEC Transfer Certificate, FEC or any Lender who becomes a Lender in relation to the Loan.
"FEC Prepayment Event" has the meaning given to such term in Section 9.1.10(A)(b).
"FEC Reassignment" has the meaning given to such term in Section 9.1.10(A)(a).

"FEC Supplemental Assignment Agreement" means the supplemental assignment agreement entered into between FEC, the Initial FEC Lender and the Facility Agent in relation to the FEC Financing in the form set out in Exhibit G-1 as such agreement may from time to time be acceded to by a Transferee Lender (other than the Initial FEC Lender) and/or amended and restated for the purpose of allowing such Transferee Lender to become a party to it.
"FEC Tranche A Commitment" means:
(a)for the Initial FEC Lender, the amount set opposite its name in Exhibit A-1 under the heading "FEC Tranche A Commitments"; and
(b)for any other Lender, the amount of any Commitment in relation to the FEC Tranche A Commitment Amount transferred to it under a Transfer Certificate or under Section 11.11.1 of this Agreement, in each case as such amount may be reduced, transferred or cancelled in accordance with the terms of this Agreement.

"FEC Tranche A Commitment Amount" means, as of any date, an amount equal to the aggregate of the FEC Tranche A Commitments of all the Lenders on such date. As of the Effective Date, the FEC Tranche A Commitment Amount is equal to the US Dollar equivalent of EUR823,200,000.
"FEC Tranche A Loan" means that part of the Loan made or to be made (as the context may require) by the FEC Lenders to the Borrower that is referred to in Section 2.1.1(i).
"FEC Tranche A Floating Rate" means a rate per annum equal to the sum of the Reference Rate (or, if applicable at the relevant time of determination, the Compounded Reference Rate) plus the FEC Tranche A Floating Rate Margin and, without double counting (having regard to the definition of Compounded Reference Rate) the applicable Credit Adjustment Spread.
"FEC Tranche A Floating Rate Margin" means the rate per cent per annum to be agreed between the Borrower and FEC in accordance with Section 3.3.3(b) or as set out in the FEC Conversion Floating Rate Certificate issued pursuant to Section 3.3.3(c).
"FEC Tranche B Commitment" means:
(a)for the Initial FEC Lender, the amount set opposite its name in Exhibit A-1 under the heading "FEC Tranche B Commitments" and the sub-headings "Original Commitment", "Seventh Amendment Upsize Commitment" and "Former Hermes Commitment"; and
(b)for any other Lender, the amount of any Commitment in relation to the FEC Tranche B Commitment Amount transferred to it under a Transfer Certificate or under Section 11.11.1 of this Agreement, in each case as such amount may be reduced, transferred or cancelled in accordance with the terms of this Agreement.
"FEC Tranche B Commitment Amount" means, as of any date, an amount equal to the aggregate of the FEC Tranche B Commitment of all the Lenders as of such date which amount shall not exceed an aggregate amount equal to the US Dollar equivalent of EUR932,897,562. As of the Amendment Effective Date (as defined in Amendment Number Seven), the FEC Tranche B Commitment Amount is equal to (a) the US Dollar equivalent of EUR883,200,000 plus (b) the US Dollar equivalent of EUR49,697,562 being the aggregate amount of the Finnvera Premium payable with respect to the Loan calculated using a capped Applicable Finnvera Rate of 2.83% for the Finnvera Premium on the amount of the Loan.
"FEC Tranche B Floating Rate Margin" means the aggregate of: (a) in the case of the FEC Tranche B Loan other than the Seventh Amendment Upsize Commitment and the Former Hermes Commitment, 0.85% per annum and (b) in the case of the Seventh Amendment Upsize Commitment and the Former Hermes Commitment, 0.90% per annum (in each case payable to FEC).
"FEC Tranche B Loan" means that part of the Loan made or to be made (as the context may require) by the FEC Lenders to the Borrower referred to in Section 2.1.1(ii).

"FEC Tranche Commitment" means, with respect to each Lender, the sum of such Lender's FEC Tranche A Commitment and FEC Tranche B Commitment.
"FEC Transfer Certificate" means a Transfer Certificate, to be executed by the Initial FEC Lender in favour of FEC and pursuant to which all of the FEC Tranche Commitments and other rights and obligations of the Initial FEC Lender under the Loan Documents shall be transferred to FEC, substantially in the form set out in Exhibit F-1.
"FEC Transfer Documents" means the FEC Transfer Certificate, the FEC Supplemental Assignment Agreement and the Finnvera Guarantee Assignment Agreement.
"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
"Fee Letter" means any letter entered into by reference to this Agreement between the Borrower, on the one hand and any or all of the Facility Agent, the Initial Mandated Lead Arranger, the Lenders, the Residual Risk Guarantors and/or FEC setting out the amount of certain fees referred to in, or payable in connection with, this Agreement.

"Final Maturity" means the date occurring twelve (12) years after the Disbursement Date.
"Finance Parties" means the Lenders, the Initial Mandated Lead Arranger, the Bookrunner,
the Facility Agent and the Guarantee Holder.
"Finnish Authority" means each of FEC and Finnvera.
"Finnish Ministry" means the Ministry of Economic Affairs and Employment of the State of Finland.
"Finnvera" means Finnvera plc, a company owned by the State of Finland having its principal office at Porkkalankatu 1, PO Box 1010, FI-00101 Helsinki, Finland.
"Finnvera General Terms" means the terms and conditions of Finnvera dated 1 March 2004 applicable to the Finnvera Guarantee.
"Finnvera Guarantee" means the guarantee in relation to 100% of the Loan issued or to be issued by Finnvera in favour of the Guarantee Holder in the form set out in Exhibit H as amended or replaced from time to time to refer to each Transferring Lender in addition to the "Original Lender" (as defined therein).
"Finnvera Guarantee Assignment Agreement" means the assignment agreement to be entered into by FEC as assignee and the Guarantee Holder as assignor and pursuant to which the

Guarantee Holder will assign to FEC all rights to and benefits of any payments of indemnity to be made by Finnvera under the Finnvera Guarantee in the form set out in Exhibit G-2.
"Finnvera Premium" means the premium payable to Finnvera under and in respect of the Finnvera Guarantee calculated as provided in Section 3.5.3.
"Finnvera Premium Refund Formula" means an amount determined in accordance with the following formula:
0.8*d*b*c where:
b = the remaining average maturity of the Loan at the time of the prepayment
c = the principal amount of the prepayment
d = the up-front flat guarantee premium converted into a per annum based premium.
Clarification of the formula:

(a)'0.8' in the formula above refers to the fact that 20% of the flat guarantee premium will be retained and will not be refundable; and
(b)'d' in the formula above is derived as follows: the guarantee premium/6.25=d, where the guarantee premium is the up-front flat guarantee premium and 6.25 is the average maturity of a loan with a 12 year OECD repayment profile.
"Fiscal Quarter" means any quarter of a Fiscal Year.
"Fiscal Year" means any annual fiscal reporting period of the Borrower.
"Fitch" means Fitch Ratings, Inc..

"Fixed Charge Coverage Ratio" means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of the sum of:
a)net cash from operating activities (determined in accordance with GAAP) for such period; to
b)the sum of:
i)dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); and
ii)scheduled payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalised Lease Liabilities), in each case, of the Borrower and its Subsidiaries for such period.

"Fixed Rate Provider" means FEC in relation to the FEC Tranche A Loan unless the FEC Tranche A Floating Rate applies following an FEC Conversion.
"Floating Rate" means (a) in respect of the FEC Tranche B Loan, a rate per annum equal to the sum of the Reference Rate (or, if applicable at the relevant time of determination, the Compounded Reference Rate) plus the applicable FEC Tranche B Floating Rate Margin and, without double counting (having regard to the definition of Compounded Reference Rate), the applicable Credit Adjustment Spread and (b) the Floating Rate applicable to the Loan following an FEC Reassignment under Section 9.1.10(A)(c) where the applicable Floating Rate shall be that determined in accordance with paragraphs (f) to (h) inclusive of Section 9.1.10(A).
"Floating Rate Loan" means the FEC Tranche B Loan bearing interest at the applicable Floating Rate and, in the case of the FEC Tranche A Loan, bearing interest at the FEC Tranche A Floating Rate.
"Former Hermes Commitment" means, in respect of each relevant Initial FEC Lender, the amount set opposite its name in Exhibit A-1 under the heading "Former Hermes Commitment".
"F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.
"Funding Losses Event" is defined in Section 4.4.1.
"GAAP" is defined in Section 1.4.

"Government-related Obligations" means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue its or their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.
"Group" means the Borrower and its Subsidiaries from time to time.
"Group Member" means any entity that is a member of the Group.

"Group Member Guarantee" means any guarantee or other similar or analogous credit support arrangement granted by a Group Member (other than the Borrower) in support of the Indebtedness of another Group Member or any other Person.
"Guarantee Holder" means KfW IPEX (for the benefit of the Initial FEC Lender or FEC from time to time) being the person in whose favour the Finnvera Guarantee shall be issued for the benefit of the Initial FEC Lender and, following the execution of an FEC Transfer Certificate, FEC.
"Hedging Instruments" means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge one or more interest, foreign currency or commodity exposures.

"herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.
"Illegality Notice" is defined in Section 3.2.2(a).
"incur" means to create, incur, assume, guarantee or otherwise become directly or indirectly liable and "incurred" or "incurrence" shall have a correlative meaning.
"Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered and (ii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation); (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.
"Indemnified Liabilities" is defined in Section 11.4.
"Indemnified Parties" is defined in Section 11.4.

"Inherited Indebtedness" means any Indebtedness of any corporation that becomes a Subsidiary of the Borrower so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Indebtedness is in existence at the time such corporation becomes a Subsidiary of the Borrower and was not incurred by the Borrower or any of its Subsidiaries in anticipation thereof.
"Inherited Lien" means any Lien in respect of any Inherited Indebtedness on any asset of any corporation that becomes a Subsidiary of the Borrower so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof.
"Initial FEC Lender" means the Initial FEC Lender listed in Exhibit A-1.
"Initial Residual Risk Guarantor" is defined in the preamble.

"Interest Period" means the period from and including the Disbursement Date up to but excluding the first Repayment Date, and subsequently each succeeding period from the last day of the prior Interest Period up to but excluding the next Repayment Date, except that:
(a)any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next Business Day to occur, except if such Business Day does not fall in the same calendar month, the Interest Period will end on the last Business Day in that calendar month, the interest amount due in respect of the Interest Period in question and in respect of the next following Interest Period being adjusted accordingly; and
(b)if any Interest Period is altered by the application of a) above, the subsequent Interest Period shall end on the day on which it would have ended if the preceding Interest Period had not been so altered.
"Interest Subsidy Amount Repayable" means the amount of any interest subsidy paid in connection with the FEC Tranche A Loan under the Facility, to the extent such amount exceeds the respective amount of any interest compensation paid under the respective interest swaps made by FEC to obtain the FEC CIRR Rate for the FEC Tranche A Loan under the Facility, as well as annual interest on all amounts of such interest subsidy paid from the date of payment until the date of such repayment, at the interest rate referred to in paragraph 1 of Section 4 of the Finnish Interest Rate Act (633/1982), as amended.
"Investment Grade" means, at any time, when the Borrower maintains a senior debt rating of (i) Baa3 or better, with respect to Moody's, (ii) BBB- or better, with respect to S&P or (iii) BBB- or better, with respect to Fitch.
"Issuing Office" means, relative to a Residual Risk Guarantor, the office of such Residual Risk Guarantor designated as such below its signature hereto or such other office of a Residual Risk Guarantor as designated from time to time by notice from such Residual Risk Guarantor to the Borrower and the Facility Agent which shall be issuing the Residual Risk Guarantee of such Residual Risk Guarantor.
"KfW IPEX" means KfW IPEX-Bank GmbH.
"Last Reported Fiscal Quarter(s)" means the most recently completed Fiscal Quarter(s) for which the Borrower has filed financial statements with the SEC as part of an annual report on 10- K or a quarterly report on 10-Q.
"Lender" and "Lenders" are defined in the preamble and include each Transferring Lender at any time while FEC is a Lender.
"Lender Assignment Agreement" means any Lender Assignment Agreement substantially in the form of Exhibit C.
"Lending Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Facility Agent, whether or not outside the United States, which shall be making or maintaining the Loan of such Lender hereunder.
"Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.
"Loan" means, as the context requires:
(a)each of the FEC Tranche A Loan and the FEC Tranche B Loan; or
(b)the principal sum in Dollars advanced by the Lenders to the Borrower upon the terms and conditions of this Agreement; or
(c)the amount thereof for the time being advanced and outstanding under this Agreement.
"Loan Documents" means this Agreement, the Amendment Documents, the Pledge Agreement, the Fee Letters, the Loan Request, any Compounding Reference Rate Supplement, any Compounding Methodology Supplement and any other document jointly designated as a "Loan Document" by the Facility Agent and the Borrower.
"Loan Request" means a loan request and certificate duly executed by an Authorised Officer of the Borrower, substantially in the form of Exhibit A-2 hereto.
"Majority Lenders" means:
(a)at any time while FEC is not a Lender:
(i)if the Loan is not then outstanding, a Lender or Lenders whose Commitments then aggregate more than 66 2/3% of the total Commitments (or, if the Commitments have been reduced to zero, aggregate more than 66 2/3% of the total Commitments immediately prior to the reduction); or
(ii)at any other time, a Lender or Lenders whose participations in the Loan then outstanding aggregate more than 66 2/3% of the Loan then outstanding; or
(b)at any time while FEC is a Lender:
(i)FEC; and
(ii)either:
(A)if the Loan is not then outstanding, a Transferring Lender or Transferring Lenders (excluding FEC) whose Commitments then aggregate more than 66 2/3% of the total Commitments (excluding for this purpose any Commitment held by FEC) (or, if such total Commitments have been reduced to zero, aggregate more than 66 2/3% of such Commitments immediately prior to the reduction); or
(B)at any other time, a Transferring Lender or Transferring Lenders (excluding FEC) whose participations in the Loan then outstanding aggregate more than 66 2/3% of the Loan then outstanding (excluding for this purpose such portion of the Loan owed to FEC).
"Majority Residual Risk Guarantors" means a Residual Risk Guarantor or Residual Risk Guarantors whose Residual Risk Guarantee Proportion(s) is or are in aggregate equal to or more than 66⅔% of the total Residual Risk Guarantee Proportions (or, if the total Residual Risk Guarantee Proportions have been reduced to zero, were in aggregate equal to or more than 66⅔% of the total Residual Risk Guarantee Proportions immediately prior to the reduction).
"Material Adverse Effect" means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents to which it is a party.
"Material Litigation" is defined in Section 6.7.
"Mitigation Period" is defined in Section 11.20(a). "Moody's" means Moody's Investors Service, Inc.

"Net Debt" means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all Capitalised Lease Obligations) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication):
(a)all cash on hand of the Borrower and its Subsidiaries; plus
(b)all Cash Equivalents.
"Net Debt to Capitalisation Ratio" means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalisation on such date.
"New Financings" means proceeds from:
(a)borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities, and
(b)the issuance and sale of equity securities.
"New Lender" has the meaning given in Section 11.11.
"Non-Borrower Related Change in Law" means a Change in Law other than a Change in Law that (a) specifically relates to the Borrower or (b) relates to companies that are organized under the law of the jurisdiction of organisation or place of residence of the Borrower (but not to borrowers generally).
"Non-Principal Subsidiary" means a Subsidiary other than a Principal Subsidiary.
"NYC Allowance" has the meaning assigned thereto in Article II.1 of the Construction Contract and, when such expression is prefaced by the word "incurred", shall mean such amount of the NYC Allowance, not exceeding EUR437,000,000 including the value of any Change Orders, as shall at the relevant time have been paid, or become payable, to the Builder by the Borrower under the Construction Contract as part of the Contract Price.
"NYC Applicable Rate" means the USD-to-EUR rate referred to in paragraph (b) of the definition of "US Dollar Equivalent".
"Obligations" means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement and the other Loan Documents.
"Option Period" is defined in Section 3.2.2(c).
"Organic Document" means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.
"Pari Passu Creditor" means with respect to any Group Member, any creditor under or in respect of any Indebtedness incurred by such Group Member (including in respect of any ECA Financing) which is not, as at December 31, 2020, secured by a Lien over a Vessel or which, at any time (whether pursuant to the operation of Section 7.1.9(d) or otherwise), shares in the same security and/or guarantee package as the Lenders.
"Participant" is defined in Section 11.11.2.
"Percentage" means, relative to any Lender, the percentage set forth in Exhibit A-1 or as set out in an FEC Transfer Certificate, a Transfer Certificate or in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section
4.8 or pursuant to a Transfer Certificate or Lender Assignment Agreement(s) executed by such Lender and its Transferee Lender(s) or Assignee Lender(s) and delivered pursuant to Section 11.11.1.
"Permitted Liens" means:
(a)Liens securing Government-related Obligations;
(b)Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;
(c)Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;

(d)Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;
(e)Liens for current crew's wages and salvage;
(f)Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;
(g)Liens on Vessels that:
(i)secure obligations covered (or reasonably expected to be covered) by insurance;
(ii)were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or
(iii)were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;
provided that, in each case described in this clause (g), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;
(h)normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights in favour of banks or other depository institutions
(i)Liens in respect of rights of set-off, recoupment and holdback in favour of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;
(j)Liens on cash or Cash Equivalents or marketable securities securing:
(i)obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; or
(ii)letters of credit that support such obligations;
(k)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;
(l)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(m)licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and
(n)Inherited Liens.
"Permitted Non-Principal Subsidiary Indebtedness" means:
(a)Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
(b)obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes;
(c)other Indebtedness other than Indebtedness for borrowed money (it being agreed for this purpose that any Group Member Guarantee granted in connection with Indebtedness for borrowed money shall be considered to be Indebtedness for borrowed money); and
(d)Inherited Indebtedness.
"Permitted Principal Subsidiary Indebtedness" means:
(a)Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
(b)obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and
(c)Inherited Indebtedness.
"Person" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
"Pledge Agreement" means the pledge agreement in respect of the Pledged Accounts substantially in the form set out in Exhibit E as amended to take into account only the changes necessary to reflect the applicable governing law (as determined by the location of the Pledged Accounts) and any other specific and reasonable requirements of the account bank with whom the Pledged Accounts are held and approved by the Facility Agent (acting on the instructions of the Majority Lenders).
"Pledged Accounts" means the EUR Pledged Account and the Dollar Pledged Account and "Pledged Account" means either of them.

"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.
"Premium Measurement Date" means the date falling thirty (30) days prior to the expected Disbursement Date.
"Prepayment Event" is defined in Section 9.1.
"Pricing Grid" means the pricing grid for calculation of the Finnvera Premium set forth in Exhibit D.

"Principal Subsidiary" means any Subsidiary of the Borrower that owns a Vessel.
"Purchase Price" means, with respect to any Vessel, the book value of such Vessel at the time initially acquired by a Principal Subsidiary.
"Purchased Vessel" is defined in the preamble.
"Recovered Amount" is defined in Section 4.9.1.
"Recovering Lender" is defined Section 4.9.1.
"Redistributed Amount" is defined Section 4.9.4.
"Reduction Notice" is defined in Section 2.2(a).

"Reference Rate" has the meaning given to it in Exhibit K. "Register" is defined in Section 11.11.3.
"Reinvestment Rate" means a rate equal to the estimated yield in dollars on debt certificates issued by the Republic of Finland for the period referred to in Section 4.4.1(A)c as determined by FEC.
"Repayment Date" means each of the dates for payment of the repayment instalments of the Loan pursuant to Section 3.1.
"Residual Risk Guarantee" means each agreement entitled "On-demand Guarantee" entered into (including by means of being a replacement for an existing "On-demand Guarantee" or by way of transfer or accession or otherwise) by a Residual Risk Guarantor in favour of Finnvera in form and substance satisfactory to Finnvera as a condition to the effectiveness of the Finnvera Guarantee.
"Residual Risk Guarantee Fee" means the residual risk guarantee fee as set out in the relevant Fee Letter.

"Residual Risk Guarantee Proportion" means, in relation to a Residual Risk Guarantor, the proportion (expressed as a percentage) borne by that Residual Risk Guarantor's commitment under its Residual Risk Guarantee (expressed as a percentage) to the aggregate of the commitments of the Residual Risk Guarantors' commitment under the Residual Risk Guarantees (expressed as a percentage).
"Residual Risk Guarantor" means the Initial Residual Risk Guarantor and each Lender that becomes a party to this Agreement pursuant to Section 11.11.1 (excluding FEC) and which has entered into or acceded to (as the case may be) a Residual Risk Guarantee.
"Restricted Credit Enhancement" means any Group Member Guarantee, Lien or other security or other similar or analogous credit support arrangement granted by a Group Member in respect of any Indebtedness of a Group Member.
"Revolver Credit Facilities" means the credit agreement dated as of October 4, 2023, among the Borrower, as borrower, the various financial institutions as are or shall become parties thereto as lenders and JPMorgan Chase Bank, N.A. as administrative agent for the lenders thereunder, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), or such other credit agreement which may subsequently replace all or part of the funds available on a revolving basis under the Credit Agreement.
"S&P" means Standard & Poor's Financial Services LLC, a wholly-owned subsidiary of The McGraw Hill Financial Inc.
"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or any person owned or controlled by any such Person or Persons, or (b) any Person operating or organised in a Sanctioned Country.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty's Treasury of the United Kingdom.
"SEC" means the United States Securities and Exchange Commission and any successor thereto.
"Senior Debt Rating" means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the Obligations as given by Moody's and S&P or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody's and/or S&P, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from either agency). For purposes of the foregoing, (i) if only one of S&P and Moody's shall have in effect a Senior Debt Rating, the Finnvera Premium shall be determined by reference to the available rating; (ii) if neither S&P nor Moody's shall have in effect a Senior Debt Rating, the Finnvera Premium will be set in accordance with Level 4 of the Pricing Grid, unless (A) the Borrower has obtained from at least one of such agencies a private implied rating for its senior debt as of the Premium Measurement Date or (B) having failed to obtain such private rating as of the Premium Measurement Date, the Borrower and Finnvera shall have agreed within 10-days of the Premium Measurement Date on an alternative rating method, which agreed alternative shall apply for the purposes of this Agreement;
(iii) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Premium Rate shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; and (iv) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Senior Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.
"Seventh Amendment Upsize Commitment" means, in respect of each relevant Initial FEC Lender, the amount set opposite its name in Exhibit A-1 under the heading "Seventh Amendment Upsize Commitment".
"Sharing Lenders" is defined in Section 4.9.2.
"Sharing Payment" is defined in Section 4.9.1.

"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.
"Stockholders' Equity" means, as at any date, the Borrower's stockholders' equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP and which shall, for the purposes of determining the level of Stockholders' Equity for the purposes of assessing compliance with the financial covenant contained in Section 7.2.4.:
1)for the Fiscal Quarter ended March 31, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), also include the 4.25% Converted Debt in the amount of $1,150,000,000 as reduced by (i) the value of the 4.25% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 4.25% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 4.25% Converted Debt obligation;
2)for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), also include the 2.875% Converted Debt in the amount of $575,000,000 as reduced by (i) the value of the 2.875% Converted Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with section 14.02 of the 2.875% Convertible Notes Indenture and (ii) the value of any new equity the Borrower issues in order to settle in equity that 2.875% Converted Debt obligation; and
3)for all periods starting after September 30, 2022, the outstanding amount of the 4.25% Converted Debt and 2.875% Converted Debt (as applicable) will be accounted for as equity (and, in the case of the 4.25% Converted Debt for the Fiscal Quarter ended March 31, 2023

(or, if later, the last full Fiscal Quarter to end prior to the 4.25% Maturity Date), in accordance with calculations set out in paragraph 1) above and, in the case of the 2.875% Converted Debt for the Fiscal Quarter ended September 30, 2023 (or, if later, the last full Fiscal Quarter to end prior to the 2.875% Maturity Date), in accordance with calculations set out in paragraph 2)) and accordingly shall be added to Stockholders' Equity; provided that, on and after (x) the 4.25% Maturity Date, only such part of the 4.25% Converted Debt as has actually been converted into equity securities and (y) the 2.875% Maturity Date, only such part of the 2.875% Converted Debt as has actually been converted into equity securities, shall, in each case, be added to Stockholders' Equity, provided that:
a)any non-cash charge to Stockholders' Equity resulting (directly or indirectly) from a change after the Effective Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders' Equity;
b)any non-cash write-off to Stockholders' Equity with respect to the Fiscal Year ended December 31, 2020 shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders' Equity;
c)any non-cash write-off to Stockholders' Equity with respect to the Fiscal Year ended December 31, 2021 or December 31, 2022 (excluding any such write-offs to goodwill with respect to either such Fiscal Year) shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such write-off shall be added back to Stockholders' Equity; provided that the aggregate amount of such write- offs added back to Stockholders' Equity pursuant to this paragraph c) shall not exceed the greater of (i) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended Fiscal Quarter and (ii)
$3,000,000,000;
d)any non-cash write-off to such part of the Borrower's goodwill as existed on the Borrower's balance sheet as of December 31, 2020 (namely
$809,480,000) in respect of the Fiscal Years ended December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders' Equity;
e)the impact, as determined in accordance with GAAP, on the computation of Stockholders’ Equity of one-time expenses (including, without limitation, prepayment penalties) related to the refinancing of secured or guaranteed Debt Incurrence in respect of the Fiscal Quarters commencing on and from March 31, 2020 shall be disregarded in the computation of Stockholders’

Equity such that the amount of any reduction thereof resulting from such expenses shall be added back to Stockholders’ Equity; and
f)"net loss attributable to Royal Caribbean Cruises Ltd." (but excluding any net loss associated with an impairment or write-off added back pursuant to paragraph b), paragraph c) or paragraph d) or paragraph e) above), determined in accordance with GAAP as shown in the Borrower's consolidated statement of comprehensive (loss) income, attributable to the Fiscal Years ending December 31, 2021 and December 31, 2022 shall be added back to Stockholders' Equity; provided that the aggregate amount added back to Stockholders' Equity pursuant to paragraph c) above and this paragraph f) shall not exceed $4,500,000,000, and provided further that unless the Borrower and the Facility Agent have agreed otherwise in writing the aggregate amount of the add backs made pursuant to paragraphs
b) to f) above shall automatically be (i) reduced successively by 5 per cent of such aggregate amount in the last Fiscal Quarter of each of the Fiscal Years commencing January 1, 2025, January 1, 2026 and January 1, 2027, (ii) further reduced by 10 percent of such aggregate amount in the last Fiscal Quarter of the Fiscal Year commencing January 1, 2028, and (iii) further reduced successively by 25 per cent of such aggregate amount in the last Fiscal Quarter of each of the Fiscal Years commencing January 1, 2029, January 1 2030 and January 1, 2031 so as to reduce to zero any such add backs by, and in the assessment of, the Fiscal Year ended December 31, 2031.
For the avoidance of doubt:
(A)no item added back to Stockholders' Equity pursuant to paragraphs b) to
f) above shall be added back pursuant to any other clause, section or paragraph of this Agreement; and
(B)for the purposes of this Agreement, and notwithstanding any amendment, supplement or other modification to the 4.25% Convertible Notes Indenture or the 2.875% Convertible Notes Indenture the maximum amount of 4.25% Converted Debt and 2.875% Converted Debt shall, subject to the reductions referred to in paragraphs 1) and 2) above, at no time exceed $1,150,000,000 and $575,000,000 (respectively).
"Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.
"Transfer Certificate" means a certificate substantially in the form of Exhibit F-2 or any other form agreed between the Facility Agent and the Borrower.
"Transferee Lender" has the meaning given to it in Section 11.11.1 (A).

"Transferring Lender" means the Initial FEC Lender, and each other Person who becomes a Lender under this Agreement and accedes to or otherwise enters into the FEC Supplemental Assignment Agreement.
"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act 2001, as amended.
"US Dollar Equivalent" means:
(a)for all EUR amounts payable in respect of the Contract Price (excluding the portion thereof comprising the NYC Allowance), the total of such EUR amounts converted to a corresponding Dollar amount as determined using the weighted average rate of exchange that the Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of EUR with Dollars for the payment of the instalments of the Contract Price (including the final instalment payable on the Actual Delivery Date) and including in such weighted average the spot rates for any EUR amounts due that have not been hedged by the Borrower (the "Weighted Average Rate"); and
(b)for all EUR amounts payable in respect of the NYC Allowance, the total of such EUR amounts converted to a corresponding Dollar amount as determined using the USD- to-EUR rate used by the Borrower to convert the relevant USD amount of the amount of the NYC Allowance into EUR for the purpose of the Builder invoicing the same to the Borrower in EUR in accordance with the Construction Contract.
Such rate of exchange under (a) above (whether forward or spot) shall be evidenced by foreign exchange counterparty confirmations. The US Dollar Maximum Loan Amount under (a) above shall be calculated by the Borrower in consultation with the Facility Agent no less than eight Business Days prior to the proposed Disbursement Date.
Such rate of exchange under (b) above shall be evidenced by the production prior to the Disbursement Date of the invoice from the Borrower to the Builder in respect of the NYC Allowance, which invoice shall contain the USD/EUR exchange rate used for determining the EUR amount of the NYC Allowance.
"US Dollar Maximum Loan Amount" is defined in the preamble.
"US Government Securities Business Day" has the meaning given to it in Exhibit K.
"US Tax Obligor" means the Borrower, to the extent that it is resident for tax purposes in the U.S.
"United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.
"Vessel" means a passenger cruise vessel owned by a Group Member.

"Weighted Average Rate" has the meaning given to it in paragraph (a) of the definition of the term "US Dollar Equivalent".
SECTION 1.2. Use of Defined Terms
Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalised, have such meanings when used in the Loan Request and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.
SECTION 1.3. Cross-References
Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
SECTION 1.4. Accounting and Financial Determinations
Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards ("IFRS") accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the first set of financial statements provided to the Facility Agent hereunder, there is a change in the manner of determining any of the items referred to herein or therein that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the financial covenants contained in Section 7.2.4 in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Section 7.2.4 continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP as in effect on 31 December 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations for the purposes of this Agreement regardless of any change in GAAP on or following 31 December 2018 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capitalised leases provided that for clarification purposes, operating leases recorded as liabilities on the balance sheet due to a change in accounting treatment, or otherwise, shall for all purposes not be counted as Indebtedness, Capital Lease Obligations or Capitalised Lease Liabilities.
SECTION 1.5. [Intentionally omitted.]
SECTION 1.6. Contractual Recognition of Bail-In
Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties to this Agreement, each such party acknowledges and accepts that any liability of any party to this Agreement to any other party to this Agreement under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and
(b)a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
In this Section 1.6:
"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:

(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and
(c)in relation to the United Kingdom, the UK Bail-In Legislation.

"EEA Member Country" means any Member State of the European Union, Iceland, Liechtenstein and Norway.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
"Write-down and Conversion Powers" means:
(a)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:
(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that Bail-In Legislation; and
(c)in relation to the UK Bail-In Legislation, any powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the UK Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.7. Construction of certain provisions relating to the Floating Rate Loan
(a)A Lender's "cost of funds" in relation to its participation in the Floating Rate Loan (or any part of it) is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Floating Rate Loan or that part of it for a period equal in length to the Interest Period of the Floating Rate Loan or that part of it.
(b)A reference in this Agreement (including Exhibit K) to a page or screen of an information service displaying a rate shall include:
(i)any replacement page of that information service which displays that rate; and
(ii)the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.
(c)Any Compounded Reference Rate Supplement overrides anything in:
(i)Schedule 1 to Exhibit K; or
(ii)any earlier Compounded Reference Rate Supplement.
(d)A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(i)Schedule 2 or Schedule 3 (as applicable) to Exhibit K; and
(ii)any earlier Compounding Methodology Supplement.

ARTICLE II
COMMITMENTS AND BORROWING PROCEDURES
SECTION 2.1. Commitment
On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make its portion of the Loan pursuant to its Commitment described in this Section 2.1. No Lender's obligation to make its portion of the Loan shall be affected by any other Lender's failure to make its portion of the Loan.

SECTION 2.1.1. Commitment of FEC Lenders.
On the Disbursement Date, each FEC Lender will make available to the Borrower (i) a loan in a maximum amount up to but not exceeding such FEC Lender's FEC Tranche A Commitment and (ii) a loan in a maximum amount up to but not exceeding such FEC Lender's FEC Tranche B Commitment.
SECTION 2.1.2. [Intentionally omitted.] SECTION 2.1.3. [Intentionally omitted.] SECTION 2.1.4. Commitment Termination Date.
Each Lender's Commitment shall terminate on the earlier of (i) the Commitment Termination Date if the Purchased Vessel is not delivered to the Borrower prior to such date and
(ii) the Actual Delivery Date.
SECTION 2.1.5. Defaulting Lender.
If any Lender shall default in its obligations under Section 2.1, the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Lender.
SECTION 2.1.6. Reductions, increases and cancellations.
Unless expressly provided to the contrary:
(a)any reduction, or cancellation of the FEC Tranche A Commitment shall adjust, reduce or cancel (as applicable) each FEC Lender's respective FEC Tranche A Commitment pro rata according to the amount of its respective FEC Tranche A Commitment immediately prior to such adjustment, reduction or cancellation; and
(b)any reduction or cancellation of the FEC Tranche B Commitment shall adjust, reduce, increase or cancel (as applicable) each FEC Lender's respective FEC Tranche B Commitment pro rata according to the amount of its respective FEC Tranche B Commitment immediately prior to such adjustment, reduction or cancellation, provided that to the extent that the FEC Tranche B Loan is not utilised in full, such reduction or cancellation shall be applied pro rata against (i) the FEC Tranche B Loan (excluding the Seventh Amendment Upsize Commitment and the Former Hermes Commitment), (ii) the Seventh Amendment Upsize Commitment and (iii) the Former Hermes Commitment, with such reduction then being applied pro rata to each FEC Lender's respective FEC Tranche B Commitment thereunder.
SECTION 2.2. Voluntary Reduction of Commitments
(a)The Borrower may at any time prior to the date of a Loan Request terminate, or from time to time partially reduce, the Commitments upon written notice to the

Facility Agent setting forth the total amount of the reduction in the Commitments (the "Reduction Notice"); provided that any such reduction shall be applied:
(i)as between the FEC Tranche A Commitment Amount and the FEC Tranche B Commitment Amount, as directed by the Borrower in the Reduction Notice and
(ii)as among each FEC Lender holding an FEC Tranche A Commitment, pro rata according to the amount of its respective FEC Tranche A Commitment immediately prior to giving effect to such reduction; and
(iii)as among each FEC Lender holding an FEC Tranche B Commitment, pro rata according to the amount of its respective FEC Tranche B Commitment immediately prior to giving effect to such reduction, provided that to the extent that the FEC Tranche B Loan is not utilised in full, such reduction shall be applied pro rata against (A) the FEC Tranche B Loan (excluding the Seventh Amendment Upsize Commitment and the Former Hermes Commitment), (B) the Seventh Amendment Upsize Commitment and (C) the Former Hermes Commitment, with such reduction then being applied pro rata to each FEC Lender's respective FEC Tranche B Commitment thereunder.
The requested reduction shall be effective two Business Days after the date of delivery of the Reduction Notice to the Facility Agent.
(b)Except as provided in Sections 2.2(d) and 2.2(e) below, each voluntary reduction in Commitments pursuant to this Section 2.2 shall be without premium or penalty.
(c)[Intentionally omitted.]
(d)If, during the period commencing on the Effective Date and ending on the Disbursement Date, the Borrower howsoever reduces the FEC Tranche A Commitment Amount, the Borrower shall pay such Break Costs as required by, and in accordance with, Section 4.4.
(e)Where the Commitments are terminated or reduced pursuant to this Section 2.2, the Borrower shall pay to the Facility Agent and the Lenders any fees and commissions that have accrued to but excluding the date of termination or partial reduction (but, in the case of a partial reduction of Commitments, only in respect of the amount of the partial reduction). Any such payment shall be made on the second (2nd) Business Day following receipt by the Borrower of an invoice setting forth the accrued fees and commissions so payable.

SECTION 2.3. [Intentionally omitted.]
SECTION 2.4. [Intentionally omitted.]
SECTION 2.5. Borrowing Procedure
(a)The Borrower shall deliver a Loan Request and the documents required to be delivered pursuant to Section 5.1.1(a) to the Facility Agent as follows: in relation to the Loan on or before 10:00 a.m., London time, not more than fifteen (15) or less than eight (8) Business Days in advance of the Disbursement Date with the Disbursement Date being not earlier than two (2) Business Days prior to the Expected Delivery Date (the "Loan Request Date"). The Loan Request shall indicate the amount of each of the FEC Tranche A Loan and FEC Tranche B Loan that the Borrower, in its discretion, elects to draw hereunder provided that:
i.the aggregate amount of FEC Tranche A Loan shall not exceed the FEC Tranche A Commitment Amount as of the Loan Request Date;
ii.the aggregate amount of FEC Tranche B Loan shall not exceed the FEC Tranche B Commitment Amount as of the Loan Request Date; and
iii.the aggregate amount of the Loan shall not exceed the US Dollar Maximum Loan Amount.
(b)The Facility Agent shall, no later than 11:00 a.m., London time, eight (8) Business Days prior to the Disbursement Date, notify each Lender of the Loan Request by forwarding a copy thereof to each Lender, together with its attachments. On the terms and subject to the conditions of this Agreement, the Loan shall be made on the date specified in such Loan Request provided that it is a Business Day. On or before 2:00 p.m., London time, on the Business Day specified in such Loan Request, each Lender shall, without any set-off or counterclaim, deposit with the Facility Agent same day Dollar funds in an amount equal to such Lender's Percentage of the Loan requested by such Loan Request. Such deposit will be made to an account which the Facility Agent shall specify from time to time by notice to the Lenders. To the extent funds are so received from the Lenders, the Facility Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Business Day specified in the Loan Request by wire transfer of same day funds to the account or accounts the Borrower shall have specified in its Loan Request.
(c)The Borrower shall be entitled, upon receipt of the Dollar funds into the account referred to in Section 2.5(b) above, (i) to complete the purchase of EUR with its counterparties or otherwise as set out in the Loan Request (by authorising and instructing the Facility Agent to remit the necessary Dollar funds to the said counterparties) and shall procure the payment of all EUR proceeds of such transactions to the EUR Pledged Account no later than the Business Day immediately following the Business Day specified in the Loan Request and (ii) to the extent of any such Dollar funds as shall not be used to purchase EUR, shall procure (by authorising and instructing the Facility Agent accordingly) the payment of such Dollar funds to the Dollar Pledged Account on the Disbursement Date.
(d)The Facility Agent shall direct that moneys standing to the credit of the Pledged Accounts shall, in the manner set out in the Loan Request and in accordance with the requirements and provisions of the Pledge Agreement, be disbursed as follows on the dates specified below:
(i)on the Actual Delivery Date:
(A)in EUR, to the account of the Builder, as designated by the Builder and identified by the Borrower in the Loan Request, to the extent necessary to meet the final instalment of the Contract Price (including any portion thereof attributable to the NYC Allowance) but excluding the part of the final instalment of the Contract Price referred to in Section 2.5(d)(i)(B) below); and
(B)in Dollars, to the account of the Borrower, as designated by the Borrower and identified by the Borrower in the Loan Request, to the extent necessary to meet such part of the final instalment of the Contract Price as has then been prepaid by the Borrower in addition to the 20% of the Contract Price paid from equity and accordingly no longer forms part of the final instalment of the Contract Price referred to in Section 2.5(d)(i)(A) above as evidenced by a written confirmation of such prepaid amount from the Borrower and confirmed by the Builder in a form satisfactory to the Facility Agent and the exchange rate in respect of such disbursement to be evidenced by true and complete copies of the counterparty confirmations or as otherwise determined by the Borrower using standard market conversion schemes evidencing the rate of exchange; and
(ii)on the Disbursement Date, in Dollars to Finnvera in or towards payment of the Finnvera Premium (unless the Finnvera Premium is paid in accordance with Section 2.5(e) below), provided that the relevant portion of the FEC Tranche B Loan shall only finance the Finnvera Premium and provided further that any difference between (a) the FEC Tranche B Commitment Amount allocated for the payment of the Finnvera Premium and (b) the amount of the Finnvera Premium payable by virtue of the Applicable Finnvera Rate for the Finnvera Premium on the Loan exceeding 2.83% shall be for the account of the Borrower and paid by the Borrower to the Facility Agent on the Disbursement Date in accordance with Section 3.5.3.
(e)In respect of the payment of the Finnvera Premium pursuant to Section 2.5(d)(ii) above, the Facility Agent, the Borrower, Finnvera and FEC may agree that the Finnvera Premium shall be paid as follows (instead of as set out in Section 2.5(d)(ii) above):

i.FEC shall net the Finnvera Premium payable in respect of both the FEC Tranche A Loan and the FEC Tranche B Loan off the amount payable by FEC to the Facility Agent in accordance with Section 2.5(b) above (the "Finnvera Premium Net Off");
ii.following such Finnvera Premium Net Off, the Finnvera Premium payable in respect of both the FEC Tranche A Loan and the FEC Tranche B Loan shall be deemed to have been paid to Finnvera in accordance with Section 2.5(d)(ii) above; and
iii.prior to the Disbursement Date, Finnvera, FEC and the Facility Agent shall enter into a netting confirmation letter whereby (i) FEC confirms that FEC will proceed with the Finnvera Premium Net Off in accordance with Section 2.5(e)(i) above, and (ii) Finnvera confirms that the Finnvera Premium payable in respect of both the FEC Tranche A Loan and the FEC Tranche B Loan shall be deemed to have been paid following such Finnvera Premium Net Off in accordance with Section 2.5(e)(ii) above.
SECTION 2.6. Funding
Each Lender may, if it so elects, fulfil its obligation to make or continue its portion of the Loan hereunder by causing a branch or Affiliate (or an international banking facility created by such Lender) other than that indicated next to its signature to this Agreement or, as the case may be, in the relevant Transfer Certificate or Lender Assignment Agreement, to make or maintain such portion of the Loan; provided that such portion of the Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such portion of the Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that the Borrower shall not be required to pay any amount under Clause 6 of Exhibit K or Section 4.3, Section 4.4, Section 4.5 or Section 4.6 that is greater than the amount which it would have been required to pay had the Lender not caused such branch or Affiliate (or international banking facility) to make or maintain such portion of the Loan.
ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
SECTION 3.1. Repayments and prepayment consequent upon reduction in Contract Price
(a)Subject to Section 3.1(b), the Borrower shall repay the Loan in 24 equal semi-annual instalments, with the first instalment to fall due on the date falling six (6) months after the Disbursement Date and the final instalment to fall due on the date of Final Maturity.
(b)If, on the Actual Delivery Date, the outstanding principal amount of the Loan exceeds the US Dollar Maximum Loan Amount (as a result of a reduction in the Contract Price after the Disbursement Date and before the delivery of the Purchased Vessel), the Borrower shall prepay the Loan in an amount equal to such excess within two (2) Business Days after the Actual Delivery Date. Any such partial prepayment shall be applied between the FEC Tranche A Loan and the FEC Tranche B Loan as the Borrower may direct, provided that in the event the Borrower directs a partial prepayment to be applied against the FEC Tranche B Loan such partial prepayment shall be applied pro rata against (i) the FEC Tranche B Loan (excluding the Seventh Amendment Upsize Commitment and the Former Hermes Commitment), (ii) the Seventh Amendment Upsize Commitment and (iii) the Former Hermes Commitment with such prepayment then being applied pro rata to each FEC Lender's respective FEC Tranche B Commitment thereunder.
(c)No amount repaid or prepaid by the Borrower pursuant to this Section 3.1 may be re- borrowed under the terms of this Agreement.
SECTION 3.2. Prepayment
SECTION 3.2.1. Voluntary Prepayment
The Borrower:
(a)may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:
(i)all such voluntary prepayments shall require (x) for prepayments on or after the Disbursement Date made prior to the Actual Delivery Date in respect of the advance made on the Disbursement Date, at least two (2) Business Days' prior written notice to the Facility Agent, and (y) for all other prepayments, at least thirty (30) calendar days' prior written notice (or such shorter period as the Majority Lenders may agree), if all or any portion of the prepayment is to be applied in prepayment of the FEC Tranche A Loan, or otherwise at least five (5) Business Days' (or, if such prepayment is to be made on the last day of an Interest Period for the Loan, four (4) Business Days') prior written notice, in each case to the Facility Agent; and
(ii)all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or in the remaining amount of the Loan) and shall be applied in forward order of maturity, inverse order of maturity or ratably at the Borrower's option against the remaining instalments; provided, however, that such prepayment shall be applied between the FEC Tranche A Loan and the FEC Tranche B Loan as the Borrower may direct, provided that in the event the Borrower directs a partial prepayment to be applied against the FEC Tranche B Loan such partial prepayment shall be applied pro rata against (A) the FEC Tranche B Loan (excluding the Seventh Amendment Upsize Commitment and the Former Hermes Commitment), (B) the Seventh Amendment Upsize Commitment and (C) the Former Hermes Commitment, with such prepayment then being applied pro rata to each FEC Lender's respective FEC Tranche B Commitment thereunder.

SECTION 3.2.2. Illegality
(a)If, by reason of a Change in Law, it becomes unlawful under any applicable law (i) for a Lender to be subject to a commitment to make available to the Borrower such Lender's portion of the Loan, (ii) for a Lender to make or hold its portion of the Loan in its Lending Office, (iii) for a Lender to receive a payment under this Agreement or any other Loan Document or (iv) for a Lender to comply with any other material provision of, or to perform its obligations as contemplated by, this Agreement or any other Loan Document, the Lender affected by such Change in Law may give written notice (the "Illegality Notice") to the Borrower and the Facility Agent of such Change in Law, including reasonable details of the relevant Change of Law and specifying which, if not all, of its Commitment (the "Affected Commitment") and portion of the Loan (the "Affected Loan") is affected by such Change in Law. Any Illegality Notice must be given by a Lender no later than 120 days after such Lender first obtains actual knowledge or written notice of the relevant Change in Law.
(b)If an affected Lender delivers an Illegality Notice prior to the Disbursement Date, then, subject to Section 11.20, (1) while the arrangements contemplated by the following clause (2) have not yet been completed and the Affected Commitment of such Lender has not been formally cancelled, such Lender shall not be obliged to fund its Affected Commitment and (2) the Borrower shall be entitled at any time within 50 days after receipt of such Illegality Notice to replace such Lender with another Lender hereunder or one or more other financial institutions (I) reasonably acceptable to the Facility Agent and (II) acceptable to Finnvera (in respect of the Loan) ) provided that any such assignment or transfer shall be either (x) in the case of a single assignment or transfer, an assignment or transfer of all of the rights and obligations of the assigning or transferring Lender under this Agreement with respect to the Affected Commitment or (y) in the case of more than one assignment or transfer, an assignment or transfer of a portion of such rights and obligations made concurrently with another such assignment or transfer or other such assignments or transfers that collectively cover all of the rights and obligations of the assigning or transferring Lender under this Agreement with respect to the Affected Commitment. If, at the end of such 50-day period, the Borrower has not so replaced such affected Lender as aforesaid and no alternative arrangements have been implemented pursuant to Section 11.20, the Affected Commitment held by such Lender shall be cancelled.
(c)Subject to Proviso (a) in Section 9.2, if an affected Lender delivers an Illegality Notice on or following the Disbursement Date, then the Borrower shall have the right, but not the obligation, exercisable at any time within 50 days after receipt of such Illegality Notice (the "Option Period"), either (1) to prepay the portion of the Affected Loan held by such Lender in full on or before the expiry of the Option Period, together with all unpaid interest and fees thereon accrued to but excluding the date of such prepayment, or (2) to replace such Lender on or before the expiry of the Option Period with another Lender hereunder or one or more other financial institutions (I) reasonably acceptable to the Facility Agent, (II) acceptable to Finnvera (in respect of the Loan); provided that (x) in the case of a single assignment or transfer, any such assignment or transfer shall be either an assignment or transfer of all of the rights and obligations of the assigning or transferring Lender under this Agreement with respect to the Affected Loan or, in the case of more than one assignment or transfer, an assignment or transfer of a portion of such rights and obligations made concurrently with another such assignment or transfer or other such assignments or transfers that collectively cover all of the rights and obligations of the assigning or transferring Lender under this Agreement with respect to the Affected Loan and (y) no Lender shall be obliged to make any such assignment or transfer as a result of an election by the Borrower pursuant to this Section 3.2.2(c) unless and until such Lender shall have received one or more payments from one or more Assignee Lenders, Transferee Lenders and/or the Borrower in an aggregate amount at least equal to the portion of the Affected Loan held by such Lender, together with all unpaid interest and fees thereon accrued to but excluding the date of such assignment or transfer (and all other amounts (including, without limitation, Break Costs) then owing to such Lender under this Agreement with respect to the Affected Loan).
SECTION 3.2.3. Prepayment requirements
Each prepayment of the Loan made pursuant to this Section 3.2 shall be without premium or penalty, except as may be required by Section 4.4. No amounts prepaid by the Borrower may be re-borrowed under the terms of this Agreement.
SECTION 3.3. Interest Provisions
Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.3 and, if the Floating Rate or, as applicable, the FEC Tranche A Floating Rate applies, Exhibit K.
SECTION 3.3.1. Rates
(a)The Loan shall accrue interest from the Disbursement Date to the date of repayment or prepayment of the Loan in full to the Lenders as follows:
(i)on the FEC Tranche A Loan at the FEC CIRR Rate subject to any FEC Conversion in which case interest shall accrue on the FEC Tranche A Loan at the FEC Tranche A Floating Rate with effect from the date set forth in Section 3.3.3(b) or Section 3.3.3(c), as applicable; and
(ii)on the FEC Tranche B Loan at the applicable Floating Rate.
Interest calculated at the FEC CIRR Rate, the applicable Floating Rate or the FEC Tranche A Floating Rate (as the case may be) shall be payable semi-annually in arrears on each Repayment Date. The Loan shall bear interest for each Interest Period, from and including the first day of such Interest Period up to but excluding the last day of such Interest Period, at the interest rate determined as applicable to the Loan for such Interest Period and Interest Periods shall be for a duration of six months. All interest shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.

SECTION 3.3.2. Conversion to Floating Rate
The Borrower shall only be obliged to make any indemnity or compensation payment to any Lender in connection with any conversion of the FEC Tranche A Loan from the FEC CIRR Rate to the FEC Tranche A Floating Rate following an FEC Conversion pursuant to Section 3.3.3 and in the circumstances set out in Section 3.3.3(b) and (c) below.
SECTION 3.3.3. FEC Conversion
(a)The parties to this Agreement acknowledge and agree that, at any time when the FEC Tranche A Loan is subject to the FEC CIRR Rate, FEC will have the right to effect an FEC Conversion with respect to the FEC Tranche A Loan (if it has been advanced) or the FEC Commitment relating to the FEC Tranche A Loan (if the FEC Tranche A Loan has not been advanced) if:
(i)the funds made available under the Loan have been used for a purpose other than pursuant to Section 2.5(d);
(ii)the Borrower has provided incorrect information in relation to an essential issue or failed to disclose matters that have an essential impact on the terms and conditions set out in schedule 3 of the FEC Supplemental Assignment Agreement or the approval of the FEC Financing;
(iii)a Transferring Lender or the Facility Agent has provided incorrect information in an essential matter in connection with the Application or failed to disclose matters that have an essential impact on the approval of the FEC Financing; or
(iv)a Transferring Lender or the Facility Agent is, in connection with the export transaction pursuant to the Construction Contract or the Loan, found by a court of competent jurisdiction to have been engaged prior to the Disbursement Date in any act that constitutes corrupt activity within the meaning described in clause 12 of the FEC Supplemental Assignment Agreement, or if otherwise the same is proven without controversy.
(b)In the event that FEC is entitled under the terms of clause 13.1.1 of the FEC Supplemental Assignment Agreement to effect an FEC Conversion, it shall notify the Borrower through the Facility Agent and advise of the date on which the FEC CIRR Rate will terminate and the FEC Tranche A Floating Rate will apply (the "FEC Conversion Notice") and the Borrower and FEC shall agree the FEC Tranche A Floating Rate Margin which is to apply for purposes of determining the FEC Tranche A Floating Rate in accordance with the procedure set out in a separate side letter between the Borrower and FEC. Any margin agreed shall constitute the FEC Tranche A Floating Rate Margin to apply to the FEC Tranche A Loan effective on and from the date specified in the FEC Conversion Notice.
(c)If the Borrower and FEC are unable to agree upon the alternative margin to apply for purposes of determining the FEC Tranche A Floating Rate as provided in Section 3.3.3(b), FEC shall set the FEC Tranche A Floating Rate Margin and FEC shall furnish a certificate to the Borrower and the Facility Agent (the "FEC Conversion Floating Rate Certificate") setting forth such rate (including margin) as soon as reasonably practicable, which FEC Tranche A Floating Rate Margin shall be effective on and from the date specified in the FEC Conversion Notice.
(d)    If an FEC Conversion occurs due to occurrence of the events or circumstances specified in Section 3.3.3(a)(ii), the Borrower shall indemnify FEC in its capacity as a Fixed Rate Provider for (x) any Break Costs incurred because of the change of the interest rate and regardless of whether any FEC Commitment is cancelled or any portion of the FEC Tranche A Loan is prepaid in connection with such change of interest and (y) the Interest Subsidy Amount Repayable.
(e)If an FEC Conversion occurs due to the occurrence of the events or circumstances specified in Section 3.3.3(a)(i), (iii) or (iv), then, unless such events or circumstances are directly attributable to a breach by the Borrower of its obligations under the Loan Documents, the Facility Agent or Transferring Lender or Transferring Lenders who provided such incorrect information or engaged in such corrupt activity shall (A) indemnify FEC in its capacity as a Fixed Rate Provider for (x) any Break Costs incurred because of the change of the interest rate and regardless of whether any FEC Commitment is cancelled or any portion of the FEC Tranche A Loan is prepaid in connection with such change of interest and, except when Section 3.3.3(a)(iv) is applicable, (y) the Interest Subsidy Amount Repayable and (B) indemnify the Borrower no later than three (3) Business Days following the end of each Interest Period for any increase in the amount of interest which the Borrower has paid to the Facility Agent for such Interest Period in respect of the FEC Tranche A Loan as a result of the conversion from the FEC CIRR Rate to the FEC Tranche A Floating Rate.
(f)If an FEC Conversion occurs due to the occurrence of the events or circumstances specified in Section 3.3.3(a)(i), (iii) or (iv) which are directly attributable to a breach by the Borrower of its obligations under the Loan Documents, the Borrower shall indemnify FEC in its capacity as a Fixed Rate Provider for (x) any Break Costs incurred because of the change of the interest rate and regardless of whether any FEC Commitment is cancelled or any portion of the FEC Tranche A Loan is prepaid in connection with such change of interest and (y) the Interest Subsidy Amount Repayable.
(g)In the case of the indemnity under paragraph (d) or (f), the Facility Agent shall provide the Borrower with a certificate prepared by FEC to show, in sufficient detail, the method and basis of the computation of such Break Costs and Interest Subsidy Amount Repayable. In any case referred to in this Section 3.3.3(g), the Facility Agent shall collect from the Borrower the payments payable by the Borrower hereunder and pay such collected payments to FEC without delay upon receipt of such payments from the Borrower.

SECTION 3.3.4. Post-Maturity Rates
After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period while such payment is overdue at a rate per annum certified by the Facility Agent to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to:
(a)in the case of any principal amount of the FEC Tranche A Loan, the sum of the FEC CIRR Rate plus 2% per annum; or
(b)in the case of any principal amount bearing interest at (i) the FEC Tranche A Floating Rate, the sum of the FEC Tranche A Floating Rate plus 2% per annum or (ii) the applicable Floating Rate in the case of the FEC Tranche B Loan, the sum of that applicable Floating Rate plus 2% per annum.
SECTION 3.3.5. Payment Dates
Interest accrued on the Loan shall be payable, without duplication, on the earliest of:
(a)each Repayment Date;
(b)the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid);
(c)on that portion of the Loan the repayment of which is accelerated pursuant to Section
8.2 or Section 8.3, immediately upon such acceleration; and
(d)in the case of any interest on any principal, interest or other amount owing under this Agreement or any other Loan Document that is overdue, from time to time on demand of the Facility Agent until such overdue amount is paid in full.
SECTION 3.3.6. Interest Rate Determination
In respect of the Loan (or, as contemplated by Section 3.3.4, any unpaid sum) to which a Floating Rate, or if relevant, the FEC Tranche A Floating Rate, is applicable, the relevant Floating Rate or FEC Tranche A Floating Rate for each Interest Period (or in the case of Section 3.3.4, any relevant period) shall be determined in accordance with the provisions set out in Exhibit K.
SECTION 3.4. Commitment Fees
The Borrower agrees to pay to the Facility Agent for the account of each Lender and each Residual Risk Guarantor the commitment fees on the dates and in the amounts set out in a Fee Letter.

SECTION 3.5. Fees
SECTION 3.5.1. Participation Fee
The Borrower agrees to pay to the Facility Agent for the account of the Lenders (other than FEC) a participation fee on the dates and in the amounts set out in a Fee Letter.
SECTION 3.5.2. Agency Fee
The Borrower agrees to pay the Facility Agent (for its own account) an agency fee on the dates and in the amounts set out in a Fee Letter.
SECTION 3.5.3. Finnvera Premium
On the Disbursement Date, the Borrower shall pay to the Facility Agent, for the account of and as agent for Finnvera, an amount equal to the product of the Applicable Finnvera Rate and the principal amount of the Loan in Dollars if it has not been agreed that the Finnvera Premium shall be paid by way of the Finnvera Premium Net Off in accordance with Section 2.5(e).
SECTION 3.5.4. Residual Risk Guarantee Fee
The Borrower shall pay to each Residual Risk Guarantor the Residual Risk Guarantee Fee on the dates and in the amounts set out in a Fee Letter.
SECTION 3.5.5. Finnvera Handling Fee
The Borrower agrees to pay to the Facility Agent for and on behalf of Finnvera, the amount of the handling fee which has been invoiced by Finnvera pursuant to the Finnvera Guarantee in an amount equal to EUR20,000. Such handling fee shall be due and payable within 14 days of the Effective Date.
SECTION 3.6. [Intentionally omitted]
SECTION 3.7. Other Fees
The Borrower agrees to pay to the Facility Agent the other agreed-upon fees set forth in the Fee Letters on the dates and in the amounts set forth therein.
SECTION 3.8. [Intentionally omitted]
SECTION 3.9. [Intentionally omitted]

ARTICLE IV
CERTAIN FLOATING RATE AND OTHER PROVISIONS
SECTION 4.1. Floating Rate Lending Unlawful If after the Effective Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful, for such Lender to make, continue or maintain its portion of (i) the FEC Tranche A Loan in the event it is accruing interest at the FEC Tranche A Floating Rate or (ii) the FEC Tranche B Loan where it is accruing interest at the applicable Floating Rate, the obligation of such Lender to make, continue or maintain its portion of such (i) FEC Tranche A Loan or (ii) FEC Tranche B Loan bearing interest at a rate based on the relevant Floating Rate shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender's obligation to make, continue and maintain its portion of such FEC Tranche A Loan or FEC Tranche B Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its portion of such (i) FEC Tranche A Loan or (ii) FEC Tranche B Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the Reference Rate (or, if applicable at such time, the Compounded Reference Rate) plus the applicable Credit Adjustment Spread (but without double counting (and having regard to the definition of Compounded Reference Rate)) plus the applicable FEC Tranche B Floating Rate Margin or the FEC Tranche A Floating Rate Margin (in relation to the FEC Tranche A Loan where following an FEC Conversion this is subject to the FEC Tranche A Floating Rate).
SECTION 4.2. [Intentionally omitted]
SECTION 4.3. Increased Loan Costs, etc.If after the Effective Date a change in any applicable treaty, law, regulation or regulatory requirement (including by introduction or adoption of any new treaty, law, regulation or regulatory requirement) or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender or Residual Risk Guarantor with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority including, without limitation, any agency of the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:
(a)subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its portion of the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than (i) taxes as to which such Lender is indemnified under Section 4.6 and (ii) taxes excluded from the indemnity set forth in Section 4.6); or
(b)change the basis of taxation to any Lender or Residual Risk Guarantor (other than a change in taxation on the overall net income of any Lender or Residual Risk Guarantor) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or
(c)impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Section 4.5) or other banking or monetary controls or requirements which affect the manner in which a Lender or a Residual Risk Guarantor shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender or Residual Risk Guarantor (provided that such Lender or Residual Risk Guarantor shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or
(d)impose on any Lender or any Residual Risk Guarantor any other condition affecting its portion of the Loan or any part thereof, and the result of any of the foregoing is either (i) to increase the cost to such Lender of making its portion of the Loan or maintaining its portion of the Loan or any part thereof, (ii) to reduce the amount of any payment received by such Lender or such Residual Risk Guarantor or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender or such Residual Risk Guarantor hereunder, then and in any such case if such increase or reduction in the opinion of such Lender or Residual Risk Guarantor materially affects the interests of such Lender or such Residual Risk Guarantor, (A) such Lender or such Residual Risk Guarantor shall (through the Facility Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office or Issuing Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender or such Residual Risk Guarantor, be otherwise disadvantageous to such Lender or such Residual Risk Guarantor and (B) the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender or such Residual Risk Guarantor such amount as is necessary to compensate such Lender or such Residual Risk Guarantor for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment unless such additional costs are attributable to a FATCA Deduction required to be made by a party to this Agreement or are otherwise excluded from the indemnity set forth in Section 4.6 or Section 11.4. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender's or Residual Risk Guarantor's standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender's or Residual Risk Guarantor's jurisdiction of organisation or in the relevant jurisdiction in which such Lender or Residual Risk Guarantor does business. Failure or delay on the part of any Lender or Residual Risk Guarantor to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Residual Risk Guarantor's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or a Residual Risk Guarantor pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender or Residual Risk Guarantor notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender's or Residual Risk Guarantor's intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender or Residual Risk Guarantor notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender's or Residual Risk Guarantor's intention to claim compensation therefor.

SECTION 4.4. Funding Losses Event and Defaulting Finance Party Break Costs
SECTION 4.4.1. Indemnity

(A)In the event (i) any Lender is required to liquidate or to re-deploy (at not less than the market rate) deposits or other funds acquired by such Lender to fund any portion of the principal amount of its portion of the Loan (ii) FEC exercises its right to effect an FEC Conversion or (iii) FEC exercises its right to effect an FEC Reassignment, in each case, as a result of:
(a)if at the time interest is calculated at the applicable Floating Rate on all or any part of the Loan or, if applicable, the FEC Tranche A Floating Rate on such Lender's portion of the Loan, any conversion or repayment or prepayment or acceleration of the principal amount of such Lender's portion of such Loan on a date other than the scheduled last day of an Interest Period or otherwise scheduled date for repayment or payment (in each case, including any payments as a result of an FEC Reassignment made in accordance with Section 9.1.10(A) where the Borrower is liable to pay Break Costs under Section 9.1.10(A)(b)), but excluding any prepayment made following an election by the Borrower to effect a voluntary prepayment pursuant to Section 3.2.2(c), or any mandatory prepayment pursuant to Section 9.1.11, by reason of a Non-Borrower Related Change in Law;
(b)if at the time interest is calculated at the FEC CIRR Rate on such Lender's portion of the Loan, any repayment or prepayment or acceleration of the principal amount of such Lender's portion of such Loan, other than any repayment made on the date scheduled for such repayment (in each case, including but not limited to any payments whatsoever as a result of an FEC Conversion or an FEC Reassignment where the Borrower is liable to pay Break Costs under Section 3.3.3(d) or Section 3.3.3(f) in the case of an FEC Conversion and Section 9.1.10 (A)(b) in the case of an FEC Reassignment) excluding any mandatory prepayment pursuant to Section 9.1.11, by reason of a Non-Borrower Related Change in Law;
(c)any voluntary reduction of the FEC Tranche A Commitment at any time or any other reduction or termination of any Commitments other than the FEC Tranche B Commitments by the Borrower pursuant to Section 2.2;
(d)[intentionally omitted]
(e)the Loan not being advanced in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in Article V not being satisfied;
(f)any prepayment of the Loan by the Borrower pursuant to Section 4.11 or Section 9.2 (except for any mandatory prepayment pursuant to Section 9.1.11 by reason of a Non-
Borrower Related Change in Law); or
(g)if at the time interest is determined or calculated (as the case may be) at the FEC CIRR Rate on such Lender's FEC Tranche A Commitment or portion of the FEC Tranche A Loan, as the case may be, the FEC Tranche A Loan not being advanced on or before the Commitment Termination Date or any cancellation or assignment or transfer of the FEC Tranche A Commitment pursuant to Section 3.2.2(b),
(h)[intentionally omitted]
(i)[intentionally omitted]
(each, a "Funding Losses Event"), then, upon the written notice of such Lender to the Borrower (with a copy to the Facility Agent), the Borrower shall, within five (5) Business Days of its receipt of such notice:
a.if at that time interest is calculated at the applicable Floating Rate for the FEC Tranche B Loan or, if applicable, the FEC Tranche A Floating Rate (other than where the Compounded Reference Rate is applicable, where Section 4.4.1(A)(b.) below applies) on such Lender's portion of the FEC Tranche A Loan, pay directly to the Facility Agent for the account of such Lender an amount equal to the amount, if any, by which:
(i)interest calculated at the applicable Floating Rate or, if applicable, the FEC Tranche A Floating Rate which such Lender would have received on its share of the amount of the Loan subject to such Funding Losses Event for the period from the date of receipt of any part of its share in the Loan to the last day of the applicable Interest Period, exceeds:
(ii)the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period; or
b.if at that time interest is calculated at the Compounded Reference Rate on such Lender's portion of the Loan, pay directly to the Facility Agent for the account of such Lender any amount specified as "Break Costs" in the Compounded Reference Rate Terms; or
c.if at that time the FEC CIRR Rate is applied to the FEC Tranche A Commitment or the FEC Tranche A Loan (as applicable), pay to the Facility Agent acting on the instructions of FEC, (in its capacity as a Fixed Rate Provider) for the account of FEC in such capacity, the amount (if any) in Dollars determined by FEC, as a Fixed Rate Provider, by which:
(i)the sum of the present value, discounted at the Reinvestment Rate, of each principal payment and interest payment which the FEC Lender would have received on its share of any amount of the FEC Tranche A Commitment that is cancelled or any outstanding amount of the FEC Tranche A Loan that is prepaid or accelerated, for the period from the date of cancellation or from the date of receipt of the prepayment of the principal amount of the FEC Tranche A Loan by the FEC Lender or the date of acceleration, until the date of Final Maturity (assuming for these purposes that interest would have accrued during the relevant period on a loan ("Deemed Loan") made on the date of cancellation or receipt of the principal amount prepaid in an amount equal to the FEC Tranche A Commitment so cancelled or the principal amount of the FEC Tranche A Loan so prepaid and where such Deemed Loan is repaid in proportional repayment instalments on each of the subsequent Repayment Dates), exceeds:
(ii)the cancelled amount of the FEC Tranche A Commitment or the principal amount of the FEC Tranche A Loan prepaid plus accrued interest paid thereon since the previous interest payment date.
(B)Where a Defaulting Finance Party is liable to pay Break Costs to the Facility Agent for the account of FEC acting in its capacity as a Fixed Rate Provider pursuant to Section 3.3.3(e) or Section 9.1.10(A)(c) such Break Costs shall be determined in accordance with Section 4.4.1(A)b.
SECTION 4.5. Increased Capital Costs
If after the Effective Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority (a) results in an increase of the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person's capital as a consequence of its Commitment or its portion of the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance or (b) a Finance Party suffers a reduction of any amount payable under a Loan Document then, in each such case upon notice from time to time by such Lender or Finance Party to the Borrower, the Borrower shall immediately pay directly to such Lender or Finance Party additional amounts sufficient to compensate such Lender or such controlling Person or Finance Party for such reduction in rate of return. Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender's or Finance Party's standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender or Finance Party does business. In determining such amount, such Lender or Finance Party may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. Each Lender or Finance Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender or Finance Party, be otherwise disadvantageous to such Lender or Finance Party. Failure or delay on the part of any Lender or Finance Party to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Finance Party's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Finance Party pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender or Finance Party notifies the Borrower of the circumstance giving rise to such reductions and of such Lender's or Finance Party's intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender or Finance Party notifies the Borrower of the circumstance giving rise to such reductions and of such Lender's or Finance Party's intention to claim compensation therefor. Notwithstanding the foregoing, no amounts shall be payable pursuant to Section 4.5 in respect of
(i) taxes to which a Finance Party is indemnified under Section 4.6 or (ii) taxes excluded from the indemnity set forth in Section 4.6.
SECTION 4.6. Taxes
All payments by the Borrower of principal of, and interest on, the Loan and all other amounts payable under any Loan Document, including for the avoidance of doubt under any Fee Letter, shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding with respect to each Lender (i) franchise taxes and taxes imposed on or measured by such Lender's net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender is organised or any political subdivision thereof or the jurisdiction of such Lender's Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the Borrower's activities in such other jurisdiction, and (ii) any taxes imposed under FATCA (such non-excluded items being called "Covered Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower under any Loan Document is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:
(a)pay directly to the relevant authority the full amount required to be so withheld or deducted;
(b)promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and
(c)pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.
Moreover, if any Covered Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received or paid by the Facility Agent or such Lender hereunder, the

Facility Agent or such Lender may pay such Covered Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such person would have received had no such Covered Taxes been asserted.
Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Covered Taxes). For purposes of this Section 4.6, a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.
If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Section 4.6 or by reason of any payment made by the Borrower pursuant to Section 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.
Each Lender agrees with the Borrower and the Facility Agent that it will (i) (a) provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service ("IRS") Form W-9 (or any successor form) certifying the status of such Lender as a US person, IRS Form W-8ECI (or any successor form) certifying that any payments made to or for the benefit of such Lender are effectively connected with a trade or business in the United States or IRS Form W-8BEN-E (or any successor form) claiming the benefits of a tax treaty (but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any assignee or transferee Lender, Lender that changes its Lending Office, on or prior to the date of the relevant assignment, transfer or change), in each case attached to an IRS Form W-8IMY (or any successor form), if appropriate, (b) notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, the status of such Lender or that payments to such Lender hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes, a FATCA Deduction or any payments made to or for benefit of such Lender, provided that the Lender is legally able to deliver such forms, certificates or other documents. For any period with respect to which a Lender (or assignee or transferee Lender) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an Assignee Lender or Transferee Lender, would be the date on which the original assignor or transferor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or assignee or transferee Lender) shall not be entitled to the benefits of this Section 4.6 or Section 11.4 with respect to Covered Taxes imposed by reason of such failure.
SECTION 4.7. Payments, Computations, etc.
(a)Unless otherwise expressly provided in this Agreement or any other Loan Document, all payments by the Borrower in respect of amounts of principal, interest and fees or any other applicable amounts owing to the Lenders under any Loan Document shall be made by the Borrower to the Facility Agent for the account of the Lenders entitled to receive such payments and ratably in accordance with the respective amounts then due and payable to the Lenders. All such payments required to be made to the Facility Agent shall be made by the Borrower, without set-off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Facility Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.
(b)The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in clause (a) of this Section, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by paragraph (a) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.
SECTION 4.8. Replacement Lenders, etc.
If the Borrower shall be required to make any payment to any Lender pursuant to Clause 6 of Exhibit K or Section 4.3, 4.5 or 4.6, the Borrower shall be entitled at any time (so long as no

Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lender's Commitment (whereupon the Percentage of each other Lender shall automatically be adjusted to an amount equal to such Lender's rateable share of the remaining Commitments), (b) prepay the affected portion of such Lender's share of the Loan in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not terminate any Lender's Commitment pursuant to clause (a) or prepay any such Lender pursuant to this clause (b) unless the Borrower and the Facility Agent shall have attempted in good faith over a period of 30 days to replace such Lender pursuant to the following clause (c)), and/or (c) except in the case of FEC in relation to the Loan, replace such Lender with one or more financial institutions acceptable to Finnvera in the case of an FEC Lender, provided that (x) in the case of a single assignment or transfer, any such assignment or transfer shall be either an assignment or transfer of all of the rights and obligations of the assigning or transferring Lender under this Agreement or, in the case of more than one assignment or transfer, an assignment or transfer of a portion of such rights and obligations made concurrently with another such assignment or transfer or other such assignments or transfers that collectively cover all of the rights and obligations of the assigning or transferring Lender under this Agreement and (y) no Lender shall be obliged to make any such assignment or transfer pursuant to this Section 4.8 unless and until such Lender shall have received one or more payments from one or more Assignee Lenders, Transferee Lenders and/or the Borrower in an aggregate amount at least equal to the portion of the Loan held by such Lender, together with all unpaid interest and fees thereon accrued to but excluding the date of such assignment or transfer (and all other amounts then owing to such Lender under this Agreement). Each Lender represents and warrants to the Borrower that, as of the date of this Agreement (or, with respect to any Lender not a party hereto on the date hereof, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Clause 6 of Exhibit K or Section 4.3, 4.5 and 4.6 to or for account of such Lender.
SECTION 4.9. Sharing of Payments
SECTION 4.9.1. Payments to Lenders

If a Lender (a "Recovering Lender") receives or recovers any amount from the Borrower other than in accordance with Section 4.7 (Payments, Computations, etc.) (a "Recovered Amount") and applies that amount to a payment due under the Loan Documents then:
(a)the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;
(b)the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the said Section 4.7, without taking account of any taxes which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
(c)the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with any applicable provisions of this Agreement.
SECTION 4.9.2. Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Lenders (other than the Recovering Lender) (the "Sharing Lenders") in accordance with Section 4.7 of this Agreement towards the obligations of the Borrower to the Sharing Lenders.
SECTION 4.9.3. Recovering Lender's rights
On a distribution by the Facility Agent under Section 4.9.2 of a payment received by a Recovering Lender from the Borrower, solely as between the Borrower and the Recovering Lender, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.
SECTION 4.9.4. Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable to the Borrower and is repaid by that Recovering Lender to the Borrower, then:
(a)each Sharing Lender shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the "Redistributed Amount"); and
(b)solely as between the Borrower and each relevant Sharing Lender, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.
SECTION 4.9.5. Exceptions
(a)This Section 4.9 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Section 4.9, have a valid and enforceable claim against the Borrower.
(b)A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:
i.it notified the other Lender of the legal or arbitration proceedings; and
ii.the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
SECTION 4.10. Set-off
Upon the occurrence and during the continuance of an Event of Default or a Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.9. Each Lender agrees promptly to notify the Borrower and the Facility Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Lender may have.
SECTION 4.11. Use of Proceeds
The Borrower shall apply the proceeds of the Loan in accordance with Section 2.5(c) and and, in relation to the Disbursement Date, prior to such application, such proceeds shall be held in an account or accounts of the Facility Agent in accordance with the provisions of Section 2.5(b) and (c) or in an account or accounts that the Borrower shall have specified in its Loan Request in accordance with the provisions of Section 2.5(b); without limiting the foregoing, no proceeds of the Loan will directly or indirectly be used to lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding is a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as advisor, lender, facility or other agent or otherwise) or (iii) to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U. If the proceeds of the Loan have not been paid either (A) to the Builder or its order in accordance with Section 2.5(d)(i) and to, Finnvera and the Borrower in accordance with Section 2.5(d)(ii) or (B) to the Facility Agent (directly or indirectly) in prepayment of the Loan under Section 3.2.1(a) or by 9:59 p.m. (London time) on the second Business Day after the Disbursement Date, such proceeds shall continue to be pledged by the Borrower upon receipt in accordance with Section 2.5(c) as collateral pursuant to the Pledge Agreement pending the Actual Delivery Date. If, within 30 days of the Disbursement Date, the Borrower notifies the Facility Agent that the Actual Delivery Date is expected to be materially delayed, the Facility Agent, the Borrower and the Lenders shall discuss in good faith (but without obligation) for a period of 30 days to agree whether the Loan can be repaid and reborrowed and the terms that would apply to any such re-borrowing. In the event that no agreement is reached and the delivery of the Purchased Vessel does not occur on or before 8 March 2027, the proceeds in the Pledged Accounts shall be applied as a prepayment against the Loan in accordance with Section 9.2.

SECTION 4.12. FATCA Deduction
(a)Each party to the Agreement may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party to the Agreement shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)Each party to the Agreement shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the other party to the Agreement to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent, and the Facility Agent shall notify the other parties to the Agreement.
SECTION 4.13. FATCA Information
(a)Subject to paragraph (c) below, each party (other than the Borrower) shall, within ten (10) Business Days of a reasonable request by another party (other than the Borrower):
(i)confirm to that other party whether it is:
(A)a FATCA Exempt Party; or
(B)not a FATCA Exempt Party;
(ii)supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party's compliance with FATCA;
(iii)supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party's compliance with any other law, regulation, or exchange of information regime.
(b)If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.
(c)Paragraph (a) above shall not oblige any Lender or the Facility Agent to do anything, and paragraph (a)(iii) above shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)any law or regulation;
(ii)any fiduciary duty; or
(iii)any duty of confidentiality.

(d)If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.
(e)If the Borrower becomes a US Tax Obligor or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:
(i)where the Borrower is a US Tax Obligor, the date of this Agreement;
(ii)where the Borrower is a US Tax Obligor on a date an assignment or transfer is made pursuant to Section 11.11.1 and the relevant Lender is an Assignee Lender or a Transferee Lender that becomes a Lender in accordance with Section 11.11.1, the date on which such Assignee Lender or Transferee Lender becomes a Lender;
(iii)the date of a request from the Facility Agent, supply to the Facility Agent:
(A)a withholding certificate on Form W-8 (or any successor form),
Form W-9 (or any successor form) or any other relevant form; or
(B)any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.
(g)If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.
(h)The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph
(d)or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

SECTION 4.14. Resignation of the Facility Agent
The Facility Agent shall resign (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent) if:
(a)the Facility Agent fails to respond to a request under Section 4.13 and the Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party; or
(b)the information supplied by the Facility Agent pursuant to Section 4.13 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party; or
(c)the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party, and (in each case) the Borrower or a Lender reasonably believes that a party to this Agreement will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign, provided that any such resignation (i) shall be subject to the restrictions in the FEC Supplemental Assignment Agreement and (ii) shall not become effective until a successor Facility Agent has been appointed as provided in Section 10.5, such successor Facility Agent has accepted such appointment and the consent of the Finnish Authority has been obtained for the resignation.

ARTICLE V
CONDITIONS TO BORROWING
SECTION 5.1. Advance of the Loan
The obligation of the Lenders to fund all or any portion of the Loan on the Disbursement Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1. The Facility Agent shall advise the Lenders of the satisfaction of the conditions precedent set forth in this Section 5.1 prior to funding on the Disbursement Date.
SECTION 5.1.1. Resolutions, etc.
The Facility Agent shall have received from the Borrower:
(a)a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:
i.resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Agreement and each other Loan Document, and
ii.Organic Documents of the Borrower,

and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower cancelling or amending such prior certificate; and
(b)a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.
SECTION 5.1.2. Opinions of Counsel
The Facility Agent shall have received opinions, addressed to the Facility Agent and each Lender, from:
(a)Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian law, covering the matters set forth in Exhibit B-1 hereto;
(b)Stephenson Harwood LLP, counsel to the Facility Agent, as to English law, covering the matters set forth in Exhibit B-2 hereto;
(c)if applicable, Norton Rose Fulbright (Germany) LLP, counsel to the Facility Agent and the Lenders as to German law, covering the validity and enforceability of the Pledge Agreement;
(d)Clifford Chance US LLP, United States tax counsel to the Facility Agent for the benefit of the Lenders in the form set forth in Exhibit B-3 hereto subject to such factual and consequential amendments as may be required and amendments required due to changes in law or regulatory requirements following the Effective Date;
(e)DLA Piper Finland Oy, as to Finnish law, covering the matters set forth in Exhibit B-4 hereto; and
(f)counsel to the Facility Agent and the Lenders as to the law governing the Pledge Agreement (if not German law), covering the validity and enforceability of the Pledge Agreement, each such opinion to be updated to take into account all relevant and applicable Loan Documents at the time of issue thereof.
SECTION 5.1.3. Finnvera Guarantee
(a)The Finnvera Guarantee shall have been duly executed and delivered to the Facility Agent and shall be in full force and effect subject only to payment of the Finnvera Premium to Finnvera out of the proceeds of the FEC Tranche B Loan up to a capped Applicable Finnvera Rate of 2.83%, payment of the Finnvera Premium to Finnvera in excess of the capped Applicable Finnvera Rate of 2.83% in accordance with Section 2.5(d)(ii) and Section 3.5.3, and, as at the Disbursement Date, there are no written instructions from Finnvera being in effect under clause 6.1 of the Finnvera General Terms requiring the FEC Lenders to cease disbursement of the Loan.

(b)Each Residual Risk Guarantee shall have been duly executed and delivered to Finnvera with a copy to the Facility Agent and shall be in full force and effect.
SECTION 5.1.4. Closing Fees, Expenses, etc.
The Facility Agent shall have received for its own account, or for the account of each Finance Party, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any Finance Party) that are due and owing as of the date of such funding and all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsels to the Facility Agent) required to be paid by the Borrower pursuant to Section 11.3 or that the Borrower has otherwise agreed in writing to pay to the Facility Agent, in each case on or prior to the date of such funding.
SECTION 5.1.5. Compliance with Warranties, No Default, etc..
Both before and after giving effect to the funding of the Loan the following statements shall be true and correct:
(a)the representations and warranties set forth in Article VI (excluding, however, those set forth in Section 6.10) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and
(b)no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.
SECTION 5.1.6. Loan Request
The Facility Agent shall have received a Loan Request or Loan Requests duly executed by the Borrower together with:
(a)certified as true (by the Builder) copies of the "Buyer's Invoice" received by the Builder from the Borrower pursuant to sub-paragraph (b) of paragraph 2 of Appendix B of the Construction Contract in relation to the incurred NYC Allowance;
(b)a copy of the final invoice from the Builder showing the amount of the Contract Price (including the NYC Allowance) and the portion thereof payable to the Builder on the Actual Delivery Date under the Construction Contract;
(c)copies of the wire transfers for all payments by the Borrower to the Builder under the Construction Contract in respect of the Contract Price prior to the Borrower's service of the Loan Request; and
(d)a certified true copy of the Construction Contract together with each addendum thereto which is in effect on the date of the Loan Request.

SECTION 5.1.7. Foreign Exchange Counterparty Confirmations
(a)The Facility Agent shall have received a copy of each foreign exchange counterparty confirmation entered into by the Borrower in respect of the payment of the instalments of the Contract Price (other than that relating to the NYC Allowance) at least ten (10) Business Days prior to the proposed Disbursement Date.
(b)Following consultation with the Facility Agent the Borrower shall supply to the Facility Agent at least three (3) Business Days prior to the date of the Loan Request its calculation of the US Dollar Maximum Loan Amount under paragraph (a) of the definition of the term "US Dollar Equivalent".
SECTION 5.1.8. Pledge Agreement
The Pledge Agreement shall be duly executed by the parties thereto and delivered to the Facility Agent not less than thirty (30) days prior to the Disbursement Date.
SECTION 5.1.9. FEC Financing Documents
(a)A copy of the duly executed FEC Transfer Documents.
(b)The FEC Transfer Documents being in full force and effect and where applicable, from and after the Disbursement Date.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Facility Agent to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Facility Agent and each Lender as set forth in this Article VI as of the Effective Date and the Disbursement Date (except as otherwise stated).
SECTION 6.1. Organisation, etc.
The Borrower is a corporation validly organised and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors' licenses, permits, consents and other approvals necessary to enter into each Loan Document to which it is a party and to perform the Obligations.
SECTION 6.2. Due Authorisation, Non-Contravention, etc.
The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document are within the Borrower's corporate powers, have been duly authorised by all necessary corporate action, and do not:

(a)contravene the Borrower's Organic Documents;
(b)contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;
(c)contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;
(d)contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or
(e)result in, or require the creation or imposition of, any Lien on any of the Borrower's properties except: (i) as would not reasonably be expected to result in a Material Adverse Effect or (ii) Liens created under the Loan Documents.
SECTION 6.3. Government Approval, Regulation, etc.
No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document to which it is a party (except for authorisations or approvals not required to be obtained on or prior to the Disbursement Date or that have been obtained or actions not required to be taken on or prior to the Disbursement Date or that have been taken). The Borrower holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Disbursement Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.
SECTION 6.4. Compliance with Laws
(a)The Borrower is in compliance with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply does not and would not reasonably be expected to have a Material Adverse Effect.
(b)The Borrower has implemented and maintains in effect policies and procedures designed to procure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (i) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(c)The Borrower is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

SECTION 6.5. Validity, etc.
This Agreement and each of the other Loan Documents constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.
SECTION 6.6. No Default, Event of Default or Prepayment Event
No Default, Event of Default or Prepayment Event has occurred and is continuing.
SECTION 6.7. Litigation

There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, that (i) except as set forth in filings made by the Borrower with the SEC in the Borrower's reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, "Material Litigation") or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.
SECTION 6.8. The Purchased Vessel
Immediately following the delivery of the Purchased Vessel to the Borrower under the Construction Contract, the Purchased Vessel will be:
(a)legally and beneficially owned by the Borrower or one of the Borrower's wholly owned Subsidiaries,
(b)registered in the name of the Borrower or one of the Borrower's wholly owned Subsidiaries under the Bahamian or Maltese flag or such other flag as the parties may mutually agree,
(c)classed as required by Section 7.1.4(b),
(d)free of all recorded Liens, other than Liens permitted by Section 7.2.2,
(e)insured against loss or damage in compliance with Section 7.1.5, and
(f)exclusively operated by or chartered to the Borrower or one of the Borrower's wholly owned Subsidiaries.
SECTION 6.9. Obligations rank pari passu
The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower other than Indebtedness preferred as a matter of law.

SECTION 6.10. Withholding, etc.
As of the Effective Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.
SECTION 6.11. No Filing, etc. Required
No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Disbursement Date or that have been made).
SECTION 6.12. No Immunity
The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set- off, execution, legal process or remedy would otherwise be permitted or exist).
SECTION 6.13. Investment Company Act
The Borrower is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
SECTION 6.14. Regulation U
The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
SECTION 6.15. Accuracy of Information
The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature. All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that the projections will be realised). All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

ARTICLE VII
COVENANTS
SECTION 7.1. Affirmative Covenants
The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date (or, where applicable, from such time as may be stated in any applicable provision below) until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 7.1.
SECTION 7.1.1. Financial Information, Reports, Notices, Poseidon Principles etc.
The Borrower will furnish, or will cause to be furnished, to the Facility Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:
(a)as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower's report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;
(b)as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower's annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;
(c)together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, setting out, as of the last day of the relevant Fiscal Quarter or Fiscal Year, computations as to compliance with the covenants set forth in Section
7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);
(d)as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

(e)as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;
(f)promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;
(g)such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Facility Agent may from time to time reasonably request;
(h)information that identifies the Borrower and any Affiliate of the Borrower party to a Loan Document, which may include the name and address of the Borrower and that Affiliate, the organisational documents of the Borrower and any such Affiliate and such other information that will allow the Facility Agent or a Lender and/or its Affiliates to comply with its obligations under the USA Patriot Act;
(i)on or before the later of (i) 31 July and (ii) 30 days after its own receipt of a Statement of Compliance in each calendar year, supply, or procure the supply, to the Facility Agent (for distribution to Finnvera and the Lenders) (in each case at the cost of the Borrower) of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI (as collated and reported to the Purchased Vessel's flag state using the verification report submitted to that flag state) and any Statement of Compliance, in each case relating to the Purchased Vessel for the preceding calendar year, provided always that such information shall be confidential information for the purposes of Section 11.15 and, accordingly, no Lender shall publicly disclose such information with the identity of the Purchased Vessel or the Borrower (or, if applicable, the Borrower's wholly owned Subsidiary that then owns the Purchased Vessel) without the prior written consent of the Borrower (it being expressly agreed however that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment);
(j)[intentionally omitted]
(k)[intentionally omitted]
(l)[intentionally omitted]
(m)[intentionally omitted]
(n)[intentionally omitted]
(o)[intentionally omitted]

(p)[intentionally omitted],
provided that information required to be furnished to the Facility Agent under subsections (a), (b) and (g) of this Section 7.1.1 shall be deemed furnished to the Facility Agent when available free of charge on the Borrower's website at http://www.rclinvestor.com or the SEC's website at http://www.sec.gov.
SECTION 7.1.2. Approvals and Other Consents
The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorisations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under the Loan Documents to which it is a party and (b) the operation of the Purchased Vessel in compliance with all applicable laws, except, in each case, to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorisations, consents, permits and approvals would not be expected to have a Material Adverse Effect.
SECTION 7.1.3. Compliance with Laws, etc.
The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clause (a) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):
(a)in the case of the Borrower, the maintenance and preservation of its corporate existence (subject to the provisions of Section 7.2.6);
(b)in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;
(c)the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;
(d)compliance with all applicable Environmental Laws;
(e)compliance with all anti-money laundering laws and Anti-Corruption Laws applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this Agreement to the extent the same would be in contravention of such applicable laws; and
(f)maintaining in effect policies and procedures designed to procure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
SECTION 7.1.4. The Purchased Vessel

The Borrower will:
(a)from the Actual Delivery Date, cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower's wholly owned Subsidiaries, provided that the Borrower or such Subsidiary may charter out the Purchased Vessel
(i) to entities other than the Borrower and the Borrower's wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one year;
(b)from the Actual Delivery Date, cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognised standing;
(c)on the Actual Delivery Date, provide the following to the Facility Agent with respect to the Purchased Vessel:
(i)evidence (in the form of a builder's certificate or bill of sale) as to the ownership of the Purchased Vessel by the Borrower or one of the Borrower's wholly owned Subsidiaries;
(ii)evidence of no recorded Liens on the Purchased Vessel, other than Liens permitted pursuant to Section 7.2.2; and
(iii)a copy of the protocol of delivery and acceptance in respect of the Purchased Vessel signed by the Builder and the Borrower, certified as a true and complete copy by an Authorised Officer of the Borrower.
(d)within seven days after the Actual Delivery Date, provide the following to the Facility Agent with respect to the Purchased Vessel:
(i)evidence of the class of the Purchased Vessel; and
(ii)evidence as to all required insurance being in effect with respect to the Purchased Vessel.
SECTION 7.1.5. Insurance
The Borrower will, from the Actual Delivery Date, maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower or its relevant Subsidiary with respect to the Purchased Vessel setting forth the nature and extent of all insurance maintained by the Borrower and certifying as to compliance with this Section.

SECTION 7.1.6. Books and Records
The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable prior notice, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.
SECTION 7.1.7. Finnish Authority
The Borrower shall, on the reasonable request of the Facility Agent, provide such information or documents as required under the Credit Support Documents as necessary in each case to enable the Lenders to obtain the full support of FEC and Finnvera as provided for in the Credit Support Documents. In particular but without limitation the Borrower shall provide to the Finnish Ministry such information as required for monitoring and supervision purposes and is relevant to the FEC Financing and the Borrower, the Facility Agent and each of the FEC Lenders (other than FEC) shall allow representatives of the Finnish Ministry to visit their offices for this purpose.
Where the Guarantee Holder as holder of the Finnvera Guarantee receives a request for any material amendment, consent or waiver under this Agreement, the Guarantee Holder shall ask for Finnvera's consent in respect of any such material amendment, consent or waiver (which consent shall not be unreasonably withheld or delayed). The Borrower and the Lenders acknowledge that Finnvera is entitled to instruct the Guarantee Holder and the FEC Lenders how to exercise their rights regarding the Loan under this Agreement. The Facility Agent shall procure that the Guarantee Holder and the FEC Lenders shall comply with the written instructions and notices given by Finnvera and shall not exercise any rights under this Agreement in a manner inconsistent with such written instructions and notices of Finnvera, provided that any such instructions do not oblige the Guarantee Holder or any FEC Lender to act outside of or contrary to or in breach of its obligations under or the powers and authority conferred on each of them (acting in any capacity) under this Agreement. For the avoidance of doubt, nothing in this Section 7.1.7 shall affect the obligations of the Guarantee Holder under clause 4.2 of the Finnvera General Terms.
SECTION 7.1.8. [Intentionally omitted]
SECTION 7.1.9. Equal treatment with Pari Passu Creditors.
The Borrower undertakes with the Facility Agent that it shall ensure (and shall procure that each other Group Member shall ensure) that the Lenders are treated equally in all respects with all other Pari Passu Creditors, and accordingly:
(a)the Borrower shall enter into similar debt deferral, covenant amendment and replacement and mandatory prepayment arrangements to those contemplated by Amendment Number Two (as defined in the preamble) in respect of each ECA Financing (and for this purpose including any financing which will, upon novation of the relevant facility agreement to the Borrower, become an ECA Financing) as soon as reasonably practicable after February 19, 2021 (with such amendments being on terms which shall not prejudice the rights of Finnvera under this Agreement);
(b)the Borrower shall promptly upon written request, supply the Facility Agent and the Finnvera Agent with information (in a form and substance satisfactory to the Facility Agent and Finnvera Agent) regarding the status of the amendments to be entered into in accordance with paragraph (a) above;
(c)to enable the Borrower to comply with the requirements under paragraph (d) below, prior to any Group Member entering into any Restricted Credit Enhancement with a Pari Passu Creditor, the Borrower shall promptly notify the Facility Agent (and such notification shall include details of the new Lien or Group Member Guarantee and shall otherwise be in form and substance reasonably satisfactory to the Facility Agent); and
(d)at the same time as any relevant Restricted Credit Enhancement is provided to the relevant Pari Passu Creditor, the Borrower, any other relevant Group Member and the Lenders shall enter into such documentation as may be necessary in the reasonable opinion of the Facility Agent to ensure that the Lenders benefit from that Restricted Credit Enhancement on the same terms as the relevant Pari Passu Creditor(s) and, where that Restricted Credit Enhancement is a Lien or a Group Member Guarantee, to share in that Lien or Group Member Guarantee on a pari passu basis (and the Lenders agree to enter into such intercreditor documentation to reflect such pari passu ranking (in a form and substance satisfactory to the Lenders (acting reasonably)) as may be required in connection with such arrangements).
SECTION 7.1.10. Performance of shipbuilding contract obligations.
The Borrower shall (and shall procure that each of its Subsidiaries shall) comply with its contractual commitments under and in respect of (i) each shipbuilding contract in existence as at April 1, 2020 (or which comes into existence at any time between April 1, 2020 to and including September 30, 2022) entered into with the Builder and (ii) any option agreement or similar binding contractual commitment (whether in respect of a firm order of a vessel or otherwise) in existence at April 1, 2020 (or which comes into existence at any time between April 1, 2020 to and including September 30, 2022) entered into by the Borrower (or any of its Subsidiaries) and the Builder in connection with the potential entry into of a shipbuilding contract at a future point in time (it being agreed that such obligation shall not require the Borrower or the relevant Subsidiary (as applicable) to exercise any option or other contractual right thereunder). Any changes which may need to be made under such shipbuilding contracts on or after April 1, 2020 shall be negotiated by the Borrower in good faith and on a best efforts basis so that the Borrower shall not unreasonably, unduly or without prior consultation with the Builder, delay or postpone the payment of pre- delivery instalments or the delivery of passenger cruise ships, in each case, under such shipbuilding contracts and the Borrower shall work together with the Builder to resolve any crisis-related vessel construction delays. Without prejudice to such requirement of the Borrower to negotiate in good faith and on a best efforts basis, this Section 7.1.10 shall be subject to any amendment to any such shipbuilding contract, option agreement, contract or other related document if such amendment has, in consultation with the Finnvera Agent (acting on the instructions of Finnvera), been agreed between the Borrower or, as the case may be, relevant Subsidiary and the Builder.
SECTION 7.1.11. Notice of written amendments to Construction Contract
The Borrower shall furnish to the Facility Agent, as soon as practicable after such amendment or modification is entered into, (a) each formal addendum to the Construction Contract (which on its face is identified as an addendum) and (b) notice of any other written amendment to or written modification of the Construction Contract (other than upward or downward adjustments resulting from change orders effected as contemplated by the express terms of the Construction Contract) that (i) relates to the amount of the Contract Price, (ii) relates to the date on which the Purchased Vessel is to be delivered or (iii) (either by itself or when aggregated with earlier amendments or modifications, if any) results in a decrease in the dimensions or capacity of the Purchased Vessel in terms of the number of passengers and/or staterooms by more than five per cent (5%), in each case to the extent that any of the same do not require approval pursuant to Section 7.2.8.
SECTION 7.1.12. Hedging Activities
The Borrower shall deliver to the Facility Agent on a quarterly basis following the Effective Date, a schedule of the Weighted Average Rate, accompanied by copies of confirmations or screen shots evidencing the entry into, termination or modification of any trades or fixings effected during such quarter under any agreements entered into by the Borrower from time to time in spot or forward currency markets for the purchase of EUR with Dollars in order to pay the Contract Price or fix the NYC Applicable Rate.
SECTION 7.2. Negative Covenants
The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.
SECTION 7.2.1. Business Activities
The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related, ancillary or complementary thereto, or that are reasonable extensions thereof.
SECTION 7.2.2. Subsidiary Indebtedness and Liens
(a)Except to the extent permitted by Section 7.2.2(b) below:
i.the Borrower will not permit:
(A)any of its Principal Subsidiaries to incur any Indebtedness other than Permitted Principal Subsidiary Indebtedness; and

(B)any of its Non-Principal Subsidiaries to incur any Indebtedness other than Permitted Non-Principal Subsidiary Indebtedness; and
ii.the Borrower (having regard, in the case of any ECA Financed Vessel, to Section 7.2.10), will not, and will not permit any of its Subsidiaries to, permit to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired other than Permitted Liens.
(b)Section 7.2.2(a) shall not, however, prohibit any Indebtedness or Lien provided that (but again having regard, in the case of any ECA Financed Vessel, to Section 7.2.10) immediately following incurrence (including any Group Member Guarantees) of the Indebtedness or Lien (as applicable):
i.the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness), (y) Indebtedness incurred by Non- Principal Subsidiaries (excluding Permitted Non-Principal Subsidiary Indebtedness) and (z) the Indebtedness secured by Liens (other than Permitted Liens) granted by any Group Member does not exceed 30.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; and
ii.the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness) and (y) the Indebtedness secured by Liens (other than Permitted Liens) granted by any Group Member does not exceed 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter.
SECTION 7.2.3. [Intentionally omitted]
SECTION 7.2.4. Financial Condition

The Borrower will not permit:
(a)Net Debt to Capitalisation Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1; and
(b)Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter.
SECTION 7.2.4(A). [Intentionally omitted]
SECTION 7.2.4(B). [Intentionally omitted]

SECTION 7.2.4(C). [Intentionally omitted]

SECTION 7.2.5. [Intentionally omitted]
SECTION 7.2.6. Consolidation, Merger, etc.
The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation except:
(a)any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 7.2.7; and
(b)so long as no Event of Default or Prepayment Event has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:
(i)after giving effect thereto, the Stockholders' Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders' Equity immediately prior thereto; and
(ii)in the case of a merger involving the Borrower where the Borrower is not the surviving corporation:
(A)the surviving corporation shall have assumed in writing, delivered to the Facility Agent, all of the Borrower's obligations hereunder and under the other Loan Documents;
(B)the surviving corporation shall, promptly upon the request of the Facility Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Facility Agent or any Lender in order for the Facility Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations; and
(C)as soon as practicable after receiving notice from the Borrower of such merger, and in any event no later than five Business Days after the delivery of such notice, for a surviving corporation that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof or Liberia, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such surviving corporation, either directly or through an Affiliate of such Lender (a "Protesting Lender") shall so notify the Borrower and the Facility Agent in writing. With respect to each Protesting Lender, the Borrower shall, effective on or before the date that such surviving corporation shall have the right to borrow hereunder, notify the Facility Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan owing to such Protesting Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Protesting Lender under this Agreement.
SECTION 7.2.7. Asset Dispositions, etc.
The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of (a) the Borrower or (b) the Subsidiaries of the Borrower, taken as a whole, except (i) sales of assets between or among the Borrower and Subsidiaries of the Borrower, (ii) sales of capital stock of any Subsidiary other than a Principal Subsidiary and (iii) sales of other assets in the ordinary course of business.
SECTION 7.2.8. Construction Contract
The Borrower will not amend or modify any term or condition of the Construction Contract if such amendment or modification results in (i) a change of type of the Purchased Vessel or (ii) (either by itself or when aggregated with earlier amendments or modifications, if any) a decrease in the capacity of the Purchased Vessel in terms of the number of passengers and/or staterooms by more than five per cent (5%) or (iii) the Purchased Vessel being unable to comply with applicable laws (including Environmental Laws) if, in the reasonable opinion of Finnvera, such inability has or could reasonably be expected to have a Material Adverse Effect.
SECTION 7.2.9. [Intentionally omitted]
SECTION 7.2.10. Negative Pledge over ECA Financed Vessels
For the purpose of this Section 7.2.10:

"repaid" means scheduled repayments or voluntary or mandatory prepayment and not repayments arising following the acceleration of the relevant ECA Financing after the occurrence of an Event of Default; and
"credit support" means a Lien over any ECA Financed Vessel granted by any Group Member or a Group Member Guarantee from a Group Member (other than the Borrower) that owns (directly or indirectly) any ECA Financed Vessel.

In connection with the granting of any Lien or Group Member Guarantee pursuant to Section 7.2.2(b) above, no Group Member shall use any ECA Financed Vessel as credit support in respect of any Indebtedness except:
(i)if more than 75.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member, that Group Member shall be entitled to grant credit support over or in respect of that ECA Financed Vessel on the basis of, and subject to compliance with, Section 7.2.2(b); and
(ii)if an amount equal to or higher than 15.0% but less than or equal to 75.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member (determined at the time the relevant credit support is provided), the relevant Group Member shall be entitled to provide such credit support over that ECA Financed Vessel on the basis of, and subject to the compliance with, the terms of Section 7.2.2(b), provided that the amount of Indebtedness secured or supported (as applicable) by that credit support shall not exceed an amount equal to BV x (A/B), where:
BV = the book value of that ECA Financed Vessel at the time of the provision of that credit support (as evidenced by the information to be provided pursuant to sub-paragraph (v) below);
A = the aggregate principal amount of Indebtedness incurred under the ECA Financing in respect of that ECA Financed Vessel which has been repaid by the relevant Group Member at the time the credit support is provided; and
B = the amount of Indebtedness originally incurred by the relevant Group Member under the ECA Financing in respect of that ECA Financed Vessel, it being acknowledged and agreed that:
(iii)where the relevant credit support being provided in accordance with this Section 7.2.10 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels but does no own (directly or indirectly) any other Vessels, the amount of Indebtedness that can be supported by such Group Member Guarantee shall be equal to the aggregate amount of Indebtedness that would be permitted to be secured under this Section
7.2.10 if, instead of a Group Member Guarantee, each relevant Principal Subsidiary owning each relevant ECA Financed Vessel was to provide a Lien as credit support in respect of that Indebtedness;
(iv)where the relevant credit support being provided in accordance with this Section 7.2.10 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels and other Vessels, the restrictions contained in this Section 7.2.10 as to the amount of the

Indebtedness that can be supported by such credit support must be preserved at all times and, not later than five Business Days after the date upon which that Group Member grants the relevant Group Member Guarantee, the Borrower shall notify the Facility Agent in writing of such event and shall provide any information as may be reasonably requested by the Facility Agent to verify that the requirements of this Section 7.2.10 have been complied with following the provision of such Group Member Guarantee; and
(v)not later than five Business Days after the date upon which a Group Member provides any credit support, the Borrower shall provide the Facility Agent with evidence as to its compliance with this Section 7.2.10, which evidence shall include all required calculations and other information required by the Facility Agent (acting reasonably) to determine such compliance; and
(vi)no Group Member shall be entitled to use any ECA Financed Vessel as credit support in the manner contemplated by this Section 7.2.10:
(A)until such time as the relevant Group Member has repaid at least 15.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel; and/or
(B)at any time in which a Default had occurred and is continuing.
SECTION 7.3. [Intentionally omitted]

SECTION 7.4. Borrower's Procurement Undertaking
Where any of the covenants set out in this Agreement require performance by any Subsidiary of the Borrower, the Borrower shall procure the performance of that obligation by such Subsidiary.
SECTION 7.5. Limitation in respect of Certain Representations, Warranties and Covenants
The representations and warranties and covenants given in Section 6.4(b) and Section 7.1.3(f) respectively shall only be given, and be applicable to, a Lender resident in the Federal Republic of Germany or any other Lender who notifies the Facility Agent that this Section 7.5 applies to them insofar as the giving of and compliance with such representations and warranties do not result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 a no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of Council Regulation (EC) 2271/1996 in conjunction with (EU) 2018/1100 or any similar applicable anti-boycott law or regulation.

ARTICLE VIII
EVENTS OF DEFAULT
SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".
SECTION 8.1.1. Non-Payment of Obligations
The Borrower shall default in the payment when due of any amount payable by it under the Loan Documents in the manner required under the Loan Documents unless such failure is solely as a result of either (a) administrative or technical error or (b) a Disruption Event, and, in either case, payment is made within three Business Days of its due date.
SECTION 8.1.2. Breach of Warranty
Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to Article V) or under any other Loan Document is or shall be incorrect in any material respect when made.
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations
The Borrower shall default in the due performance and observance of any other agreement contained herein, or in any other Loan Document (other than the covenants set forth in Section 7.1.1(i), Section 7.1.1(n), Section 7.1.9, Section 7.1.10 and Section 7.2.4 and the obligations referred to in Section 8.1.1) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).
SECTION 8.1.4. Default on Other Indebtedness
(a) The Borrower or any of the Principal Subsidiaries shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $100,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder or with respect to Hedging Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (b) the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods; (c) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); or (d) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); provided that any required prepayment or right to require prepayment triggered by terms that are certified by the Borrower to be unique to, but customary in, ship financings shall not constitute an Event of Default under this Section 8.1.4 so long as any required prepayment is made when due. For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.
SECTION 8.1.5. Bankruptcy, Insolvency, etc.
The Borrower or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:
(a)generally fail to pay, or admit in writing its inability to pay, its debts as they become due;
(b)apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;
(c)in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that in the case of such an event in respect of the Borrower, the Borrower hereby expressly authorises the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents;
(d)permit or suffer to exist the commencement of any bankruptcy, reorganisation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorises the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents; or
(e)take any corporate action authorising, or in furtherance of, any of the foregoing. SECTION 8.2. Action if Bankruptcy
If any Event of Default described in clauses (b) through (d) of Section 8.1.5 shall occur with respect to any Group Member, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.
SECTION 8.3. Action if Other Event of Default
If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.5 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Majority Lenders, shall by notice to the Borrower declare all of the outstanding principal amount of the Loan and other Obligations to be due and payable or payable on demand and/or the Commitments (if not previously terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable or payable on demand (as the case may be), without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate provided that the Facility Agent shall if so instructed by FEC (where it is the only Lender of the Loan (acting on the instructions of Finnvera)) in relation to the Loan, by notice to the Borrower:
(a)cancel all or any part of the (i) FEC Tranche A Commitment and/or the FEC Tranche B Commitment in the case of FEC; and/or
(b)declare that all or part of any amounts outstanding under the Loan Documents in respect of the Loan or any part thereof are:
(i)immediately due and payable; and/or
(ii)payable on demand by the Facility Agent acting on the instructions of FEC in relation to the Loan.
Any notice given under this sub-clause will take effect in accordance with its terms, provided that unless Finnvera has instructed otherwise FEC agrees to consult with the Transferring Lenders (acting in any capacity in relation the Loan) for a period not exceeding ten (10) Business Days before giving instructions to the Facility Agent as to the measures to be taken in relation to the acceleration or repayment of the Loan pursuant to this Section 8.3.

ARTICLE IX
PREPAYMENT EVENTS
SECTION 9.1. Listing of Prepayment Events
Each of the following events or occurrences described in this Section 9.1 shall constitute a "Prepayment Event".
SECTION 9.1.1. Change of Control
There occurs any Change of Control.
SECTION 9.1.2. Unenforceability
Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower's counsel set forth as Exhibit B-1 or in any opinion delivered to the Facility Agent after the Effective Date in connection with this Agreement or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Facility Agent.
SECTION 9.1.3. Approvals
Any material license, consent, authorisation, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.
SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations
The Borrower shall default in the due performance and observance of any of the covenants set forth in Section 4.11 or Section 7.2.4.
SECTION 9.1.5. Judgments
Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:
(a)enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5) Business Days after the commencement of such enforcement proceedings; or

(b)there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
SECTION 9.1.6. Condemnation, etc.
The Purchased Vessel shall be condemned or otherwise taken under colour of law or requisitioned and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.
SECTION 9.1.7. Arrest
The Purchased Vessel shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.
SECTION 9.1.8. Sale/Disposal of the Purchased Vessel
The Purchased Vessel is sold to a company which is not the Borrower or any other Subsidiary of the Borrower (other than for the purpose of a lease back to the Borrower or any other Subsidiary of the Borrower).
SECTION 9.1.9. Termination of the Construction Contract
If the Construction Contract is terminated in accordance with its terms or by other lawful means prior to delivery of the Purchased Vessel and the parties thereto do not reach an agreement to reinstate the Construction Contract within 30 days after such termination.
SECTION 9.1.10. FEC Reassignment and Termination, etc. of the Finnvera Guarantee
(A)FEC Reassignment
(a)The parties to this Agreement acknowledge that FEC has the right, pursuant to and in accordance with clause 11.3 of the FEC Supplemental Assignment Agreement, to effect a reassignment and/or re-transfer by way of Transfer Certificate of any part of the Loan to the Transferring Lenders (in accordance with their respective Percentages) if and only if the circumstances set out in clause 11.3 of the FEC Supplemental Assignment Agreement occur, namely if the Finnvera Guarantee is, due to a reason not attributable to FEC, repudiated, withdrawn, suspended, terminated or cancelled or otherwise ceases to be in full force and effect or binding or enforceable against Finnvera (the "FEC Reassignment").
(b)If an FEC Reassignment is at any time effected by FEC other than as a result of any gross negligence or wilful misconduct of the Facility Agent, the Guarantee Holder or any of the Transferring Lenders, (any such FEC Reassignment hereinafter referred to as the "FEC Prepayment Event"), the mandatory prepayments and cancellation provisions contained in Section 9.2 shall apply and the Borrower shall be liable to pay any Break Costs determined in accordance with Section 4.4.1.

(c)In the event of an FEC Reassignment as a result of any gross negligence or wilful misconduct of the Facility Agent, the Guarantee Holder or any of the Transferring Lenders, no such mandatory prepayment shall be required and the parties to this Agreement acknowledge and agree that:
(i)each such Transferring Lender, the Facility Agent or the Guarantee Holder shall be liable to pay FEC in its capacity as a Fixed Rate Provider, any Break Costs determined in accordance with Section 4.4.1(A)b. and any other fees, costs or expenses required to be paid and the Facility Agent shall procure that the Guarantee Holder shall make any such payment for which it is liable;
(ii)from the date of the FEC Reassignment the Borrower shall pay interest on the relevant part of the Loan at the applicable Floating Rate; and
(iii)the Borrower shall not be liable to pay any Break Costs or any other fees costs or expenses required to be paid as a result of the FEC Reassignment.
(d)References to the provisions of the FEC Supplemental Assignment Agreement referred to in this Section 9.1.10(A) shall be to such provisions in the form of the FEC Supplemental Assignment Agreement as originally executed (save for any accession to such agreement by a Transferee Lender (other than the Initial FEC Lender) or amendment and restatement of such agreement to enable such Transferee Lender to become a party to it as a Transferring Lender) provided no amendments or supplements thereto shall be agreed without the Borrower's prior written consent in which case such references shall be to such provisions of the FEC Supplemental Assignment Agreement as amended or supplemented.
(e)The parties to this Agreement acknowledge and agree that if the Transferring Lenders exercise their right to request a re-assignment and/or re-transfer of the Loan pursuant to clause 13.2 of the FEC Supplemental Assignment Agreement, the Borrower shall not be liable to pay any costs and expenses, including but not limited to Break Costs, that are incurred by any party as a result of such re-assignment and/or re-transfer.
(f)If Section 9.1.10(A)(c)(ii) applies, the Facility Agent and the Borrower shall enter in good faith negotiations (for a period of not more than thirty (30) days commencing from the date of the FEC Reassignment) with a view to agreeing a substitute basis for determining the rate of interest taking into account the creditworthiness and borrowing credentials of the Borrower and the cost to the Transferring Lenders of funding their respective participations in the Loan.
(g)From the date of the FEC Reassignment and unless and until an alternative rate is agreed in accordance with paragraph (f) above, the rate of interest on the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the weighted average of the rates notified in good faith to the Facility Agent by each Transferring Lender as soon as practicable and in any event within seven (7) Business Days of the date of the FEC Reassignment (or, if earlier, on the date falling three (3) Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum and in the relevant Transferring Lender's good faith the cost to the relevant Transferring Lender of funding its participation in that Loan from whatever source it may reasonably select.
(h)Any alternative basis agreed pursuant to paragraph (f) above shall, with the prior consent of all the Transferring Lenders and the Borrower, be binding on those parties.
(B)Termination etc. of Finnvera Guarantee
If, prior to the date of Final Maturity the Finnvera Guarantee is suspended, terminated or withdrawn by Finnvera or otherwise ceases to be of full force and effect other than as a result of:
(i)a reason attributable to the gross negligence or wilful misconduct of FEC, the Facility Agent, the Guarantee Holder or any of the Lenders; or
(ii)an FEC Prepayment Event,
then in such event, the Facility Agent shall, as soon as reasonably practicable upon becoming aware of the same, notify the Borrower, giving details available of the reasons or grounds for such suspension, termination or withdrawal and shall provide to the Borrower copies of documents, or extracts thereof, as it may have in its possession in relation thereto (and the Lenders shall provide and the Facility Agent shall procure that the Guarantee Holder shall provide such information to the Facility Agent as it may reasonably request in order for it to comply with this requirement), to the extent not prohibited by applicable law and without requiring it to breach any obligation binding upon it.
(C)[Intentionally omitted]
SECTION 9.1.11. Illegality
No later than the close of business on the last day of the Option Period related to the giving of any Illegality Notice by an affected Lender pursuant to Section 3.2.2(c), either: (x) the Borrower has not elected to take an action specified in clause (1) or (2) of Section 3.2.2(c) or (y) if any such election shall have been made, the Borrower has failed to take the action required in respect of such election.
SECTION 9.1.12. [Intentionally omitted.]
SECTION 9.1.13. [Intentionally omitted.]
SECTION 9.2 Mandatory Prepayment
If any Prepayment Event shall occur and be continuing (and subject, in the case of Section 9.1.10 (C), to Section 11.20), the Facility Agent, upon the direction of the Majority Lenders, shall by notice to the Borrower either (i) if the Disbursement Date has occurred and the Loan disbursed require the Borrower to prepay in full on the date stipulated in such notice or, in the case of a notice served on the Borrower in respect of a Prepayment Event under Section 9.1.11, within 15 Business Days, all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations) or (ii) if the Disbursement Date has not occurred, terminate the Commitments; provided that:
(a)if such Prepayment Event arises under Section 9.1.11, the remedy available under this Section 9.2 shall be limited to that provided in clause (i) above and only with respect to the portion of the Loan held by the affected Lender that gave the relevant Illegality Notice (the "Affected Lender"); and
(b)if the Prepayment Event arises under Section 9.1.10(A) or (B), the Borrower shall prepay the Loan together with interest and all other Obligations or the FEC Commitment shall be cancelled (as the case may be) in respect of any termination of the Finnvera Guarantee or any FEC Reassignment resulting therefrom.
(c)[Intentionally omitted]
(d)[Intentionally omitted]

SECTION 9.3. Mitigation.

If the Facility Agent or any of the Lenders has actual notice and/or knowledge of any potential suspension, termination or withdrawal of the Finnvera Guarantee or becomes aware that an event or circumstance has arisen which will cause the Finnvera Guarantee to be suspended, terminated or withdrawn for any reason or no longer remain in full force and effect it shall notify the Borrower and, in the case of such Lender, the Facility Agent. Following such notification the Lenders, the Borrower and the Facility Agent shall (at the cost and expense of the Borrower) negotiate in good faith for a period of up to 30 days or, if less, the date by which the Finnvera Guarantee shall be suspended, terminated or withdrawn or cease to be in full force and effect to determine whether the Facility can be restructured and/or the Loan refinanced in a manner acceptable to each of the Lenders in their absolute discretion. The Facility Agent (acting on behalf of the Lenders) will request that Finnvera take part in such negotiations but shall have no obligation other than to send such request to Finnvera. Nothing in this Section shall oblige any Finance Party to (i) monitor or make enquiries of or any investigation into whether any such suspension, termination or withdrawal etc. of the Finnvera Guarantee has occurred or will occur or (ii) agree to any restructuring or refinancing of the Loan during any such good faith discussions.

ARTICLE X
THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS
SECTION 10.1. Actions
Each Lender and Residual Risk Guarantor hereby appoints KfW IPEX, as Facility Agent as its agent under and for purposes of this Agreement, each other Loan Document and each other

Credit Support Document. Each Lender and each Residual Risk Guarantor authorises the Facility Agent to act on behalf of such Lender and such Residual Risk Guarantor under this Agreement each other Loan Document and each Credit Support Document and, in the absence of other written instructions from the Majority Lenders and/or the Majority Residual Risk Guarantors (as the case may be) received from time to time by the Facility Agent (with respect to which the Facility Agent agrees that it will comply, except as otherwise provided in this Article X or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Facility Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Facility Agent shall not be obliged to act on the instructions of any Lender, the Majority Lenders, the Residual Risk Guarantors or the Majority Residual Risk Guarantors (as the case may be) if to do so would, in the opinion of the Facility Agent, be contrary to any provision of this Agreement, any other Loan Document or Credit Support Document (as the case may be) or to any law, or would expose the Facility Agent to any actual or potential liability to any third party or would in the reasonable opinion of the Facility Agent be contrary to any provision of the Finnvera Guarantee, or in any way jeopardise the cover provided by such guarantee or policy.
SECTION 10.2. Indemnity
Each Lender (other than FEC) and each Residual Risk Guarantor shall indemnify (which indemnity shall survive any termination of this Agreement) the Facility Agent, pro rata according to such Lender's Percentage or Residual Risk Guarantee Proportion (as the case may be), from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, the Facility Agent in any way relating to or arising out of this Agreement and any other Loan Document or any action taken or omitted by the Facility Agent under this Agreement or any other Loan Document; provided that no Lender or Residual Risk Guarantor shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from the Facility Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Facility Agent promptly upon demand for its rateable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Facility Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Facility Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by the Facility Agent, any Lender, any Residual Risk Guarantor or a third party. The Facility Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction. If any indemnity in favour of the Facility Agent shall be or become, in the Facility Agent's determination, inadequate, the Facility Agent may call for additional indemnification from the Lenders and the Residual Risk Guarantors and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 10.3 Funding Reliance, etc..
Each Lender shall notify the Facility Agent by 4:00 p.m., Frankfurt time, one day prior to the advance of the Loan if it is not able to fund the following day. Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., Frankfurt time, on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its Percentage of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.
SECTION 10.4. Exculpation
Neither the Facility Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence. Without limitation of the generality of the foregoing, the Facility Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or Prepayment Event or to inspect the property (including the books and records) of the Borrower, (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (v) shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties, and (vi) shall have no responsibility to the Borrower or any Lender on account of (A) the failure of a Lender or the Borrower to perform any of its obligations under this Agreement or any other Loan Document; (B) the financial condition of the Borrower; (C) the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any other Loan Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any other Loan Document; or (D) the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any other Loan Document or of any document executed or delivered pursuant to or in connection with any Loan Document.

SECTION 10.5. Successor
The Facility Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower, all Lenders and all Residual Risk Guarantors, provided that any such resignation (i) shall be subject to the restrictions in the FEC Supplemental Assignment Agreement and (ii) shall not become effective until a successor Facility Agent has been appointed as provided in this Section 10.5 and such successor Facility Agent has accepted such appointment. If the Facility Agent at any time shall resign, the Majority Lenders shall, subject to the immediately preceding proviso and subject to the consent of the Borrower (such consent not to be unreasonably withheld), appoint another Lender as a successor to the Facility Agent which shall thereupon become such Facility Agent's successor hereunder (provided that the Majority Lenders and the Majority Residual Risk Guarantors shall, subject to the consent of the Borrower unless an Event of Default or a Prepayment Event shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders in turn, in the order of their respective Percentages of the Loan, the right to become successor Facility Agent). If no successor Facility Agent shall have been so appointed by the Majority Lenders and the Majority Residual Risk Guarantors, and shall have accepted such appointment, within 30 days after the Facility Agent's giving notice of resignation, then the Facility Agent may, on behalf of the Lenders and the Majority Residual Risk Guarantors, appoint a successor Facility Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least
$1,000,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld). Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall be entitled to receive from the resigning Facility Agent such documents of transfer and assignment as such successor Facility Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Facility Agent, and the resigning Facility Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Facility Agent's resignation hereunder as the Facility Agent, the provisions of:
(a)this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and
(b)Section 11.3 and Section 11.4 shall continue to inure to its benefit.
If a Lender acting as the Facility Agent assigns its Loan and, with the prior written consent of Finnvera transfers its Residual Risk Guarantee to one of its Affiliates or, such Affiliate, with the prior written consent of Finnvera issues a replacement Residual Risk Guarantee, such Facility Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Facility Agent to such Affiliate.
SECTION 10.6. Loans by the Facility Agent
The Facility Agent shall have the same rights and powers with respect to the Loan made by it or any of its Affiliates. The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the Lenders. The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.
SECTION 10.7. Credit Decisions
Each Lender and Residual Risk Guarantor acknowledges that it has, independently of the Facility Agent and each other Lender and Residual Risk Guarantor, and based on such Lender's and Residual Risk Guarantor's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender and Residual Risk Guarantor) and such other documents, information and investigations as such Lender and Residual Risk Guarantor has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender and Residual Risk Guarantor also acknowledges that it will, independently of the Facility Agent and each other Lender and Residual Risk Guarantor, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.
SECTION 10.8 Copies, etc.
The Facility Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Facility Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Facility Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Facility Agent from the Borrower for distribution to the Lenders by the Facility Agent in accordance with the terms of this Agreement.
SECTION 10.9. The Facility Agent's Rights
The Facility Agent may (i) assume that all representations or warranties made or deemed repeated by the Borrower in or pursuant to this Agreement or any other Loan Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary, (ii) assume that no Default has occurred unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary, (iii) rely on any document or notice believed by it to be genuine, (iv) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it, (v) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate signed by or on behalf of the Borrower and (vi) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Majority Lenders) and the Residual Risk Guarantors (or, where applicable, by the Majority Residual Risk Guarantor) and unless and until the Facility Agent has received from the Lenders and the Residual Risk Guarantors any payment which the Facility Agent may require on account of, or any security which the Facility Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

SECTION 10.10. The Facility Agent's Duties
The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any other Loan Document by the Borrower or as to the existence of an Event of Default and
(ii) inform the Lenders promptly of any Event of Default of which the Facility Agent has actual knowledge.
The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Borrower or actual knowledge of the occurrence of any Default unless a Lender or the Borrower shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent. Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.
The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower's subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.
SECTION 10.11. Employment of Facility Agent
In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement or the other Loan Documents, the Facility Agent shall be entitled to employ and pay agents to do anything which the Facility Agent is empowered to do under or pursuant to this Agreement or the other Loan Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including without limitation Section 11.3, the employment of the Facility Agent shall be for the Facility Agent's account, and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Facility Agent in good faith to be competent to give such opinion, advice or information.
SECTION 10.12. Distribution of Payments
The Facility Agent shall pay promptly to the order of each Lender and each Residual Risk Guarantor that Lender's Percentage or that Residual Guarantors Residual Risk Guarantee Proportion, as the case may be, of every sum of money received by the Facility Agent pursuant to this Agreement or the other Loan Documents owing to that Lender or Residual Risk Guarantor, as the case may be (with the exception of any amounts payable pursuant to any Fee Letter and any amounts which, by the terms of this Agreement or the other Loan Documents, are paid to the Facility Agent for the account of the Facility Agent alone or specifically for the account of one or more Lenders or Residual Risk Guarantors) and until so paid such amount shall be held by the Facility Agent on trust absolutely for that Lender or that Residual Risk Guarantor (as the case may be).

SECTION 10.13. Reimbursement
The Facility Agent shall have no liability to pay any sum to a Lender or Residual Risk Guarantor until it has itself received payment of that sum. If, however, the Facility Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender or Residual Risk Guarantor pursuant to Section 10.12 before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within two (2) Business Days after the date on which that payment was required to be made by the terms of this Agreement or any of the other Loan Documents, that Lender or Residual Risk Guarantor will, on demand by the Facility Agent, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the other Loan Documents and ending on the date on which the Facility Agent receives reimbursement.
SECTION 10.14. Instructions
Where the Facility Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Lenders, the Majority Lenders, the Residual Risk Guarantors or the Majority Residual Risk Guarantors (as the case may be) each of the Lenders and the Residual Risk Guarantors shall provide the Facility Agent with instructions within five (5) Business Days (or such longer period as is required in the opinion of Finnvera (as the case may be) in order for the Lenders or the Residual Risk Guarantors to receive instructions from Finnvera (as the case may be)) of the Facility Agent's request (which request may be made orally or in writing). If a Lender or a Residual Risk Guarantor does not provide the Facility Agent with instructions within that period, that Lender or that Residual Risk Guarantor shall be bound by the decision of the Facility Agent. Nothing in this Section 10.14 shall limit the right of the Facility Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders, the Majority Lenders, the Residual Risk Guarantors or the Majority Residual Risk Guarantors (as the case may be) if the Facility Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders or the Residual Risk Guarantors (as the case may be) under or in connection with this Agreement or any of the other Loan Documents. In that event, the Facility Agent will notify the Lenders or the Residual Risk Guarantors (as the case may be) of the action taken by it as soon as reasonably practicable, and the Lenders and the Residual Risk Guarantors agree to ratify any action taken by the Facility Agent pursuant to this Section 10.14.
SECTION 10.15. Payments
All amounts payable to a Lender or a Residual Risk Guarantor under this Section 10 shall be paid to such account at such bank as that Lender or that Residual Risk Guarantor may from time to time direct in writing to the Facility Agent.

SECTION 10.16. "Know your customer" Checks
Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of another Lender) in order for the Facility Agent (or that Lender) to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement, the other Loan Documents, any FEC Transfer Certificate, any Transfer Certificates or any Lender Assignment Agreements (as the case may be).
SECTION 10.17. No Fiduciary Relationship
Except as provided in Section 10.12, the Facility Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in this Agreement or any other Loan Document shall constitute a partnership between any two or more Lenders or between the Facility Agent and any other person.
SECTION 10.18. Initial Mandated Lead Arranger
(A)The Initial Mandated Lead Arranger has no obligations of any kind to the Borrower or any other Finance Party under or in connection with this Agreement or the other Loan Documents.
(B)Nothing in any Loan Document constitutes the Initial Mandated Lead Arranger as a trustee or fiduciary of any other person.
(C)The Initial Mandated Lead Arranger shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

ARTICLE XI
MISCELLANEOUS PROVISIONS
SECTION 11.1. Waivers, Amendments, etc.
(A)The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by (a) the Borrower and each of (i) the Majority Lenders and (ii) only in the case of (b) and (d) below the Majority Residual Risk Guarantors, and (b) Finnvera in respect of any material amendment, modification or waiver; provided that no such amendment, modification or waiver which would:
(a)modify any requirement hereunder that any particular action be taken by all the Lenders or Finnvera shall be effective unless consented to by each Lender;
(b)modify this Section 11.1 or change the definition of "Majority Lenders" or "Majority Residual Risk Guarantors" shall be made without the consent of each Lender and each Residual Risk Guarantor respectively;

(c)increase the Commitment of any Lender shall be made without the consent of such Lender;
(d)reduce any fees described in Article III payable to any Lender or any Residual Risk Guarantor shall be made without the consent of such Lender and such Residual Risk Guarantor respectively;
(e)extend the Commitment Termination Date of any Lender shall be made without the consent of such Lender;
(f)extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Loan (or reduce the principal amount of or rate of interest on the Loan) owed to any Lender shall be made without the consent of such Lender; or
(g)affect adversely the interests, rights or obligations of the Facility Agent in its capacity as such shall be made without consent of the Facility Agent.
(B)The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders in relation to the Loan (or, if the relevant Loan Document stipulates the matter is a decision for any other Lender, Finnvera or group of Lenders from that Lender, Finnvera or group of Lenders) or in relation to any matters concerning the Residual Risk Guarantees, the Majority Residual Risk Guarantors as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(C)The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in relation to the Loan or the Majority Residual Risk Guarantors in relation to the Residual Risk Guarantees in the exercise of any right, authority, power or discretion or any matter not expressly provided for in the Loan Documents or the Credit Support Documents. Any such instructions given by the Majority Lenders or the Majority Residual Risk Guarantors (as the case may be) will be binding on the relevant Lenders and relevant Residual Risk Guarantor or all the Lenders or all Residual Risk Guarantors (as the case may be). In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders and the Residual Risk Guarantors.
(D)No failure or delay on the part of the Facility Agent or any Lender or any Residual Risk Guarantor in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Facility Agent or any Lender or any Residual Risk Guarantor under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The

Lenders and the Residual Risk Guarantors hereby agree, at any time and from time to time that if any of the Revolver Credit Facilities is amended or refinanced to negotiate in good faith to amend this Agreement (but expressly without obligation to agree on any amendment and only on a basis which is strictly a without prejudice to the rights and benefits of the Finance Parties currently existing under this Agreement) to conform any representations, warranties, covenants or events of default in this Agreement to the amendments made to any substantially comparable provisions in the Revolver Credit Facilities or any refinancing thereof.
SECTION 11.2. Notices
(a)All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by electronic mail and addressed, delivered or transmitted to such party at its address, facsimile number or electronic mail address set forth below its signature hereto or set forth in a Lender Assignment Agreement or Transfer Certificate (as the case may be) or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient.
(b)So long as KfW IPEX is the Facility Agent, the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing advance or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any advance or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/pdf medium in a format acceptable to the Facility Agent at ole_christian.sande@kfw.de and julia.hermann@kfw.de (or such other email address notified by the Facility Agent to the Borrower).
(c)The Borrower agrees that the Facility Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Borrower, on Intralinks or any similar such platform (the "Platform") acceptable to the Borrower. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorisation System and the Platform is secured through a single user per deal authorisation method whereby each user may access the Platform only on a deal-by-deal basis, the

Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Facility Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non- infringement of third party rights or freedom from viruses or other code defects, is made by the Facility Agent or any of its Affiliates in connection with the Platform.
(d)The Facility Agent agrees that the receipt of Communications by the Facility Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Facility Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).
SECTION 11.3. Payment of Costs and Expenses
The Borrower agrees to pay on demand all reasonable expenses of the Finance Parties, FEC and Finnvera (including the reasonable fees and out-of-pocket expenses of counsel to the Facility Agent and the Lenders (except FEC), and of local counsel, if any, who may be retained by counsel to the Facility Agent and, in the case of FEC, counsel retained by FEC with the Borrower's prior approval in connection with the initial syndication of the Loans (including legal opinions) in connection with the negotiation and execution of this Agreement and any other Loan Document or Credit Support Document, the initial syndication of the Loan and any amendments, waivers, consents, supplements or other modifications to, this Agreement, any other Loan Document or any Credit Support Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated. In addition, the Borrower agrees to pay reasonable fees and out of pocket expenses of counsel to the Facility Agent and of counsel to FEC in connection with the funding under this Agreement. The Borrower further agrees to pay, and to save the Finance Parties harmless from all liability for, any stamp, recording, documentary or other similar taxes payable in connection with the execution, delivery or enforcement of this Agreement or the borrowing hereunder, any other Loan Document or any Credit Support Document. The Borrower also agrees to reimburse the Facility Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by a Finance Party or Finnvera in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.
SECTION 11.4. Indemnification
In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Facility Agent, each Lender and each of their respective Affiliates and their respective officers, advisors, directors and employees (collectively, the "Indemnified Parties") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defence in connection therewith), in each case arising out of or in connection with or by reason of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"), except to the extent such claim, damage, loss, liability or expense (i) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or wilful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement, any other Loan Document or the Credit Support Documents and which breach is not attributable to the Borrower's own breach of the terms of this Agreement, any other Loan Document or the Credit Support Documents or (ii) relates to taxes other than Covered Taxes. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto. Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower's prior consent, (c) shall cooperate fully in the Borrower's defence of any such action, suit or other claim (provided that the Borrower shall reimburse such Indemnified Party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower's request, permit the Borrower to assume control of the defence of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defence of such claim, (iii) the Borrower shall consult in good faith with the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defence of such claim, (iv) the Borrower shall conduct the defence of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower's expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed). Notwithstanding the Borrower's election to assume the defence of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defence of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defences available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defences (in which case the Borrower shall not have the right to assume the defence of such action on the Indemnified Party's behalf), (iii) the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorises the Indemnified Party to employ separate counsel at the Borrower's expense. The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non- appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or wilful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
SECTION 11.5. Survival
The obligations of the Borrower under Section 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.
SECTION 11.6. Severability; Independence of Obligations
Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
The Borrower agrees that the Borrower's obligations under this Agreement (including its obligation to repay the Loan) (a) are independent of the Construction Contract and (b) will not be invalidated, suspended or limited in any way by any termination, rescission, cancellation, invalidation, non-performance or non-completion of the Construction Contract or any other contract, agreement or arrangement relating thereto (other than the Loan Documents) or any dispute or claim between the Borrower and/or the Builder and/or any suppliers and/or any other third parties under or in connection with the Construction Contract, or any defence thereto, or any insolvency proceedings relating to the Builder or any other Person.
SECTION 11.7. Headings
The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8. Execution in Counterparts
This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
SECTION 11.9. Third Party Rights
(a)A person who is not a party to this Agreement or a Fee Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement or such Fee Letter except that Finnvera may enforce and enjoy any rights specifically conferred Finnvera pursuant to this Agreement, each Lender and Residual Risk Guarantor may enforce and enjoy any rights conferred upon it pursuant to a Fee Letter signed on its behalf by the Facility Agent and each Lender acknowledges and agrees to be bound by the terms of the Fees Letters to the extent they relate to the Borrower's right to receive any fee reimbursements due from such Lender to the Borrower.
(b)Notwithstanding any term of any Loan Document, the consent of any person who is not a party to a Loan Document (other than Finnvera, FEC (until such time as it becomes a party thereto pursuant to the FEC Transfer Certificates)) is not required to rescind or vary this Agreement at any time.
SECTION 11.10. Successors and Assigns
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:
(a)except to the extent permitted under Section 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent and each Lender; and
(b)the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11. SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan
Each Lender may assign or transfer its Percentage or portion of the Loan to one or more other Persons (a "New Lender"), or sell participations in its Percentage or portion of the Loan to one or more other Persons subject to this Section 11.11 provided that, in the case of assignments or transfers, such Lender shall not assign or transfer any rights, benefits or obligations under this Agreement unless at the same time such New Lender also executes and delivers to Finnvera and FEC (as applicable) a Residual Risk Guarantee and any Additional FEC Transfer Documents.
SECTION 11.11.1. Assignments and transfers
(A)(i) (a) Any Lender with the written consents of the Borrower and the Facility Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign or transfer to one or more commercial banks or other financial institutions all or any fraction of such Lender's share of the Loan; provided that in the case of any assignee or transferee, such assignee or transferee (other than in the case of FEC) shall be reasonably acceptable to Finnvera and (b) in connection with the primary syndication of the Loan, at any time (and from time to time) the Initial FEC Lender may assign or transfer to one or more commercial banks or other financial institutions identified by the Borrower in consultation with KfW IPEX that fraction of the Initial FEC Lender's Loan or Commitment as agreed between the Borrower and KfW IPEX.
(ii)Any Lender, with notice to the Borrower and the Facility Agent in all cases except in the case of an assignment or transfer to FEC or Finnvera, and, notwithstanding the foregoing (A) clause (i), without the consent of the Borrower, or the Facility Agent may assign or transfer (a) to FEC or Finnvera (including, but not limited to, an assignment and/or transfer by the Initial FEC Lender to FEC under an FEC Transfer Certificate or by FEC to any other FEC Lender pursuant to the FEC Supplemental Assignment Agreement) or following the Disbursement Date, to any of its Affiliates or (b) following the occurrence and during the continuance of an Event of Default under Section 8.1.1, 8.1.4(a) or 8.1.5, to any other Person, in either case, all or any fraction of such Lender's portion of the Loan but on the basis that, in the case of clause (a) and clause (b), any assignee or transferee (other than in the case of FEC or Finnvera) shall be reasonably acceptable to the Facility Agent and Finnvera.
(iii)Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign or charge all or any fraction of its portion of the Loan to any federal reserve bank or central bank as collateral security in connection with the extension of credit or support by such federal reserve bank or central bank to such Lender.
(iv)No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement if the proposed assignment or transfer would result in a breach of any terms of the Finnvera Guarantee.
(v)No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement unless it has given prior written notification of the transfer to each of the Finnish Authorities and the Facility Agent has obtained a prior written consent from the Finnish Authorities.
(vi)Nothing in this Section 11.11.1 shall prejudice the right of a Lender to assign or transfer its rights under this Agreement to the Finnish Authorities, if such assignment or transfer is required to be made by that Lender to the Finnish Authorities in accordance with the Finnvera Guarantee.
Save in the case of a transfer to FEC pursuant to the FEC Transfer Documents, each Person described in the foregoing clauses as being the Person to whom such assignment or transfer is to be made, is hereinafter referred to as an "Assignee Lender" or "Transferee Lender". Assignments or transfers in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender's portion of the Loan and Commitment) (which assignment or transfer shall be of a constant, and not a varying, percentage of such Lender's portion of the Loan) are permitted; provided that the Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned or transferred to an Assignee Lender or a Transferee Lender (as the case may be) until:
(a)written notice of such assignment or transfer, together with payment instructions, addresses and related information with respect to such Assignee Lender or Transferee Lender, shall have been given to the Borrower and the Facility Agent by such Lender and such Assignee Lender or Transferee Lender;
(b)such Assignee Lender or Transferee Lender shall have executed and delivered to the Borrower and the Facility Agent a Lender Assignment Agreement or a Transfer Certificate as set out in (B) below, accepted by the Facility Agent and if the applicable portion is in respect of the FEC Tranche A Loan, any other agreements required by the Facility Agent or FEC in connection therewith;
(c)the Facility Agent on behalf of (i) FEC shall have received the Additional FEC Transfer Documents where required and (ii) Finnvera shall have received a replacement Residual Risk Guarantee; and
(d)the processing fees described below shall have been paid.
From and after the date that the Facility Agent accepts such Lender Assignment Agreement or Transfer Certificate and receives the Additional FEC Transfer Documents where required and Finnvera receives any replacement Residual Risk Guarantee and the Facility Agent receives a copy of the same, (x) the Assignee Lender or Transferee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned or transferred to such Assignee Lender or Transferee Lender in connection with such Lender Assignment Agreement or Transfer Certificate, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor or transferor Lender, to the extent that rights and obligations hereunder have been assigned or transferred by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment or transfer. Except to the extent resulting from a subsequent change in law, in no event shall the Borrower be required to pay to any Assignee Lender or Transferee Lender any amount under Clause 6 of Exhibit K or Section 4.3, Section 4.4, Section 4.5 or Section 4.6 that is greater than the amount which it would have been required to pay had no such assignment or transfer been made. Such assignor Lender, transferor Lender or such Assignee Lender or Transferee Lender (unless a party to an FEC Transfer Certificate under which FEC is the transferee) must also pay a processing fee to the Facility Agent upon delivery of any Lender Assignment Agreement or Transfer Certificate in the amount of $2,000 (and shall also reimburse the Facility Agent for any reasonable out-of-pocket costs, including reasonable attorneys' fees and expenses, incurred in connection with the assignment or transfer).

(B)Procedure for transfer to (i) FEC under an FEC Transfer Certificate or (ii) a Transferee Lender under a Transfer Certificate
(a)A novation is effected if:
(i)the Existing Lender and FEC or Transferee Lender (as the case may be) deliver to the Facility Agent a duly completed FEC Transfer Certificate or Transfer Certificate (as the case may be); and
(ii)the Facility Agent executes it.
The Facility Agent must execute as soon as reasonably practicable any FEC Transfer Certificate or Transfer Certificate (as the case may be) delivered to it and which appears on its face to be in order.
(b)The Facility Agent shall only be obliged to execute an FEC Transfer Certificate or Transfer Certificate delivered to it by (i) the Existing Lender and FEC or (ii) the Existing Lender and the Transferee Lender upon its completion of all "know your customer" checks that it is required to carry out in relation to the transfer to FEC or such Transferee Lender and upon receipt of the Additional FEC Transfer Documents where required.
(c)Each party to this Agreement (other than the Existing Lender and FEC or Transferee Lender (as the case may be)) irrevocably authorises the Facility Agent to execute any duly completed FEC Transfer Certificate or Transfer Certificate, as applicable on its behalf.
(d)On the Effective Date (as defined in the relevant Transfer Certificate):
(i)FEC or the Transferring Lender (as applicable) will assume the rights and obligations of the Existing Lender in connection with (i) the Loan in the relevant FEC Transfer Certificate or (ii) any other portion of the Loan in the relevant Transfer Certificate by way of novation in substitution for the Existing Lender; and
(ii)the Existing Lender will be released from those obligations and cease to have those rights.
(C)Limitation of responsibility of Existing Lenders
(a)Unless expressly agreed to the contrary and save in the case of a transfer by the Initial FEC Lender to FEC on the Effective Date (as defined in the initial FEC Transfer Certificate), an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)the legality, validity, effectiveness, adequacy or enforceability of the Loan Documents or the Credit Support Documents;

(ii)the financial condition of the Borrower;
(iii)the performance and observance by the Borrower of its obligations under the Loan Documents; or
(iv)the accuracy of any statements (whether written or oral) made in or in connection with any Loan Document or the Credit Support Documents, and any representations or warranties implied by law are excluded.
(b)Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Loan Document or Credit Support Document; and
(ii)will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Loan Documents or any Commitment is in force.
(c)Nothing in any Loan Document obliges an Existing Lender to:
(i)accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Section 11.11.1 except in the case of an FEC Reassignment; or
(ii)support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Loan Documents or otherwise, save where Lenders are obliged to reimburse FEC for any Break Costs.
SECTION 11.11.2. Participations
Any Lender may at any time sell to one or more commercial banks or other financial institutions (herein called a "Participant") participating interests in its Loan; provided that:
(a)no participation contemplated in this Section 11.11.2 shall relieve such Lender from its obligations hereunder;
(b)such Lender shall remain solely responsible for the performance of its obligations hereunder;

(c)the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;
(d)no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clauses (b) through (f) of Section 11.1(A);
(e)the Borrower shall not be required to pay any amount under Clause 6 of Exhibit K or Section 4.3, Section 4.4, Section 4.5 or Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold; and
(f)each Lender that sells a participation under this Section 11.11.2 that constitutes a sale of its share in the Loan or an interest therein for U.S. federal income tax purposes shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each of the Participant's interest in that Lender's portion of the Loan, Commitments or other interests hereunder (the "Participant Register"). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.
The Borrower acknowledges and agrees that each Participant, for purposes of Clause 6 of Exhibit K, Section 4.3, Section 4.4, Section 4.5, Section 4.6 and clause (e) of Section 7.1.1, shall be considered a Lender.
SECTION 11.11.3. Register
The Facility Agent, acting as agent for the Borrower, shall maintain at its address referred to in Section 11.2 a copy of each Lender Assignment Agreement and each Transfer Certificate delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Loan owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
SECTION 11.11.4. Accession of Residual Risk Guarantors
Any New Lender which has become a party to a Residual Risk Guarantee shall, by entering into a Transfer Certificate or a Lender Assignment Agreement and upon execution of such Transfer Certificate or Lender Assignment Agreement by the Facility Agent, become a party to this Agreement as a Residual Risk Guarantor and shall assume the same obligations and become entitled to the same rights as if it had been an original party to this Agreement as a Residual Risk Guarantor.

SECTION 11.12. Other Transactions
Nothing contained herein shall preclude the Facility Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
SECTION 11.13.[Intentionally omitted]
SECTION 11.13.1. [Intentionally omitted]
SECTION 11.13.2. [Intentionally omitted]
SECTION 11.13.3. [Intentionally omitted]
SECTION 11.14. Finnvera and FEC
SECTION 11.14.1. Finnvera Guarantee
(a)Promptly upon receipt of the Finnvera Guarantee from Finnvera and provided that the Borrower provides a confidentiality undertaking to Finnvera in respect of the Finnvera Guarantee, the Facility Agent shall (subject to any confidentiality undertakings given to Finnvera by the Facility Agent pursuant to the terms of the Finnvera Guarantee) send a copy thereof to the Borrower.
(b)The Facility Agent shall procure that if, after the Disbursement Date, the Borrower prepays the Loan in part or in full in accordance with Section 3.2.1, the Finnvera Guarantee will require Finnvera to reimburse the Guarantee Holder for the account of the Borrower all or a corresponding portion of any Finnvera Premium paid prior to the date of such prepayment in an amount calculated in accordance with the Finnvera Premium Refund Formula.
(c)Any refund of the Finnvera Premium pursuant to Section 11.14.1(b) above shall be subject to:
(i)there not having been any claims for indemnification under the Finnvera Guarantee up to the date of such refund payment by Finnvera; and
(ii)the irrevocable release of Finnvera from any liability under the Finnvera Guarantee in respect of the portion of the Loan prepaid.
(d)The Facility Agent shall procure that the Guarantee Holder shall:
(i)make a written request to Finnvera seeking a reimbursement of the Finnvera Premium (as the case may be) in the circumstances described in Section 11.14.1(b) and (c) above promptly after the relevant prepayment and (subject to any confidentiality undertakings given to Finnvera by the

Facility Agent pursuant to the terms of the Finnvera Guarantee) provide a copy of the request to the Borrower;
(ii)use its reasonable endeavours to maximize the amount of any reimbursement of the Finnvera Premium from Finnvera to which the Guarantee Holder is entitled;
(iii)agree to the irrevocable release of Finnvera from any liability under the Finnvera Guarantee in respect of the portion of the Loan; and
(iv)pay to the Borrower the full amount of any reimbursement of the Finnvera Premium that the Guarantee Holder receives from Finnvera pursuant to the terms of the Finnvera Guarantee within five (5) Business Days of receipt with same day value and such amount of any such reimbursement shall be applied as a prepayment against the Loan provided that such prepayment shall be applied between the FEC Tranche A Loan and the FEC Tranche B Loan as the Borrower may direct, provided that in the event the Borrower directs a partial prepayment to be applied against the FEC Tranche B Loan such partial prepayment shall be applied pro rata against (A) the FEC Tranche B Loan (excluding the Seventh Amendment Upsize Commitment and the Former Hermes Commitment), (B) the Seventh Amendment Upsize Commitment and (C) the Former Hermes Commitment, with such prepayment then being applied pro rata to each FEC Lender's respective FEC Tranche B Commitment thereunder.
(e)The Borrower acknowledges that the Finnvera Premium shall be calculated as provided in Section 3.5.3 and shall be paid to Finnvera from the proceeds of the FEC Tranche B Loan on the Disbursement Date (whether through the Finnvera Premium Net Off or otherwise) so that such financed Finnvera Premium shall be capped at an Applicable Finnvera Rate of 2.83% and duly authorises FEC to pay the Finnvera Premium to Finnvera on the Disbursement Date by utilising the proceeds of the FEC Tranche B Loan and the difference, if any, paid by the Borrower to the Facility Agent on the Disbursement Date pursuant to Section 3.5.3.
SECTION 11.14.2. Facility Agent, Guarantee Holder and Finnvera dealings
(a)The parties to this Agreement agree that the Facility Agent and the Guarantee Holder may act on the instructions of Finnvera in relation to this Agreement provided that nothing in this Clause shall permit the Facility Agent to do anything which would alter the rights and/or obligations of any Finance Party or the Borrower as set out in this Agreement.
(b)Subject to any provision of the FEC Transfer Documents to the contrary, KfW IPEX as the Guarantee Holder under the Finnvera Guarantee, agrees with the Lenders to act in compliance with the Finnvera Guarantee.
(c)KfW IPEX as the Guarantee Holder under the Finnvera Guarantee, may inform Finnvera of any increase or material change in any risk covered by the Finnvera

Guarantee to the extent it is required to do so under the terms of the Finnvera Guarantee and/or related Finnvera General Terms or for the purposes of ensuring the continuing validity of the Finnvera Guarantee and shall notify the Borrower in case it so informs Finnvera.
SECTION 11.15. FEC Transfer Documents
(a)The Borrower acknowledges that:
(i)the Initial FEC Lender has entered into or will enter into (as applicable) the FEC Transfer Documents pursuant to which Initial FEC Lender will, amongst other things, assign and transfer its respective rights and obligations under this Agreement to FEC in respect of the Loan; and
(ii)following the assignment and transfer referred to above, the Facility Agent shall act as agent for FEC under the Loan Documents and the Guarantee Holder shall continue to act as holder of the Finnvera Guarantee for and on behalf of the FEC Lender(s).
(b)The Borrower and each Finance Party shall co-operate and actively assist each other with respect to any obligations such Finance Party may have under or in connection with any Credit Support Document provided however, the Borrower shall not be required to act in a manner that it considers to be contrary or adverse to its own interests or may, directly or indirectly, result in any increased or additional cost or liability to the Borrower whether under the Loan Documents or otherwise (except for costs and expenses which the Borrower has agreed, pursuant to any Loan Document or otherwise, to pay).
(c)The Finance Parties have obligations under the FEC Transfer Documents (to which they are a party) and the Facility Agent has obligations as holder of the Finnvera Guarantee, which they would not have incurred (or in relation to which it would not have had any liability) if they had not entered into the FEC Transfer Documents or become holder of the Finnvera Guarantee. Accordingly, the Borrower agrees to indemnify each Finance Party against any cost, loss or liability incurred by such Finance Party in connection with the FEC Transfer Documents (to which such Finance Party is a party and acting in whatever capacity) or as holder of the Finnvera Guarantee, and for any cost, loss or liability for which such Finance Party may be liable to FEC or Finnvera or otherwise under any FEC Transfer Document to which it is a party (acting in whatever capacity) or in respect of the Finnvera Guarantee, unless caused by the gross negligence or wilful misconduct of that Finance Party or the failure to perform or any default by that Finance Party under the relevant FEC Transfer Document, this Agreement, any other Loan Document or the Finnvera Guarantee.
(d)The FEC Transfer Documents and the Residual Risk Guarantee from the Initial Residual Risk Guarantor shall be executed concurrently with signing this Agreement.

(e)The Facility Agent shall or (as the case may be) shall procure that the Guarantee Holder shall, provide a copy of each FEC Transfer Document and the Residual Risk Guarantee from the Initial Residual Risk Guarantor to the Borrower promptly following execution of the same.
SECTION 11.16. Application of proceeds under the Finnvera Guarantee
(a)If any Finance Party receives any proceeds under the Finnvera Guarantee, it shall transfer such moneys to the Facility Agent.
(b)Any proceeds referred to in (a) above shall be applied by the Facility Agent in favour of an FEC Lender only in relation to monies received under the Finnvera Guarantee and, for the avoidance of doubt, no such proceeds shall be made available to the Borrower.
(c)Such proceeds shall be ignored when calculating the amount owing to the Lenders in respect of the Loan and, for the avoidance of doubt, the obligations of the Borrower under the Loan Documents to which it is a party shall remain in full force and effect, notwithstanding the receipt of any such proceeds under the Finnvera Guarantee.
SECTION 11.17. Waiver of immunity
To the extent that the Borrower or any Finance Party has or hereafter may acquire any immunity from jurisdiction of any court of from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower and such Finance Party hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Agreement and the other Loan Documents.
SECTION 11.18. Law and Jurisdiction
SECTION 11.18.1. Governing Law
This Agreement and any non-contractual obligations arising out of or in respect of this Agreement shall in all respects be governed by and interpreted in accordance with English law.
SECTION 11.18.2. Jurisdiction
For the exclusive benefit of the Facility Agent and the other Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts. The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Section, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.

SECTION 11.18.3. Alternative Jurisdiction
Nothing contained in this Section shall limit the right of the Facility Agent or the other Finance Parties to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.
SECTION 11.18.4. Service of Process
Without prejudice to the right of the Facility Agent or the other Finance Parties to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at Building 2, Aviator Park, Station Road, Addlestone, Surrey KT15 2PG, Attention: General Counsel, and in that event shall be conclusively deemed to have been served at the time of leaving or, if by international courier, at 9:00 am on the third Business Day after posting by international courier.
SECTION 11.19. Confidentiality
Each of the Facility Agent, the Lenders and the Residual Risk Guarantors agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrower or any Subsidiary of the Borrower, or by the Facility Agent on the Borrower's or such Subsidiary's behalf, under this Agreement, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by it or its Affiliates or their respective directors, officers, employees and agents, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Borrower or any of its Affiliates; provided, however, that it may disclose such information (A) at the request or pursuant to any requirement of any self-regulatory body, governmental body, agency or official to which the Facility Agent, any Lender, any Residual Risk Guarantor or any of their respective Affiliates is subject or in connection with an examination of the Facility Agent, such Lender, such Residual Risk Guarantor or any of their respective Affiliates by any such authority or body, including without limitation the Federal Republic of Germany or Finland; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law but without limitation including the rules of any relevant stock exchange on which any Lender's, Residual Risk Guarantor's or its Affiliate's shares are listed; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Facility Agent, any Lender, any Residual Risk Guarantor or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to the Facility Agent or such Lender's or such Residual Risk Guarantor's independent auditors, counsel, and any other professional advisors of the Facility Agent or such Lender or such Residual Risk Guarantor who are advised of the confidentiality of such information; (G) to any direct participant, assignee or transferee and their representatives and professional advisers, in relation to any Loan Document or the Borrower, provided that such Person agrees to keep such information confidential to the same extent required of the Facility Agent, the Lenders and the Residual Risk Guarantors hereunder; (H) as to the Facility Agent, any Lender, any Residual Risk Guarantor or their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party with the Facility Agent, such Lender or such Residual Risk Guarantor or such Affiliate; (I) to its Affiliates and its Affiliates' directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the Facility Agent, the Lenders and the Residual Risk Guarantors hereunder; (J) to Finnvera provided that Finnvera may only discuss such information subject to receiving a confidentiality undertaking from any recipient to whom such information is disclosed (other than in the case of other Export Credit Agencies); (K) to any other party to the Agreement; and (L) to any rating agency (including its professional advisers) such confidential information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Loan Documents and/or the Borrower. Each of the Facility Agent, the Lenders and the Residual Risk Guarantors shall be responsible for any breach of this Section 11.19 by any of its Affiliates or any of its Affiliates' directors, officers, employees, professional advisors and agents.
SECTION 11.20. Mitigation
(a) If the provisions of Section 3.2.2(b) or 3.2.2(c) apply (and having regard to clause (b) below), the Facility Agent, the Borrower and any affected Lender shall discuss in good faith (but without obligation) for a period (the "Mitigation Period") of not less than 50 days (which shall commence on the first day of the 50-day period referred to in those respective Sections) after the date on which the Illegality Notice is given, what steps may be open to the relevant Lender to mitigate or remove such circumstances (including, without limitation, the possibility of assigning the Lender's Commitment to an Affiliate or another Lending Office).
If the provisions of Section 3.2.2(b) or 3.2.2(c) apply, if requested by the Borrower, the affected Lender shall, without limiting such Lender's obligation to enter into discussions as set forth above in this Section 11.20(a), use commercially reasonable efforts to transfer its Affected Commitment or its portion of the Loan, as the case may be, to one or more third parties at par during the Mitigation Period in the manner contemplated by Section 3.2.2(b) or (c) as relevant.
(b)To the extent required by or considered necessary by any party to this Agreement, any affected Lender shall use commercially reasonable efforts to include the Finnish Authorities in all foregoing discussions.
(c)If an Illegality Notice shall be given by any Lender during the period falling 20 days prior to the Actual Delivery Date, the affected Lender will use all reasonable efforts to accelerate the mitigation steps of the type described or to be discussed pursuant to this Section to try and enable the Commitment of such Lender to still be available for drawing by the Borrower two (2) Business Days prior to the Actual Delivery Date in the manner contemplated by this Agreement.

SECTION 11.21. [Intentionally omitted]
SECTION 11.22. Entire Agreement
(a)This Agreement, in conjunction with the other Loan Documents, constitutes the entire agreement between the parties thereto and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this ICON 3 Hull No. 1402 Credit Agreement to be executed by their respective officers thereunto duly authorised as of the day and year first above written.
KFW IPEX-BANK GMBH, as Facility Agent, Documentation Agent, Initial Mandated Lead Arranger, Sole Bookrunner, Initial FEC Lender and Initial Residual Risk Guarantor

By ________________
Name:
Title:

Address: Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Germany
Facsimile No.: +49 (69) 7431 3768
Telephone: +49 (69) 7431 9376 and +49 (69) 7431
3193
Email: ole_christian.sande@kfw.de and julia.hermann@kfw.de
Attention: Maritime Industries
With a copy to: Credit Operations Facsimile No.: +49 (69) 7431 2944

ROYAL CARIBBEAN CRUISES LTD.

By _______________
Name:
Title:

Address: 1050 Caribbean Way, Miami, Florida 33132, United States of America
Facsimile No.: +1 (305) 539-6400
Email: agibson@rccl.com Attention: Vice President, Treasurer
With a copy to: General Counsel

111

Exhibit A
Commitments of the Initial FEC Lender

FEC Tranche A Commitments
Original Lender	Original Commitment (USD equivalent of EUR)	Percentage (%)
KfW IPEX-Bank GmbH	823,200,000	100.00%

FEC Tranche B Commitments
Original Lender	Original Commitment (USD equivalent of EUR)	Original Percentage (%)	Seventh Amendment Upsize Commitment (USD equivalent of EUR)	Seventh Amendment Upsize Commitment Percentage (%)	Former Hermes Commitment (USD equivalent of EUR)	Former Hermes Commitment Percentage (%)
KfW IPEX- Bank GmbH	420,131,966.00	100.00%	348,105,721.00	100.00%	164,659,875.00	100.00%

Exhibit B
Exhibit K - Floating Rate Provisions

Exhibit K
Floating Rate Loan Provisions
1Definitions and interpretation

1.1Words and expressions defined in the credit agreement to which this exhibit is attached (as amended, restated and/or supplemented from time to time, the Agreement) shall have the same meanings when used in this Exhibit and references to Schedules and clauses in this Exhibit shall, unless otherwise indicated, refer to Schedules to and clauses in this Exhibit. In addition:

Compounded Reference Rate means, in relation to any US Government Securities Business Day during the Interest Period of the Floating Rate Loan (or the relevant part of it), the percentage rate per annum which is the aggregate of the Daily Non-Cumulative Compounded RFR Rate for that US Government Securities Business Day and the applicable Credit Adjustment Spread.

Compounded Reference Rate Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Loan Document at the Compounded Reference Rate.

Compounded Reference Rate Supplement means a document which:

(a)is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders);

(b)specifies the relevant terms which are expressed in the Agreement (including this Exhibit) to be determined by reference to Compounded Reference Rate Terms; and

(c)has been made available by the Facility Agent to the Borrower and each Lender.

Compounded Reference Rate Terms means the terms set out in Schedule 1 or in any Compounded Reference Rate Supplement.

Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)is agreed in writing by the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders);

(b)specifies a calculation methodology for that rate; and

(c)has been made available by the Facility Agent to the Borrower and each Lender.

Credit Adjustment Spread means, in the case of the FEC Tranche A Loan bearing interest at the FEC Tranche A Floating Rate and in the case of the FEC Tranche B Loan other than the Seventh Amendment Upsize Commitment and the Former Hermes Commitment, 0.42826% per annum, and, in the case of the Seventh Amendment Upsize Commitment and the Former Hermes Commitment, 0.00% per annum.

Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 3 or in any relevant Compounding Methodology Supplement.

Daily Non-Cumulative Compounded RFR Rate means, in relation to any US Government Securities Business Day during an Interest Period for the Floating Rate Loan (or any part of it),

the percentage rate per annum determined by the Facility Agent in accordance with the methodology set out in Schedule 2 or in any relevant Compounding Methodology Supplement.

Daily Rate means the applicable rate specified as such in the Compounded Reference Rate Terms.

Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to clause 5.
Historic Term SOFR means, in relation to the Floating Rate Loan (or the relevant part of it), the most recent applicable Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan (or the relevant part of it) and which is as of a day which is no more than 5 US Government Securities Business Days before the Quotation Day.

Interpolated Historic Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)either:

(i)the most recent applicable Term SOFR (as of a day which is not more than 5 US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or

(ii)if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), the most recent SOFR for a day which is no more than 5 US Government Securities Business Days (and no less than 2 US Government Securities Business Days) before the Quotation Day; and

(b)the most recent applicable Term SOFR (as of a day which is not more than 3 US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).

Interpolated Term SOFR means, in relation to the Floating Rate Loan (or any part of it), the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)either

(i)the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it); or

(ii)if no such Term SOFR is available for a period which is less than the Interest Period of the Floating Rate Loan (or the relevant part of it), SOFR for a day which is 3 US Government Securities Business Days before the Quotation Day; and

(b)the applicable Term SOFR (on the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Floating Rate Loan (or the relevant part of it).

Lookback Period means the number of days specified as such in the Compounded Reference Rate Terms.

Market Disruption Rate means:

(a)in the case of the Floating Rate Loan (or any part of it) accruing interest at the Reference Rate, the percentage rate per annum which is the aggregate of:

(i)the Reference Rate for the relevant Interest Period; and

(ii)the applicable Credit Adjustment Spread; and

(b)in the case of the Floating Rate Loan (or any part of it) accruing interest at the Compounded Reference Rate, the rate specified as such in the Compounded Reference Rate Terms.

Published Rate has the meaning given to it in clause 7.3.

Quotation Day means, in relation to any period for which the Floating Rate or, as applicable, the FEC Tranche A Floating Rate is to be determined, the first day of that period.

Reference Rate means, in relation to the Floating Rate Loan (or any part of it):

(a)the applicable Term SOFR on the Quotation Day and for a period equal in length to the applicable Interest Period of the Floating Rate Loan (or the relevant part of it); or

(b)as otherwise determined pursuant to sub-clauses 3.1 to 3.3 (inclusive).

Reporting Time means the relevant time (if any) specified as such in the Compounded Reference Rate Terms.

SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

US Government Securities Business Day means any day other than:

(a)a Saturday or a Sunday; and

(b)a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

2Calculation of interest

Subject to clause 4, the rate of interest on each Floating Rate Loan for each Interest Period (and which is payable by the Borrower pursuant to Section 3.3.1 of the Agreement) is the percentage rate per annum which is the aggregate of:

(a)the applicable FEC Tranche B Floating Rate Margin or, in respect of the FEC Tranche A Loan following conversion of the FEC Tranche A Loan to a Floating Rate Loan, the FEC Tranche A Floating Rate Margin;

(b)the Reference Rate; and

(c)the applicable Credit Adjustment Spread,

and if, in any such case, the aggregate of the Reference Rate and the applicable Credit Adjustment Spread is less than zero, the Reference Rate will be deemed to be such a rate that the aggregate of the Reference Rate and the applicable Credit Adjustment Spread is zero.

3Unavailability of Term SOFR

3.1Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.

3.2Historic Term SOFR: If clause 3.1 above applies but it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for the Floating Rate Loan or that part of the Floating Rate Loan.

3.3Interpolated Historic Term SOFR: If clause 3.2 above applies but no Historic Term SOFR is available for the Interest Period of the Floating Rate Loan or any part of the Floating Rate Loan, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of the Floating Rate Loan or that part of the Floating Rate Loan.

3.4Compounded in Arrears: If clause 3.3 above applies but it is not possible to calculate the Interpolated Historic Term SOFR for the Interest Period of the Floating Rate Loan then the Reference Rate shall not apply for the Floating Rate Loan or that part of the Floating Rate Loan (as applicable) and instead interest shall be determined by reference to the Compounded
Reference Rate and the provisions of clause 4 will apply in respect of the Floating Rate Loan or the relevant part of the Floating Rate Loan (as applicable).

4Determination of the Compounded Reference Rate

4.1Where interest is to be determined by reference to the Compounded Reference Rate then the following provisions shall apply.

4.2The rate of interest on the Floating Rate Loan (or any part thereof) for any day during an Interest Period is the percentage rate per annum which is the aggregate of:

(a)the applicable FEC Tranche B Floating Rate Margin or, in respect of the FEC Tranche A Loan following conversion of the FEC Tranche A Loan to a Floating Rate Loan, the FEC Tranche A Floating Rate Margin; and

(b)the Compounded Reference Rate for that day.

4.3If any day during an Interest Period for the Floating Rate Loan (or any part thereof) is not a US Government Securities Business Day, the rate of interest on the Floating Rate Loan (or any part of it) for that day will be the rate applicable to the immediately preceding US Government Securities Business Day.

5Notification of the rates of interest

5.1Subject to clause 5.2, the Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan (or any part of it).

5.2If the Compounded Reference Rate is to apply to the Floating Rate Loan (or any part of it) in accordance with clause 3.4, the Facility Agent shall (promptly upon the Compounded Reference Rate Interest Payment being determinable) notify:
(a)the Borrower of the amount of the Compounded Reference Rate Interest Payment;

(b)the relevant Lenders and the Borrower of:

(i)each applicable rate of interest relating to the determination of that Compounded Reference Rate Interest Payment; and

(ii)to the extent it is then determinable, the Market Disruption Rate; and

(c)each Lender of its portion of the amount referred to in (a) above,

it being acknowledged and agreed that this clause 5.2 shall not apply to any Compounded Reference Rate Interest Payment determined pursuant to clause 6.

5.3The Facility Agent shall, if clause 6 applies, promptly notify the Borrower of each Funding Rate relating to the Floating Rate Loan (or any part of it).

5.4The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to the Floating Rate Loan to which clause 6 applies.

5.5This clause 5 shall not require the Facility Agent to make any notification to any party on a day which is not a Business Day.

6Market disruption

6.1If:

(a)the Compounded Reference Rate applies or, pursuant to clause 3.4, is to apply to the Floating Rate Loan for an Interest Period and by reason of circumstances affecting the Lenders’ relevant markets, adequate means do not exist for ascertaining the FEC Tranche B Floating Rate or, as applicable, the FEC Tranche A Floating Rate by the Reporting Time for that Interest Period; or

(b)before the Reporting Time (in the case of the Compounded Reference Rate) or, in the case of the Reference Rate, by close of business in London on the Quotation Day, in each case for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders, whose participations in the Floating Rate Loan (or the relevant part of it) exceed 50% of the outstanding aggregate principal amount of the Floating Rate Loan (or the relevant part of it) that the cost to it of funding its participation in the Floating Rate Loan (or the relevant part of it) would be in excess of the Market Disruption Rate, then the Facility Agent shall give notice of such determination (a Determination Notice) to the Borrower and each of the Lenders.

6.2If:

(a)the Determination Notice relates to the Reference Rate, the Borrower, the Lenders and the Facility Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under the Agreement. If the Borrower, the Lenders and the Facility Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring thirty (30) Business Days after the giving of such Determination Notice, clause 6.3 shall apply; or

(b)the Determination Notice relates to the Compounded Reference Rate, there shall be no negotiation period of the type referred to in paragraph (a) above and instead clause 6.3 shall automatically apply.

6.3If this clause 6.3 applies, the Facility Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which shall be equal to the sum of the applicable FEC Tranche B Floating Rate Margin (or, as applicable, the FEC Tranche A Floating Rate Margin) and the lower of (a) the weighted average of the corresponding interest rates at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period on Reuters' pages KLIEMMM, GARBIC01 and FINA01 (or such other pages as may replace Reuters' pages KLIEMMM, GARBIC01 or FINA01 on Reuters' service) and (b) the cost to the Lenders of funding the portion of the Floating Rate Loan (or the relevant part of it) held by such Lenders.

6.4If, in relation to the Floating Rate Loan (or any part of it):

(a)a Lender's Funding Rate is less than the relevant Market Disruption Rate; or

(b)a Lender does not supply a quotation by the Reporting Time or by close of business on the Quotation Day (as applicable) for the relevant Interest Period,

the cost to that Lender of funding its participation in that Floating Rate Loan for that Interest Period will be deemed, for the purposes of this clause 6, to be the Market Disruption Rate for that Floating Rate Loan.
7Screen Rate replacement

7.1If a Published Rate Replacement Event occurs in relation to any Published Rate, any amendment or waiver which relates to

(a)    providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(b)

(a)aligning any provision of any Loan Document to the use of that Replacement Reference Rate;

(b)enabling that Replacement Reference Rate to be used for the calculation of interest under the Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of the Agreement);

(c)implementing market conventions applicable to that Replacement Reference Rate;

(d)providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(e)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.

7.2If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, clause 7.1 above within 5 Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

(a)its Commitment or its participation in the Loan shall not be included for the purpose of ascertaining whether any relevant percentage of Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and

(b)its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

7.3In this clause 7:

Published Rate means:

(a)SOFR; or

(b)Term SOFR for any Quoted Tenor.

Published Rate Contingency Period means, in relation to:

(a)Term SOFR (all Quoted Tenors), ten US Government Securities Business Days; and

(b)SOFR, ten US Government Securities Business Days.

Published Rate Replacement Event means, in relation to a Published Rate:

(a)the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)

(i)

(A)the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii) the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(c)the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(d)the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;

(e)the supervisor of the administrator of that Published Rate makes a public announcement or publishes information stating that that Published Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor) and such official statement expresses awareness that any such announcement or publication will engage certain contractual triggers that are activated by pre-cessation or cessation announcements or publications; or

(f)the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or

(g)in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under the Agreement.

Quoted Tenor means Term SOFR for periods of six months.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(a)formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.

8Rounding convention

The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Loan Document shall be rounded to 2 decimal places.

Schedule 1
Compounded Reference Rate Terms

CURRENCY:	Dollars.
Cost of funds as a fallback
Cost of funds will not apply as a fallback.
Definitions
Additional Business Days:	A US Government Securities Business Day.
Break Costs:	Nil.
Business Day Conventions:
(a)    If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)        if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:
(a)The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)if that target is not a single figure, the arithmetic mean of:

(i)the upper bound of the short- term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii)the lower bound of that target range.

Central Bank Rate Adjustment:
In relation to the Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five (5) most immediately preceding US Government Securities Business Days for which the RFR was available.

Central Bank Rate Spreads:
means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent of:

(a)        the RFR for that US Government Securities Business Day; and

Daily Rate:
(b)the Central Bank Rate prevailing at
close of business on that US Government Securities Business Day.

The Daily Rate for any US Government Securities Business Day is:

(a)the RFR for that US Government Securities Business Day; or

(b)if the RFR is not available for that US Government Securities Business Day, the percentage rate per annum which is the aggregate of:
(i)the Central Bank Rate for

that US Government Securities Business Day; and
(ii)        the applicable Central Bank Rate Adjustment; or
(c)    if paragraph (b) above applies but the Central Bank Rate for that US Government Securities Business Day is not available, the percentage rate per annum which is the aggregate of:
(i)the most recent Central Bank Rate for a day which is no more than 5 US Government Securities Business Day before that US
Government Securities Business

Day; and
(ii)    the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places.If in either case the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

Lookback Period:	Five US Government Securities Business Days.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of (a)the Cumulative Compounded RFR Rate for the Interest Period of the relevant Floating Rate Loan; and (b)the applicable Credit Adjustment Spread.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.
RFR:
The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Reporting Time
Deadline for Lenders to report market disruption in accordance with clause 6.1.	Close of business in London on the Reporting Day for the relevant Loan.

Schedule 2
Daily Non-Cumulative Compounded RFR Rate
The Daily Non-Cumulative Compounded RFR Rate for any US Government Securities Business Day "i" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that US Government Securities Business Day "i";

UCCDRi-1 means, in relation to that US Government Securities Business Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding US Government Securities Business Day (if any) during that Interest Period;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

ni means the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day; and

the Unannualised Cumulative Compounded Daily Rate for any US Government Securities Business Day (the Cumulated US Government Securities Business Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Facility Agent, taking into account the capabilities of any software used for that purpose):

where:

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day;

tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the US Government Securities Business Day which immediately follows the last day of the Cumulation Period;

Cumulation Period means the period from, and including, the first US Government Securities Business Day of that Interest Period to, and including, that Cumulated US Government Securities Business Day;

dcc has the meaning given to that term above; and

the Annualised Cumulative Compounded Daily Rate for that Cumulated US Government Securities Business Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

where:

d0 means the number of US Government Securities Business Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order in the Cumulation Period;

DailyRatei-LP means, for any US Government Securities Business Day "i" in the Cumulation Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";

ni means, for any US Government Securities Business Day "i" in the Cumulation Period, the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;

dcc has the meaning given to that term above; and

tni has the meaning given to that term above.

Schedule 3
Compounded RFR Rate
The Cumulative Compounded RFR Rate for any Interest Period for a Floating Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 2 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

d0 means the number of US Government Securities Business Days during the Interest Period;

i means a series of whole numbers from one to d0, each representing the relevant US Government Securities Business Day in chronological order during the Interest Period;

DailyRatei-LP means for any US Government Securities Business Day "i" during the Interest Period, the Daily Rate for the US Government Securities Business Day which is the Lookback Period prior to that US Government Securities Business Day "i";

ni means, for any US Government Securities Business Day "i", the number of calendar days from, and including, that US Government Securities Business Day "i" up to, but excluding, the following US Government Securities Business Day;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

d means the number of calendar days during that Interest Period.

Exhibit C
Exhibit A-2 – Form of Loan Request

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12

EXHIBIT A-2
Form of Loan Request
KfW IPEX-Bank GmbH, as Facility Agent Palmengartenstrasse 5-9
D-60325 Frankfurt am Main Federal Republic of Germany

Attention:    [Name]
[Title]

ICON 3 - HULL NO. 1402 – NOTICE OF DRAWDOWN

Gentlemen and Ladies:

This Loan Request is delivered to you pursuant to Section 2.5 of the ICON 3 Hull No. 1402 Credit Agreement dated 18 December 2019 (together with all amendments, if any, from time to time made thereto, the "Agreement"), among Royal Caribbean Cruises Ltd. (the "Borrower"), the various other financial institutions from time to time party thereto as Lenders and Residual Risk Guarantors, KfW IPEX-Bank GmbH as Facility Agent and documentation agent (in such capacity, the "Facility Agent"), KfW IPEX-Bank GmbH as Initial Mandated Lead Arranger and Sole Bookrunner. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Agreement.

The Expected Delivery Date is [    ], 20    .

The Borrower hereby requests that the Loan be made in the principal amount of US$[ ] on    , 20    , which amount does not exceed the US Dollar Maximum Loan Amount. The said Dollar amount requested for the Loan is:

(A)to the extent of the amount of US$[    ], equal to the US Dollar Equivalent of the amount of EUR [    ], being 80% of the Contract Price (including the portion thereof relating to the NYC Allowance) to be funded from the relevant Commitments as follows:
(i)EUR [    ] from the FEC Tranche A Loan; and
(ii)EUR [    ] from the FEC Tranche B Loan

and paid to the account specified by the Facility Agent pursuant to Section 2.5(b) of the Agreement;

(B)US$[    ] from the FEC Tranche B Loan to finance up to 100% of the Finnvera Premium to be paid to Finnvera on the Disbursement Date in accordance with Section 2.5(d)(ii) of the Agreement.

The Borrower has previously sent to your attention (i) true and complete copies of the counterparty confirmations evidencing the rates of exchange making up the US Dollar Equivalent under (A) in the preceding paragraph (excluding the portion thereof related to the NYC Allowance) and (ii) the invoice from the Borrower to the Builder in respect of the NYC

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Allowance showing the USD/EUR exchange rate used for determining the EUR amount of the NYC Allowance.
Please wire transfer the proceeds of the Loan as follows:
Amount to be Transferred    Settlement Instructions

The Borrower confirms that it has delivered to the Facility Agent the documents required to satisfy the condition precedent set out in Section 5.1.1 and Section 5.1.6 of the Agreement.

The Borrower hereby acknowledges that, pursuant to Section 5.1.5 of the Agreement, each of the delivery of this Loan Request and the acceptance by the Borrower of the proceeds of the borrowing requested hereby constitute a representation and warranty by the Borrower that, on the date of such borrowing (before and after giving effect thereto and to the application of the proceeds therefrom), all statements set forth in Article VI of the Agreement (excluding, however, those set forth in Section 6.10) are true and correct in all material respects, except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made.

The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Facility Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

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The Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this
    day of     , 20    .
Royal Caribbean Cruises Ltd.

By: __________________
Name:
Title:

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SIGNATORIES
Amendment No. 7 in respect of Hull 1402

Borrower

Royal Caribbean Cruises Ltd.    )
Name: LUCY SHTENKO    ) /s/ LUCY SHTENKO
Title: ATTORNEY-IN-FACT    )

Facility Agent

KfW IPEX-Bank GmbH    )
Name: MARKUS LUTZ    ) /s/ MARKUS LUTZ
Title: DIRECTOR    )
Name: OLE CHRISTIAN SANDE    ) /s/ OLE CHRISTIAN SANDE
Title: VICE PRESIDENT    )

Mandated Lead Arranger

KfW IPEX-Bank GmbH    )
Name: MARKUS LUTZ    ) /s/ MARKUS LUTZ
Title: DIRECTOR    )
Name: OLE CHRISTIAN SANDE    ) /s/ OLE CHRISTIAN SANDE
Title: VICE PRESIDENT    )

Lenders

Finnish Export Credit Ltd    )
Name: PIA PELTONIEMI    ) /s/ PIA PELTONIEMI
Title: CEO    )

KfW IPEX-Bank GmbH    )
Name: MARKUS LUTZ    ) /s/ MARKUS LUTZ
Title: DIRECTOR    )
Name: OLE CHRISTIAN SANDE    ) /s/ OLE CHRISTIAN SANDE
Title: VICE PRESIDENT    )